    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2002
                                                      REGISTRATION NO. 333-81688

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ---------------------------


                   PRE-EFFECTIVE AMENDMENT NO. 2 TO FORM S-11


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------

                           CRUSADE MANAGEMENT LIMITED
                              (ABN 90 072 715 916)
      (Exact name of registrant as specified in its governing instruments)

                          ---------------------------

                                     LEVEL 4
                             4-16 MONTGOMERY STREET
                                KOGARAH NSW 2217
                                    AUSTRALIA
                            TELEPHONE: 612 9952 1315

  (Address, including zip code/post code, and telephone number, including area code, of registrant's principal executive offices)

                          ---------------------------

                                AGENT FOR SERVICE
                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                                   13TH FLOOR
                            NEW YORK, NEW YORK 10011
                             TELEPHONE: 212-590-9100

  (Name, address, including zip code and telephone number, including area code, of agent for service)

                          ---------------------------

                                 WITH A COPY TO:

      MICHAEL H.S. BOWAN                                  DIANE CITRON, ESQ.
      COMPANY SECRETARY                                MAYER, BROWN, ROWE & MAW
  CRUSADE MANAGEMENT LIMITED                               1675 BROADWAY
LEVEL 4, 4-16 MONTGOMERY STREET                       NEW YORK, NEW YORK 10019
  KOGARAH NSW 2217, AUSTRALIA

                          ---------------------------


         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of the registration statement, as determined by market conditions.

                          ---------------------------

         If this form is filed to register additional securities for an offering pursuant to rule 462(b) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to rule 462(c) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to rule
434 check the following box.   [ ]


                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF  SECURITIES          AMOUNT TO BE    OFFERING PRICE       AGGREGATE OFFERING            AMOUNT OF
          TO BE REGISTERED                      REGISTERED       PER UNIT                 PRICE               REGISTRATION FEE*
-----------------------------------------------------------------------------------------------------------------------------------
Class A Mortgage Backed Floating Rate Notes.... $880,000,000       100%                $880,000,000             $80,960.00
-----------------------------------------------------------------------------------------------------------------------------------


* All of which has previously been paid.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================


                              CROSS REFERENCE SHEET

     NAME AND CAPTION IN FORM S-11                      CAPTION IN PROSPECTUS
     -----------------------------                      ---------------------

1.  Forepart of Registration Statement and Outside      Front Cover of Registration Statement; Outside
    Front Cover Page of Prospectus                      Front Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Pages of        Inside Front Cover Page of Prospectus; Outside
    Prospectus                                          Back Cover Page of Prospectus

3.  Summary Information, Risk Factors and Ratio of      Summary; Risk Factors
    Earnings to Fixed Charges

4.  Determination of Offering Price                                     *

5.  Dilution                                                            *

6.  Selling Security Holders                                            *

7.  Plan of Distribution                                Method of Distribution

8.  Use of Proceeds                                     Use of Proceeds

9.  Selected Financial Data                                             *

10. Management's Discussion and Analysis of             Description of the Trust; Description of the Assets
    Financial Condition and Results of Operations       of the Trust

11. General Information as to Registrant                The Issuer Trustee, St.George Bank Limited and the
                                                        Manager

12. Policy with respect to Certain Activities           Description of the Notes

13. Investment Policies of Registrant                   Description of the Transaction Documents

14. Description of Real Estate                          The Assets of the Trust; St.George Residential
                                                        Loan Program

15. Operating Data                                                      *

16. Tax Treatment of Registrant and Its Security        United States Federal Income Tax Matters,
    Holders                                             Australian Tax Matters

17. Market Price of and Dividends on the Registrant's                   *
    Common Equity and Related Stockholder Matters

18. Description of Registrant's Securities              Description of the Notes

19. Legal Proceedings                                                   *

20. Security Ownership of Certain Beneficial Owners     The Issuer Trustee, St.George Bank Limited and the
    and Management                                      Manager

21. Directors and Executive Officers                                    *

22. Executive Compensation                                              *

23. Certain Relationships and Related Transactions                      *

24. Selection, Management and Custody of Registrant's   Description of the Notes; Description of the
    Investments                                         Transaction Documents; St.George Residential
                                                        Loan Program

25. Policies with Respect to Certain Transactions       Description of the Notes

26. Limitations of Liability                            Description of the Transaction Documents

27. Financial Statements and Information                                *

28. Interests of Named Experts and Counsel                              *

29. Disclosure of Commission Position on                Part II of Registration Statement
    Indemnification for Securities Act Liabilities

30. Quantitative and Qualitative Disclosures about                      *
    Market Risk

    * Not Applicable


                             PRELIMINARY PROSPECTUS

                 SUBJECT TO COMPLETION, DATED FEBRUARY 27, 2002


                                 US$880,000,000
                                  (Approximate)


                       CRUSADE GLOBAL TRUST NO. 1 OF 2002

                                 GRAPHIC OMITTED
                              IGT: "71903logo.eps"


                 CRUSADE MANAGEMENT LIMITED (ABN 90 072 715 916)
                                     Manager

                   ST.GEORGE BANK LIMITED (ABN 92 055 513 070)
                               Seller and Servicer

          PERPETUAL TRUSTEES CONSOLIDATED LIMITED (ABN 81 004 029 841)
                                 Issuer Trustee

                           --------------------------

[sidebar]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statements filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

[end sidebar]


     The notes will be collateralized by a pool of housing loans secured by properties located in Australia. The Crusade Global Trust No. 1 of 2002 will be governed by the laws of New South Wales, Australia.

     The notes are not deposits and neither the notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The notes represent obligations of the Crusade Global Trust No. 1 of 2002 only and do not represent obligations of or interests in, and are not guaranteed by, Crusade Management Limited, St.George Bank Limited or Perpetual Trustees Consolidated Limited.

     INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 20.


                                 INITIAL                                            UNDERWRITING         PROCEEDS
                                PRINCIPAL            INITIAL          PRICE TO      DISCOUNTS AND        TO ISSUER
                                 BALANCE*         INTEREST RATE        PUBLIC        COMMISSIONS          TRUSTEE
                               ------------     ----------------   ------------    ---------------    --------------
Class A Notes................... $880,000,000         LIBOR+ %        100.0000%            %               %

* Approximate initial principal balance.

     Delivery of the Class A notes in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System will be made on
or about      , 2002.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

JPMORGAN

          BARCLAYS CAPITAL

                           CREDIT SUISSE FIRST BOSTON

                                                     DEUTSCHE BANC ALEX. BROWN

             The date of this prospectus is          , 2002.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH ANY OTHER, OR DIFFERENT, INFORMATION. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                                TABLE OF CONTENTS

                                                                    PAGE
Disclaimers with Respect to Sales to Non-U.S.
Investors........................................................... 3

Australian Disclaimers.............................................. 6

Summary............................................................. 7
         Parties to the Transaction................................. 7
         Structural Diagram......................................... 9
         Summary of the Notes...................................... 10
         Structural Overview....................................... 11
         Credit Enhancements....................................... 11
         Liquidity Enhancement..................................... 12
         Redraws................................................... 12
         Limited Substitution...................................... 12
         Hedging Arrangements...................................... 13
         Optional Redemption....................................... 13
         The Housing Loan Pool..................................... 14
         Withholding Tax........................................... 15
         U.S. Tax Status........................................... 15
         Legal Investment.......................................... 15
         ERISA Considerations...................................... 15
         Book-Entry Registration................................... 15
         Collections............................................... 15
         Interest on the Notes..................................... 16
         Principal on the Notes.................................... 16
         Allocation of Cash Flows.................................. 17
         Distribution of Total Available Funds on a
              Payment Date......................................... 18
         Distribution of Principal Collections on a
              Payment Date......................................... 19

Risk Factors....................................................... 20

Capitalized Terms.................................................. 30

U.S. Dollar Presentation........................................... 30

The Issuer Trustee, St.George Bank and the Manager ................ 30
         The Issuer Trustee........................................ 30
         St.George Bank............................................ 31
         The Manager............................................... 31

Description of the Trust........................................... 32
         St.George Bank Securitisation Trust Programme............. 32
         Crusade Global Trust No. 1 of 2002........................ 32

Description of the Assets of the Trust............................. 32
         Assets of the Trust....................................... 32
         The Housing Loans......................................... 33
         Transfer and Assignment of the Housing Loans.............. 33
         Representations, Warranties and Eligibility Criteria...... 34

         Breach of Representations and
            Warranties............................................. 36
         Substitution of Housing Loans............................. 36
         Other Features of the Housing Loans....................... 38
         Details of the Housing Loan Pool.......................... 38
         Housing Loan Information.................................. 39
         Seasoning Analysis........................................ 39
         Pool Profile by Geographic Distribution .................. 40
         Pool Profile by Balance Outstanding....................... 41
         Pool Profile by Occupancy Type............................ 42
         Pool Profile by LVR....................................... 43
         Pool Profile by Year of Maturity.......................... 44
         Distribution of Current Coupon Rates...................... 45
         Pool Profile by Product................................... 46
         Distribution of Months Remaining to Maturity.............. 47
         Distribution of Mortgage Insurer.......................... 48

St.George Residential Loan Program................................. 49
         Origination Process....................................... 49
         Approval and Underwriting Process......................... 49
         St.George Bank's Product Types............................ 50
         Special Features of the Housing Loans..................... 52
         Additional Features....................................... 56

The Mortgage Insurance Policies.................................... 56
         General................................................... 56
         Specific Insurance Policies............................... 56
         Lenders Mortgage Insurance Policy......................... 60

Description of the Class A Notes................................... 66
         General................................................... 66
         Form of the Class A Notes................................. 66
         Distributions on the Notes................................ 71
         Key Dates and Periods..................................... 71
         Calculation of Total Available Funds...................... 73
         Available Income.......................................... 73
         Principal Draws........................................... 75
         Distribution of Total Available Funds..................... 75
         Interest on the Notes..................................... 77
         Excess Available Income................................... 78
         Principal Collections..................................... 79
         Initial Principal Distributions........................... 81
         Principal Distributions Prior to Stepdown
               Date or After Trigger Event......................... 82
         Principal Distributions After Stepdown
               Date For So Long As No Trigger Event Exists......... 83
         Redraws................................................... 83
         Application of Principal Charge Offs...................... 84
         Insurance Claims.......................................... 84
         Payments into US$ Account................................. 86
         Payments out of US$ Account............................... 86
         The Interest Rate Swaps................................... 86
         The Currency Swap......................................... 91

         Withholding or Tax Deductions.................................... 95
         Redemption of the Notes for Taxation or Other Reasons............ 95
         Redemption of the Notes upon an Event of Default................. 96
         Optional Redemption of the Notes................................. 96
         Final Maturity Date.............................................. 96
         Final Redemption of the Notes.................................... 97
         Termination of the Trust......................................... 97
         Prescription..................................................... 98
         Voting and Consent of Noteholders................................ 98
         Reports to Noteholders........................................... 99

Description of the Transaction Documents................................. 100
         Trust Accounts.................................................. 100
         Modifications................................................... 101
         The Issuer Trustee.............................................. 102
         The Manager..................................................... 105
         The Note Trustee................................................ 107
         The Security Trust Deed......................................... 108
         The Redraw Facility............................................. 116
         The Servicing Agreement......................................... 119
         The Custodian Agreement......................................... 123
         The Seller Loan Agreement....................................... 126

The Servicer............................................................. 126
         Servicing of Housing Loans...................................... 126
         Collection and Enforcement Procedures........................... 126
         Collection and Foreclosure Process.............................. 127
         Servicer Delinquency Experience................................. 128

Prepayment and Yield Considerations...................................... 131
         General......................................................... 131
         Prepayments..................................................... 131
         Weighted Average Lives.......................................... 132

Use of Proceeds.......................................................... 137

Legal Aspects of the Housing Loans....................................... 137
         General......................................................... 137
         Nature of Housing Loans as Security............................. 137
         Enforcement of Registered Mortgages............................. 139
         Penalties and Prohibited Fees................................... 140
         Bankruptcy...................................................... 141
         Environmental................................................... 141
         Insolvency Considerations....................................... 142
         Tax Treatment of Interest on Australian Housing Loans........... 142
         Consumer Credit Legislation..................................... 142

United States Federal Income Tax Matters................................. 143
         Overview........................................................ 143
         General......................................................... 145
         Sale of Notes................................................... 145
         Market Discount................................................. 145
         Premium......................................................... 146
         Backup Withholding.............................................. 146

Australian Tax Matters................................................... 147
         Payments of Principal, Premiums and Interest.................... 147
         Profit on Sale.................................................. 148
         Goods and Services Tax.......................................... 149
         Queensland Stamp Duty........................................... 150
         Other Taxes..................................................... 151
         Tax Reform Proposals............................................ 151
         Consolidation................................................... 151
         Thin Capitalization............................................. 152
         Recent Enactments............................................... 152

Enforcement of Foreign Judgments in Australia............................ 153

Exchange Controls and Limitations........................................ 154

ERISA Considerations..................................................... 154

Legal Investment Considerations.......................................... 155

Available Information.................................................... 156

Ratings of the Notes..................................................... 156

Plan of Distribution..................................................... 156
         Underwriting.................................................... 156
         Offering Restrictions........................................... 158

General Information...................................................... 160
         Authorization................................................... 160
         Litigation...................................................... 160
         Euroclear and Clearstream, Luxembourg........................... 160

Announcement............................................................. 160

Legal Matters............................................................ 160

GLOSSARY................................................................. 161

             DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

       This section applies only to the offering of the notes in countries other than the United States of America. In the section of this prospectus entitled "Disclaimers with Respect to Sales to Non-U.S. Investors", references to Perpetual Trustees Consolidated Limited are to that company in its capacity as trustee of the Crusade Global Trust No. 1 of 2002, and not its personal capacity. Perpetual Trustees Consolidated Limited is not responsible or liable for this prospectus in any capacity. Crusade Management Limited is responsible for this prospectus.

       Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the notes in any country or jurisdiction. The notes may be offered non-publicly in other jurisdictions. The notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the Class A notes. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the notes, see "Plan of Distribution."

       This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the notes by or on behalf of Perpetual Trustees Consolidated Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

       None of St.George Bank Limited, in its individual capacity and as seller, servicer, fixed-floating rate swap provider and basis swap provider, Perpetual Trustees Consolidated Limited, in its personal capacity and as issuer trustee, P.T. Limited, as security trustee, Wilmington Trust Company, as note trustee, Bankers Trust Company, as principal paying agent, calculation agent and note registrar, St.George Custodial Pty Limited, as custodian, JPMorgan Chase Bank, as standby fixed-floating rate swap provider, standby basis swap provider and currency swap provider, or St.George Insurance Pte Ltd, GE Mortgage Insurance Pty Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Mortgage Insurance Ltd or the Commonwealth of Australia as mortgage insurers accept any responsibility for any information contained in this prospectus and have not separately verified the information contained in this prospectus and make no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the notes.

       St.George Bank Limited, in its individual capacity and as seller, servicer, fixed-floating rate swap provider and basis swap provider, Perpetual Trustees Consolidated Limited, in its personal capacity and as issuer trustee, Crusade Management Limited, as manager, P.T. Limited, as security trustee, Wilmington Trust Company, as note trustee, Bankers Trust Company, as principal paying agent, calculation agent and note registrar, St.George Custodial Pty Limited, as custodian, JPMorgan Chase Bank, as standby fixed-floating rate swap provider, standby basis swap provider and currency swap provider, St.George Insurance Pte Ltd, GE Mortgage Insurance Pty Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Mortgage Insurance Ltd and the Commonwealth of Australia as mortgage insurers and the underwriters do not recommend that any person should purchase any of the notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the notes.

       Each person receiving this prospectus acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions; acknowledges that this prospectus and any other information supplied in connection with the notes is not intended to provide the basis of any credit or other evaluation; acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in the prospectus during the life of the notes; should make his or her own independent investigation of the trust and the notes; and should seek its own tax, accounting and legal advice as to the consequences of investing in any of the notes.

      No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustees Consolidated Limited or any of the underwriters.

      Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

      o there has been no material change in the affairs of the trust or any party named in this prospectus since the date of this prospectus or the date upon which this prospectus has been most recently amended or supplemented; or

      o any other information supplied in connection with the notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

      Perpetual Trustees Consolidated Limited's liability to make payments of interest and principal on the Class A notes is limited to its right of indemnity from the assets of the trust. All claims against Perpetual Trustees Consolidated Limited in relation to the Class A notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

      None of the rating agencies have been involved in the preparation of this prospectus.

      THIS DOCUMENT MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49, OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED, NOR MAY ANY NOTES BE OFFERED OR SOLD IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR WHO IT IS REASONABLE TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR DISPOSE OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR OTHERWISE IN CIRCUMSTANCES THAT DO NOT RESULT IN AN OFFER TO THE PUBLIC WITHIN

THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED. THIS DOCUMENT IS NOT AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO-ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND MUST NOT ACT ON, ANY INFORMATION IN THIS DOCUMENT. THE TRANSMISSION OF THIS DOCUMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORISED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000.

                             AUSTRALIAN DISCLAIMERS

o The notes do not represent deposits or other liabilities of St.George Bank Limited or associates of St.George Bank Limited.

o The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

o Neither St.George Bank Limited, any associate of St.George Bank Limited, Perpetual Trustees Consolidated Limited, P.T. Limited, Wilmington Trust Company, as note trustee, nor any underwriter in any way stands behind the capital value or the performance of the notes or the assets of the trust except to the limited extent provided in the transaction documents for the trust.

o None of St.George Bank Limited, in its individual capacity and as seller, servicer, basis swap provider and fixed-floating rate swap provider, Perpetual Trustees Consolidated Limited, as issuer trustee, Crusade Management Limited, as manager, P.T. Limited, as security trustee, Wilmington Trust Company, as note trustee, St.George Custodial Pty Limited, as custodian, JPMorgan Chase Bank, as standby fixed-floating rate swap provider, standby basis swap provider and currency swap provider or any of the underwriters guarantees the payment of interest or the repayment of principal due on the notes.

o None of the obligations of Perpetual Trustees Consolidated Limited, in its capacity as trustee of the trust, or Crusade Management Limited, as manager, are guaranteed in any way by St.George Bank Limited or any associate of St.George Bank Limited or by Perpetual Trustees Consolidated Limited or any associate of Perpetual Trustees Consolidated Limited.

                                     SUMMARY

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.

                           PARTIES TO THE TRANSACTION

TRUST:......................................     Crusade Global Trust No. 1 of 2002

ISSUER TRUSTEE:.............................     Perpetual Trustees Consolidated Limited (ABN 81 004 029 841), in its capacity as trustee of the Trust

MANAGER:....................................     Crusade Management Limited (ABN 90 072 715 916), 4-16 Montgomery Street,
                                                 Kogarah NSW 2217 612-9320-5605

NOTE TRUSTEE:...............................     Wilmington Trust Company

SECURITY TRUSTEE:...........................     P.T. Limited (ABN 67 004 454 666)

SELLER......................................     St.George Bank Limited (ABN 92 055 513 070)

SERVICER:...................................     St.George Bank Limited

CUSTODIAN:..................................     St.George Custodial Pty Limited (ABN 87 003 347 411)

PRINCIPAL PAYING AGENT:.....................     Bankers Trust Company

CALCULATION AGENT:..........................     Bankers Trust Company

RESIDUAL BENEFICIARY:.......................     Crusade Management Limited

UNDERWRITERS:...............................     J.P. Morgan Securities Inc.

REDRAW FACILITY PROVIDER:...................     St.George Bank Limited

MORTGAGE INSURERS:..........................     St.George Insurance Pte Ltd,  GE Mortgage Insurance Pty Ltd (ABN 61 071 466
                                                 334), GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd (ABN 52
                                                 081 488 440), PMI Mortgage Insurance Ltd (ABN 70 000 511 071) and the
                                                 Commonwealth of Australia

FIXED-FLOATING RATE SWAP
PROVIDER:...................................     St.George Bank Limited

STANDBY FIXED-FLOATING RATE SWAP
PROVIDER:...................................     JPMorgan Chase Bank


BASIS SWAP PROVIDER:........................     St.George Bank Limited

STANDBY BASIS SWAP PROVIDER:................     JPMorgan Chase Bank

CURRENCY SWAP PROVIDER:.....................     JPMorgan Chase Bank

RATING AGENCIES:............................     Fitch Ratings
                                                 Moody's Investors Service, Inc.
                                                 Standard & Poor's Ratings Group

                                            STRUCTURAL DIAGRAM

                                             [GRAPHIC OMITTED]


                                                   SELLER
                                               St.George Bank
                                                  Limited


                     Payments from the                              Equitable assignment for
                     housing loans                                  housing loans

----------------------          --------------------------------------------     First ranking         ----------------------
      MANAGER                                   ISSUER TRUSTEE               floating charge over            SECURITY
Crusade Management                Perpetual Trustees Consolidated Limited      the assets of the              TRUSTEE
      Limited                                                                        trust                  P.T. Limited
----------------------                                                                                 ----------------------

----------------------                                                          Payments from          ----------------------
     SERVICER                                                                     Mortgage                   MORTGAGE
  St.George Bank                  ........................................       Insurance                   INSURERS
     Limited                      .                                      .        Policies              St.George Insurance
----------------------            .  Crusade Global Trust No. 1 of 2002  .                                    Pte Ltd
                                  .                                      .                              GE Capital Mortgage
----------------------            ........................................                             Insurance Corporation
     CUSTODIAN                                                                                          (Australia) Pty Ltd
St.George Custodial             --------------------------------------------                                 GE Mortgage
    Pty Limited                                                                                           Insurance Pty Ltd
----------------------                                 Payments on                                         PMI Mortgage
                                                     the Class A notes                                     Insurance Ltd
----------------------                                                                                    Commonwealth of
  REDRAW FACILITY                                                                                            Australia
     PROVIDER                                                                                          ----------------------
  St.George Bank                                                                                       ----------------------
     Limited             ----------------  -----------------  -------------------                            RESIDUAL
----------------------    FIXED-FLOATING      BASIS SWAP          CURRENCY SWAP     Payment on the          BENEFICIARY
                            RATE SWAP          PROVIDER             PROVIDER        Class B notes             Crusade
                            PROVIDER         St.George Bank       JPMorgan Chase                         Management Limited
                          St.George Bank       Limited                Bank                             ----------------------
                             Limited                                                Payment on the     ----------------------
                         ----------------  -----------------  -------------------   Class C notes       Class B noteholders
                                                                                                       ----------------------
                                                                                                       ----------------------
                                                                                                        Class C noteholders
                                                                                                       ----------------------
                                                                                                       ----------------------
                                           -----------------  -------------------
--------------------                        STANDBY BASIS          PRINCIPAL                               Class A notes
   STANDBY FIXED-                           SWAP PROVIDER        PAYING AGENT
   FLOATING RATE                            JPMorgan Chase        Bankers Trust                         ----------------------
   SWAP PROVIDER                                Bank               Company
   JPMorgan Chase                          -----------------  -------------------
       Bank
--------------------                                          -------------------
                                                                THE DEPOSITORY
                                                                 TRUST COMPANY                         ----------------------
                                                                   CLEARING
                                                                    SYSTEM                                  NOTE TRUSTEE
                                                              -------------------                        Wilmington Trust
                                                                                                             Company
                                                              -------------------
                                                                    Class A                            ----------------------
                                                                  note owners
                                                              -------------------

                              SUMMARY OF THE NOTES

         In addition to the Class A notes, the issuer trustee will also issue Class B notes and Class C notes collateralized by the same pool of housing loans. The Class B notes and the Class C notes have not been registered in the United States and are not being offered by this prospectus. The term "notes" will mean the Class A notes, the Class B notes and the Class C notes when used in this prospectus.

  --------------------------------------------- ------------------------ --------------------- ---------------------
                                                CLASS A                  CLASS B               CLASS C
  --------------------------------------------- ------------------------ --------------------- ---------------------
  Aggregate Initial Principal
    Amount*                                     US$880,000,000           A$28,395,000          A$11,900,000
  --------------------------------------------- ------------------------ --------------------- ---------------------
  % of Total:                                   97.70%                   1.62%                 0.68%
  --------------------------------------------- ------------------------ --------------------- ---------------------
    Anticipated Ratings:
           Fitch Ratings                        AAA                      AA                    A+
  --------------------------------------------- ------------------------ --------------------- ---------------------
         Moody's Investors Service, Inc.        Aaa                      Not rated             Not rated
  --------------------------------------------- ------------------------ --------------------- ---------------------
         Standard & Poor's  Ratings Group       AAA                      AA                    A
  --------------------------------------------- ------------------------ --------------------- ---------------------
                                                                         three-month           three-month
                                                                         Australian bank       Australian bank
         Interest rate up to and including      three-month              bill rate plus a      bill rate plus a
         the optional redemption date           LIBOR+   %               margin                margin
  --------------------------------------------- ------------------------ --------------------- ---------------------
                                                                         three-month           three-month
                                                                         Australian bank       Australian bank
  Interest rate after the optional redemption                            bill rate plus a      bill rate plus a
  date                                          three-month LIBOR+   %   margin                margin
  --------------------------------------------- ------------------------ --------------------- ---------------------
  Interest Accrual Method:                      actual/360               actual/365            actual/365
  --------------------------------------------- --------------------------------------------------------------------
                                                20th day or, if the 20th day is not a business day, then the next business day, unless that business day falls in the next calendar month, in which case the quarterly payment date will be the preceding business day, of each of May, August, November
  Quarterly Payment Dates:                      and February.  The first quarterly payment date will be in May, 2002.
  --------------------------------------------- --------------------------------------------------------------------
  Final Scheduled Quarterly Payment Date**      The quarterly payment date falling in February 2030.
  --------------------------------------------- ------------------------ --------------------- ---------------------
                                                DTC/Euroclear/           Offered in            Offered in
  Clearance/Settlement:                         Clearstream, Luxembourg  Australia only        Australia only
  --------------------------------------------- --------------------------------------------------------------------
  Cut-Off Date:                                 Close of business February 24, 2002
  --------------------------------------------- --------------------------------------------------------------------
  Pricing Date:                                 On or about March 14, 2002
  --------------------------------------------- --------------------------------------------------------------------
  Closing Date:                                 On or about March 20, 2002
  --------------------------------------------- --------------------------------------------------------------------
  Final Maturity Date:                          The quarterly payment date falling in February, 2033
  ------------------------------------------------------------------------------------------------------------------

   *    All amounts are approximate.

   **   Assuming that there are no prepayments on the housing loans, that the issuer trustee is not directed to exercise its right of optional redemption of the notes and the other modeling assumptions contained in "Prepayment and Yield Considerations" occur.

  ------------------------------------------------------------------------------------------------------------------

                               STRUCTURAL OVERVIEW

     St.George Bank established the Crusade Global Trust Programme pursuant to a master trust deed dated March 14, 1998 among St.George Bank, Crusade Management Limited and the issuer trustee. The master trust deed provides the general terms and structure for securitizations under the program. A supplementary terms notice among Perpetual Trustees Consolidated Limited, as issuer trustee, St.George Bank, as seller and servicer, Crusade Management Limited, as manager, St.George Custodial Pty Limited, as custodian, Wilmington Trust Company, as note trustee, and P.T. Limited, as security trustee, will set out the specific details of the Crusade Global Trust No. 1 of 2002 and the notes, which may vary from the terms set forth in the master trust deed. Each securitization under the program is a separate transaction with a separate trust. The assets of the Crusade Global Trust No. 1 of 2002 will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of the Crusade Global Trust No. 1 of 2002. See "Description of the Trust."

     The Crusade Global Trust No. 1 of 2002 involves the securitization of housing loans originated by St.George Bank or its predecessors and secured by mortgages over residential property located in Australia. St.George Bank will equitably assign the housing loans to the trust, which will in turn issue the notes to fund the acquisition of the housing loans.

     The issuer trustee will grant a first ranking floating charge over all of the assets of the trust under the security trust deed in favor of P.T. Limited, as security trustee, to secure the trust's payment obligations to the noteholders and its other creditors. A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystalizes, which means it becomes a fixed charge. The charge will crystalize if, among other events, an event of default occurs under the security trust deed. Once the floating charge crystalizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust without the consent of the security trustee. For a description of floating charges and crystallization see "The Security Trust Deed --Nature of the Charge".

     Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.

CREDIT ENHANCEMENTS

     Payments of interest and principal on the Class A notes will be supported by the following forms of credit enhancement.

SUBORDINATION AND ALLOCATION OF LOSSES

     The Class B notes and the Class C notes will always be subordinated to the Class A notes in their right to receive interest payments. Prior to the stepdown date, or if a trigger event or an event of default and enforcement of the charge under the security trust deed has occurred, the Class B notes and the Class C notes will be fully subordinated to the Class A notes in their right to receive principal payments.

     After the stepdown date, and for so long as no trigger event, or an event of default and enforcement of the charge under the security trust deed has occurred, the principal payments on the Class A, the Class B and the Class C notes will be made as described under "Description of the Class A
Notes--Quarterly Principal Distributions".

     The Class B notes and the Class C notes will bear all losses on the housing loans before the Class A notes. The support provided by the Class B notes and the Class C notes is intended to enhance the likelihood that the Class A notes will receive expected quarterly payments of interest and principal. The following chart describes the initial support provided by the Class B notes and the Class C notes:


                                        INITIAL
                     CREDIT             SUPPORT
CLASS                SUPPORT          PERCENTAGE
-----                -------          ----------
A                    B and C             2.30%


     The initial support percentage in the preceding table is the initial balance of the Class B notes and the Class C notes, as a percentage of the housing loan pool balance as of the cut-off date.

MORTGAGE INSURANCE POLICIES

     Mortgage insurance policies issued by, or transferred to, St.George Insurance Pte Ltd, GE Mortgage Insurance Pty Ltd, PMI Mortgage Insurance Ltd or the Commonwealth of Australia will provide full coverage for the balance outstanding on each of those housing loans with an LVR greater than 80% at the time of origination. GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd will provide full coverage for the balance outstanding on the housing loans with an LVR of 80% or less at the time of origination. The mortgage insurance policies are subject to some exclusions from coverage and rights of termination which are described in "The Mortgage Insurance Policies."

EXCESS INTEREST COLLECTIONS

     Any interest collections on the housing loans remaining after payments of interest on the notes and the trust's expenses will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.

LIQUIDITY ENHANCEMENT

     To cover possible liquidity shortfalls in the payment obligations of the trust, the issuer trustee will have liquidity enhancement in the form of principal draws.

     The manager must direct the issuer trustee to allocate principal collections on the housing loans to cover any shortfalls in the interest payment obligations of the trust on a payment date.

REDRAWS

     Under the terms of each variable rate housing loan, a borrower may, at the discretion of St.George Bank, redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance of his or her loan and the current principal balance of the loan. St.George Bank will be reimbursed for any redraws it advances to borrowers from principal collections on the housing loans. Thus, the trust will have less funds available to pay principal to the noteholders on the next quarterly payment date, but will have a corresponding greater amount of assets with which to make future payments. The amount that St.George Bank may advance to a borrower in respect of a particular housing loan from time to time is limited to approximately the amount of principal that has been prepaid on that loan at that time. See "St.George Residential Loan Program" and "Description of the Transaction Documents--The Redraw Facility".

LIMITED SUBSTITUTION

     At the direction of the manager, the issuer trustee must use the proceeds from the repurchase of a housing loan by the seller because of a breach of a representation or warranty to purchase an eligible substitute housing loan for inclusion in the assets of the trust, if available.

HEDGING ARRANGEMENTS

     To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:


o a basis swap to hedge the basis risk between the interest rate on the housing loans which are subject to a discretionary variable rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's payments under the currency swap.

o a fixed-floating rate swap to hedge the basis risk between the interest rate on the housing loans which are subject to a fixed rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's payments under the currency swap.

o a currency swap to hedge the currency risk between, on one hand, the collections on the housing loans and the amounts received by the issuer trustee under the basis swap and the fixed-floating rate swap, which are denominated in Australian dollars, and on the other hand the obligation of the trust to pay interest and principal on the Class A notes, which are denominated in U.S. dollars, together with the basis risk between, on the one hand, amounts in respect of interest calculated under the fixed-floating rate swap and the basis swap by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interests calculated under the Class A notes by reference to LIBOR.

OPTIONAL REDEMPTION

     The issuer trustee will, if the manager directs it to do so, redeem all of the notes on the earlier of the quarterly payment date falling in May 2009 or the quarterly payment date when the total initial principal balance of the notes, as reduced by principal payments and losses allocated against the notes, is equal to or less than 10% of the total initial principal balance of the notes. If the issuer trustee redeems the notes, the noteholders will receive a payment equal to the total initial principal balance of the notes as reduced by principal payments, or, if noteholders owning at least 75% of the aggregate outstanding principal balance of the notes so agree, the total initial principal balance of the notes, as reduced by principal payments and losses allocated against the notes, in each case together with accrued interest to, but excluding, the date of redemption.

                              THE HOUSING LOAN POOL

       The housing loan pool will consist of fixed rate and variable rate residential housing loans secured by mortgages on owner occupied and non-owner occupied one-to-four family residential properties. The housing loans will have original terms to stated maturity of no more than 30 years. The pool of housing loans has the following characteristics:

                      SELECTED HOUSING LOAN POOL DATA AS OF
                     CLOSE OF BUSINESS ON FEBRUARY 24, 2002

Number of Housing Loan Groups.......................................... 12,451
Housing Loan Pool Size......................................... $1,750,031,833
Average Housing Loan Group Balance..........................    $      140,554
Maximum Housing Loan Group Balance..........................    $      498,351
Minimum Housing Loan Group Balance..........................    $       10,003
Total Valuation of the Properties.............................. $3,053,823,072
Maximum Remaining Term to Maturity in months.......................... 357.883
Weighted Average Remaining Term to Maturity in months................. 278.392
Weighted Average Seasoning in months................................... 18.067
Weighted Average Original Loan-to-Value Ratio.......................... 72.93%
Weighted Average Current Loan-to-Value Ratio........................... 68.08%
Maximum Current Loan-to-Value Ratio.................................... 94.31%

Loan groups comprise one or more loans to an obligor secured by the same collateral securities.

     The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the most recent valuation of the property that is currently securing the housing loan. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has been revalued, the original loan-to-value ratio may not reflect the actual loan-to-value ratio at the origination of that housing loan.

     Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool (including housing loans substituted for housing loans that are removed from the housing loan pool). This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table, unless a revised prospectus is delivered to prospective investors.

WITHHOLDING TAX

     Payments of principal and interest on the Class A notes will be reduced by any applicable withholding taxes assessed against the trust. The issuer trustee is not obligated to pay any additional amounts to the Class A noteholders to cover any withholding taxes.

     If the Commonwealth of Australia requires the withholding of amounts from payment of principal or interest to the Class A noteholders or if the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans due to taxes, duties, assessments or other governmental charges the manager may direct the issuer trustee to redeem all of the notes. However, Class A noteholders owning 75% of the aggregate outstanding principal balance of the Class A notes may direct the issuer trustee not to redeem the notes. See "Description of the Class A Notes-- Redemption of the Notes for Taxation or Other Reasons."

U.S. TAX STATUS

     In the opinion of Mayer, Brown, Rowe & Maw, special tax counsel for the manager, the Class A notes will be characterized as debt for U.S. federal income tax purposes. Each Class A noteholder, by acceptance of a Class A note, agrees to treat the notes as indebtedness. See "United States Federal Income Tax Matters."

LEGAL INVESTMENT

     The Class A notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the Class A notes as legal investments for you. See "Legal Investment Considerations".

ERISA CONSIDERATIONS

     In general, the Class A notes will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act. Investors should consult their counsel with respect to the consequences under the Employee Retirement Income Security Act and the Internal Revenue Code of the plan's acquisition and ownership of the certificates.

BOOK-ENTRY REGISTRATION

     Persons acquiring beneficial ownership interests in the Class A notes will hold their Class A notes through the Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within the Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.

COLLECTIONS

     The issuer trustee will receive for each monthly and quarterly collection period the following amounts, which are known as collections:

o payments of interest, principal and fees and prepayments of principal under the housing loans;

o proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

o    amounts received under mortgage insurance policies;

o amounts received from the seller, servicer or custodian for breaches of representations or undertakings; and

o    interest on amounts in the collection account.

        Collections will be allocated between income and principal. Collections attributable to interest, less some amounts, are known as available income. The collections attributable to principal, less some amounts, are known as principal collections.

        Available income is normally used to pay fees, expenses and interest on the notes. Principal collections are normally used to pay principal on the notes. However, if there is not enough available income to pay fees, expenses and interest on the notes, principal collections will be treated as income and applied in the income stream to pay unpaid fees, expenses and interest on the notes. If there is an excess of available income after payment of fees, expenses and interest on the notes, the excess income will be used to reimburse any principal charge offs on the notes.

INTEREST ON THE NOTES

        Interest on the notes is payable quarterly in arrears on each quarterly payment date. Interest will be paid on the Class B notes and the Class C notes only after the payments of interest on the Class A notes are made. Interest on each class of notes is calculated for each interest period as follows:

o    at the note's interest rate;

o on the outstanding principal balance of that note at the beginning of that interest period, after giving effect to any payments of principal made with respect to that note on that day; and

o on the basis of the actual number of days in that interest period and a year of 360 days for the Class A notes, or 365 days for the Class B notes and the Class C notes.

PRINCIPAL ON THE NOTES

         Principal on the notes will be payable on each quarterly payment date. Until the stepdown date or if a trigger event exists, principal will be paid first on the Class A notes. Before the stepdown date or if a trigger event exists, the Class B notes will not receive any principal payments unless all of the Class A notes have been repaid in full and the Class C notes will not receive any principal payments unless all the Class B notes have been repaid in full. After the stepdown date, and for so long as a trigger event does not exist, principal will be paid to each class of the notes, consistent with satisfying the minimum credit enhancement levels of each class of the notes. On each quarterly payment date, the outstanding principal balance of each note will be reduced by the amount of the principal payment made on that date on that note. The outstanding principal balance of each note will also be reduced by the amount of principal losses on the housing loans allocated to that note. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed to the Class A notes prior to any distributions to the Class B notes or the Class C notes.

ALLOCATION OF CASH FLOWS

         On each quarterly payment date, the issuer trustee will repay principal and interest to each noteholder to the extent that there are collections received for those payments on that date. The charts on the next two pages summarize the flow of payments.

[GRAPHIC OMITTED]

            DISTRIBUTION OF TOTAL AVAILABLE FUNDS ON A PAYMENT DATE TOTAL AVAILABLE FUNDS = AVAILABLE INCOME + PRINCIPAL DRAWS


       Pay to St.George Bank the Accrued Interest Adjustment                On quarterly payment dates
                                                             -----------------------------------------------------------------------
                                                              Pay the fixed-floating rate swap provider any break fees received from borrowers or the mortgage insurer
                                                             -----------------------------------------------------------------------
                                                             -----------------------------------------------------------------------
                                                                                    Pay Trust Expenses
                                                             -----------------------------------------------------------------------
  On monthly payment dates                                   -----------------------------------------------------------------------
   (other than quarterly                                                    Pay fees under the redraw facility
       payment dates)                                        -----------------------------------------------------------------------
                                                             -----------------------------------------------------------------------
                                                               Pay any unpaid amounts from previous quarterly payment dates (other than amounts referred to in the sixth to twelfth boxes below)
                                                             -----------------------------------------------------------------------
---------------------------------------------                -----------------------------------------------------------------------
Pay interest owed under the redraw facility                     Pay to the mortgage insurer the greater of:
---------------------------------------------                   o  zero; and
                                                                o  the difference between any unreimbursed overpayments by the mortgage insurers relating to interest and the aggregate of amounts distributed to the beneficiary
                                                             -----------------------------------------------------------------------
                                                             -----------------------------------------------------------------------
                                                                Pay pro rata between themselves:
                                                                o  interest under redraw facility
                                                                o  payments under the currency swap relating to interest on the
                                                                   Class A notes
                                                             -----------------------------------------------------------------------
                                                             -----------------------------------------------------------------------
                                                                Pay any unpaid amounts owing to the Class B noteholders on previous quarterly payment dates
                                                             -----------------------------------------------------------------------
                                                             -----------------------------------------------------------------------
                                                                               Pay interest on the Class B notes
                                                             -----------------------------------------------------------------------
                                                             -----------------------------------------------------------------------
                                                                Pay any unpaid amounts owing to the Class C noteholders on previous quarterly payment dates
                                                             -----------------------------------------------------------------------
                                                             -----------------------------------------------------------------------
                                                                             Pay interest on the Class C notes
                                                             -----------------------------------------------------------------------
                                                             -----------------------------------------------------------------------
                                                               Repay to the mortgage insurers any unreimbursed overpayments by the mortgage insurers relating to income
                                                             -----------------------------------------------------------------------
                                                             -----------------------------------------------------------------------
                                                                Apply any Excess Available Income to
                                                                reimburse in the following order:
                                                                o  Principal Charge Offs for that quarterly collection period
                                                                o  Pro rata as between themselves the Carryover Class A Charge Offs and Carryover Redraw Charge Offs
                                                                o  Carryover Class B Charge Offs
                                                                o  Carryover Class C Charge Offs
                                                             -----------------------------------------------------------------------
                                                             -----------------------------------------------------------------------
                                                                Distribute any remaining amount to the residual beneficiary
                                                             -----------------------------------------------------------------------


[GRAPHIC OMITTED]

            DISTRIBUTION OF PRINCIPAL COLLECTIONS ON A PAYMENT DATE

      --------------------------------------------------------------
      Allocate any required principal draw to Total Available Funds        On monthly and quarterly
      --------------------------------------------------------------            payment dates



---------------------------------------------------------------------------
Retain in the collection account funds to cover any anticipated shortfalls      On monthly and quarterly
---------------------------------------------------------------------------           payment dates
On quarterly payment dates


                        ---------------------------------
                            Repay the seller for any
                              redraws it has funded
                        ---------------------------------

                        --------------------------------
                         Repay any principal outstanding
                           under the redraw facililty
                        ---------------------------------

                        ---------------------------------
                       Retain the Redraw Retention Amount
                            in the collection account
                        ---------------------------------


Quarterly payment date                                                          Quarterly payment date after
before Stepdown Date or if a                                                     Stepdown Date (provided no
Trigger Event subsists                                                            Trigger Event subsists)


-----------------------------------------
Payments under the currency swap relating                      --------------------------------------------------------------
  to principal due on the Clas A notes                          Payments under the currency swap in respect of the principal
-----------------------------------------                           due on the Class A notes of the Class A Principal
                                                                                   Distribution Amount
                                                               --------------------------------------------------------------

-----------------------------------------
Payments of principal due on the Class B                               -----------------------------------------------
               notes                                                         Payments to Class B noteholders
-----------------------------------------                                   of the Class B Principal Distribution
                                                                                         Amount
                                                                       -----------------------------------------------
-----------------------------------------
Payments of principal due on the Class C                               -----------------------------------------------
              notes                                                           Payments to Class C noteholders
-----------------------------------------                                   of the Class C Principal Distribution
                                                                                            Amount
                                                                       -----------------------------------------------

                                  RISK FACTORS

     The Class A notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the Class A notes.

THE NOTES WILL BE PAID ONLY     o   The notes are debt obligations of the issuer
FROM THE ASSETS OF THE TRUST        trustee only in its capacity as trustee of
                                    the trust. The notes do not represent an interest in or obligation of any of the other parties to the transaction. The assets of the trust will be the sole source of payments on the notes. The issuer trustee's other assets will only be available to make payments on the notes if the issuer trustee is negligent, commits fraud or in some circumstances where the issuer trustee fails to comply with an obligation expressly imposed upon it under the documents or a written direction from the manager.
                                    Therefore, if the assets of the trust are insufficient to pay the interest and principal on your notes when due, there will be no other source from which to receive these payments and you may not get back your entire investment or the yield you expected to receive.




YOU FACE AN ADDITIONAL           o  Although St.George Bank could have
POSSIBILITY OF LOSS BECAUSE THE     legally assigned the title to the
ISSUER TRUSTEE DOES NOT HOLD        housing loans to the issuer
LEGAL TITLE TO THE HOUSING LOANS    trustee, initially it will assign
                                    only equitable title to the housing
                                    loans to the issuer trustee. The
                                    housing loans will be legally
                                    assigned to the issuer trustee only
                                    upon the occurrence of a title
                                    perfection event, as described in
                                    "Description of the Assets of the
                                    Trust-Transfer and Assignment of
                                    the Housing Loans." Because the
                                    issuer trustee does not hold legal
                                    title to the housing loans you will
                                    be subject to the following risks,
                                    which may lead to a failure to
                                    receive collections on the housing
                                    loans, delays in receiving the
                                    collections or losses to you:

                                    o    the issuer trustee's interest in a
                                         housing loan may be impaired by the
                                         creation or existence of an equal or
                                         higher ranking security interest over
                                         the related mortgaged property created
                                         after the creation of the issuer
                                         trustee's equitable interest but prior
                                         to it acquiring a legal interest in
                                         the housing loans;

                                        o    until a borrower has notice of the
                                             assignment, that borrower is not
                                             bound to make payments under its
                                             housing loan to anyone other than
                                             the seller. Until a borrower
                                             receives notice of the assignment,
                                             any payments the borrower makes
                                             under his or her housing loan to
                                             the seller will validly discharge
                                             the borrower's obligations under
                                             the borrower's housing loan even if
                                             the issuer trustee does not receive
                                             the payments from the seller.
                                             Therefore, if the seller does not
                                             deliver collections to the issuer
                                             trustee, for whatever reason,
                                             neither the issuer trustee nor you
                                             will have any recourse against the
                                             related borrowers for such
                                             collections; and

                                        o    the issuer trustee may not be able
                                             to initiate any legal proceedings
                                             against a borrower to enforce a
                                             housing loan without the
                                             involvement of the seller.

THE SELLER AND SERVICER MAY        o    Before the seller or the servicer remits
COMMINGLE COLLECTIONS ON THE            collections to the collection account,
HOUSING LOANS WITH THEIR ASSETS         the  collections may be commingled with
                                        the assets of the seller or servicer. If
                                        the seller or the servicer becomes
                                        insolvent, the issuer trustee may only
                                        be able to claim those collections as an
                                        unsecured creditor of the insolvent
                                        company. This could lead to a failure to
                                        receive the collections on the   housing
                                        loans, delays in receiving the
                                        collections, or losses to you.

THERE IS NO WAY TO PREDICT THE     o    The rate of principal and interest
ACTUAL RATE AND TIMING OF PAYMENTS      payments on pools of housing loans
ON THE HOUSING LOANS                    varies among pools, and is
                                        influenced by a variety of
                                        economic, demographic, social, tax,
                                        legal and other factors, including
                                        prevailing market interest rates
                                        for housing loans and the
                                        particular terms of the housing
                                        loans. Australian housing loans
                                        have features and options that are
                                        different from housing loans in the
                                        United States, and thus will have
                                        different rates and timing of
                                        payments from housing loans in the
                                        United States. There is no
                                        guarantee as to the actual rate of
                                        prepayment on the housing loans, or
                                        that the actual rate of prepayments
                                        will conform to any model described
                                        in this prospectus. The rate and
                                        timing of principal and interest
                                        payments on the housing loans will
                                        affect the rate and timing of
                                        payments of principal and interest
                                        on your notes. Unexpected
                                        prepayment rates could have the
                                        following negative effects:

                                         o   if you bought your notes for more
                                             than their face amount, the yield
                                             on your notes will drop if
                                             principal payments occur at a
                                             faster rate than you expect; or

                                         o   if you bought your notes for less
                                             than their face amount, the yield
                                             on your notes will drop if
                                             principal payments occur at a
                                             slower rate than you expect.

LOSSES AND DELINQUENT PAYMENTS ON    o   If borrowers fail to make payments
THE HOUSING LOANS MAY AFFECT THE         of interest and principal under the
RETURN ON YOUR NOTES                     housing loans when due and the
                                         credit enhancement described in
                                         this prospectus is not enough to
                                         protect your notes from the
                                         borrowers' failure to pay, then the
                                         issuer trustee may not have enough
                                         funds to make full payments of
                                         interest and principal due on your
                                         notes. Consequently, the yield on
                                         your notes could be lower than you
                                         expect and you could suffer losses.

ENFORCEMENT OF THE HOUSING LOANS MAY o   Substantial delays could be
CAUSE DELAYS IN PAYMENT AND LOSSES       encountered in connection with the
                                         liquidation of a housing loan,
                                         which may lead to shortfalls in
                                         payments to you to the extent those
                                         shortfalls are not covered by a
                                         mortgage insurance policy.

                                     o   If the proceeds of the sale of a
                                         mortgaged property, net of
                                         preservation and liquidation
                                         expenses, are less than the amount
                                         due under the related housing loan,
                                         the issuer trustee may not have
                                         enough funds to make full payments
                                         of interest and principal due to
                                         you, unless the difference is
                                         covered under a mortgage insurance
                                         policy.

THE CLASS B AND CLASS C NOTES        o   The amount of credit enhancement
PROVIDE ONLY LIMITED PROTECTION          provided through the subordination
AGAINST LOSSES                           of the ClassB and the ClassC notes
                                         to the ClassA notes is limited and
                                         could be depleted prior to the
                                         payment in full of the ClassA
                                         notes. If the principal amount of
                                         the ClassB and the ClassC notes is
                                         reduced to zero, you may suffer
                                         losses on your notes.

THE MORTGAGE INSURANCE POLICIES MAY  o   The mortgage insurance policies are
NOT BE AVAILABLE TO COVER LOSSES ON      subject to some exclusions from
THE HOUSING LOANS                        coverage and rights of termination
                                         which are described in "The
                                         Mortgage Insurance Policies".
                                         Therefore, a borrower's payments
                                         that are expected to be covered by
                                         the mortgage insurance policies may
                                         not be covered because of these
                                         exclusions, and the issuer trustee
                                         may not have enough money to make
                                         timely and full payments of
                                         principal and interest on your
                                         notes.

YOU MAY NOT BE ABLE TO RESELL
YOUR NOTES

                                         o   The underwriters are not required
                                             to assist you in reselling your
                                             notes. A secondary market for your
                                             notes may not develop. If a
                                             secondary market does develop, it
                                             might not continue or might not be
                                             sufficiently liquid to allow you to
                                             resell any of your notes readily or
                                             at the price you desire. The market
                                             value of your notes is likely to
                                             fluctuate, which could result in
                                             significant losses to you.

THE TERMINATION OF ANY OF THE SWAPS      o   The issuer trustee will exchange
MAY SUBJECT YOU TO LOSSES FROM               the interest payments from the
INTEREST RATE OR CURRENCY                    fixed rate housing loans for
FLUCTUATIONS                                 variable rate payments based upon
                                             the three-month Australian bank
                                             bill rate. If the fixed-floating
                                             rate swap is terminated or the
                                             fixed-floating rate swap provider
                                             fails to perform its obligations,
                                             you will be exposed to the risk
                                             that the floating rate of interest
                                             payable on the notes will be
                                             greater than the discretionary
                                             fixed rate set by the servicer on
                                             the fixed rate housing loans, which
                                             may lead to losses to you.

                                         o   The issuer trustee will exchange
                                             the interest payments from the
                                             variable rate housing loans for
                                             variable rate payments based upon
                                             the three-month Australian bank
                                             bill rate. If the basis swap is
                                             terminated, the manager will direct
                                             the servicer to set the interest
                                             rate on the variable rate housing
                                             loans at a rate high enough to
                                             cover the payments owed by the
                                             trust. If the rates on the variable
                                             rate housing loans are set above
                                             the market interest rate for
                                             similar variable rate housing
                                             loans, the affected borrowers will
                                             have an incentive to refinance
                                             their loans with another
                                             institution, which may lead to
                                             higher rates of principal
                                             prepayment than you initially
                                             expected, which will affect the
                                             yield on your notes.

                                         o   The issuer trustee will receive
                                             payments from the borrowers on the
                                             housing loans and the
                                             fixed-floating rate swap and the
                                             basis swap providers in Australian
                                             dollars (calculated, in the case of
                                             payments by those swap providers,
                                             by reference to the Australian bank
                                             bill rate) and make payments to you
                                             in U.S. dollars (calculated, in the
                                             case of payments of interest, by
                                             reference to LIBOR). Under the
                                             currency swap, the currency swap
                                             provider will exchange Australian
                                             dollar obligations for U.S.
                                             dollars, and in the case of
                                             interest, amounts calculated by
                                             reference to the Australian bank
                                             bill rate for amounts calculated by
                                             reference to LIBOR . If the
                                             currency swap provider fails to
                                             perform its obligations or if the
                                             currency swap is terminated, the
                                             issuer trustee might have to
                                             exchange its Australian dollars for
                                             U.S. dollars, and its Australian
                                             bank bill rate obligations for
                                             LIBOR obligations, at an exchange
                                             rate that does not provide
                                             sufficient U.S. dollars to make
                                             payments to you in full.

PREPAYMENTS DURING A COLLECTION          o   If a prepayment is received on a
PERIOD MAY RESULT IN YOU NOT                 housing loan during a collection
RECEIVING YOUR FULL INTEREST                 period, interest on the housing
PAYMENTS                                     loan will cease to accrue on that
                                             portion of the housing loan that
                                             has been prepaid, starting on the
                                             date of prepayment. The amount
                                             prepaid will be invested in
                                             investments that may earn a rate of
                                             interest lower than that paid on
                                             the housing loan. If it is less,
                                             the issuer trustee may not have
                                             sufficient funds to pay you the
                                             full amount of interest due to you
                                             on the next quarterly payment date.


PAYMENT HOLIDAYS MAY RESULT IN YOU       o   If a borrower prepays principal on
NOT RECEIVING YOUR FULL INTEREST             his or her loan, the borrower is
PAYMENTS                                     not required to make any payments,
                                             including interest payments, until
                                             the outstanding principal balance
                                             of the housing loan plus unpaid
                                             interest equals the scheduled
                                             principal balance. If a significant
                                             number of borrowers take advantage
                                             of this feature at the same time
                                             and principal draws do not provide
                                             enough funds to cover the interest
                                             payments on the housing loans that
                                             are not received, the issuer
                                             trustee may not have sufficient
                                             funds to pay you the full amount of
                                             interest on the notes on the next
                                             quarterly payment date.

THE PROCEEDS FROM THE ENFORCEMENT      o    If the security trustee enforces
OF THE SECURITY TRUST DEED MAY              the security interest over the
BE INSUFFICIENT TO PAY AMOUNTS DUE          assets of the trust after an event
TO YOU                                      of default under the security trust
                                            deed, there is no assurance that
                                            the market value of the assets of
                                            the trust will be equal to or
                                            greater than the outstanding
                                            principal and interest due on the
                                            notes, or that the security trustee
                                            will be able to realize the full
                                            value of the assets of the trust.
                                            The issuer trustee, the security
                                            trustee, the note trustee, the swap
                                            providers and other service
                                            providers will generally be
                                            entitled to receive the proceeds of
                                            any sale of the assets of the
                                            trust, to the extent they are owed
                                            fees and expenses, before you.
                                            Consequently, the proceeds from the
                                            sale of the assets of the trust
                                            after an event of default under the
                                            security trust deed may be
                                            insufficient to pay you principal
                                            and interest in full.


IF THE MANAGER DIRECTS THE ISSUER       o   If the manager directs the issuer
TRUSTEE TO REDEEM THE NOTES EARLIER,        trustee to redeem the notes earlier
YOU COULD SUFFER LOSSES AND THE             as described in "Description of the
YIELD ON YOUR NOTES COULD BE LOWER          Class A Notes-Optional Redemption
THAN EXPECTED                               of the Notes" and principal charge
                                            offs have occurred, noteholders
                                            owning at least 75% of the
                                            aggregate outstanding principal
                                            balance of the notes may consent to
                                            receiving an amount equal to the
                                            outstanding principal balance of
                                            the notes, less principal charge
                                            offs, plus accrued interest. As a
                                            result, you may not fully recover
                                            your investment. In addition, the
                                            purchase of the housing loans will
                                            result in the early retirement of
                                            your notes, which will shorten
                                            their average lives and potentially
                                            lower the yield on your notes.

TERMINATION PAYMENTS RELATING TO        o   If the issuer trustee is required
THE CURRENCY SWAP MAY REDUCE                to make a termination payment to
PAYMENTS TO YOU                             the currency swap provider upon the
                                            termination of the currency swap,
                                            the issuer trustee will make the
                                            termination payment from the assets
                                            of the trust and in priority to
                                            payments on the notes. Thus, if the
                                            issuer trustee makes a termination
                                            payment, there may not be
                                            sufficient funds remaining to pay
                                            interest on your notes on the next
                                            quarterly payment date, and the
                                            principal on your notes may not be
                                            repaid in full.


THE IMPOSITION OF A WITHHOLDING TAX     o   If a withholding tax is imposed on
WILL REDUCE PAYMENTS TO YOU AND MAY         payments of interest on your notes,
LEAD TO AN EARLY REDEMPTION OF THE          you will not be entitled to receive
NOTES                                       grossed-up amounts to compensate
                                            for such withholding tax. Thus, you
                                            will receive less interest than is
                                            scheduled to be paid on your notes.

                                         o   If the option to redeem the notes
                                             affected by a withholding tax is
                                             exercised, you may not be able to
                                             reinvest the redemption payments at
                                             a comparable interest rate.

ST.GEORGE BANK'S ABILITY TO SET THE      o   The interest rates on the variable
INTEREST RATE ON VARIABLE RATE               rate housing loans are not tied to
HOUSING LOANS MAY LEAD TO INCREASED          an objective interest rate index,
DELINQUENCIES OR PREPAYMENTS                 but are set at the sole discretion
                                             of St.George Bank. If St.George
                                             Bank increases the interest rates
                                             on the variable rate housing loans,
                                             borrowers may be unable to make
                                             their required payments under the
                                             housing loans, and accordingly, may
                                             become delinquent or may default on
                                             their payments. In addition, if the
                                             interest rates are raised above
                                             market interest rates, borrowers
                                             may refinance their loans with
                                             another lender to obtain a lower
                                             interest rate. This could cause
                                             higher rates of principal
                                             prepayment than you expected and
                                             affect the yield on your notes.


THE FEATURES OF THE HOUSING LOANS        o   The features of the housing loans,
MAY CHANGE, WHICH COULD AFFECT THE           including their interest rates, may
TIMING AND AMOUNT OF PAYMENTS TO YOU         be changed by St.George Bank,
                                             either on its own initiative or at
                                             a borrower's request. Some of these
                                             changes may include the addition of
                                             newly developed features which are
                                             not described in this prospectus.
                                             As a result of these changes and
                                             borrower's payments of principal,
                                             the concentration of housing loans
                                             with specific characteristics is
                                             likely to change over time, which
                                             may affect the timing and amount of
                                             payments you receive.

                                         o   If St.George Bank changes the
                                             features of the housing loans,
                                             borrowers may elect to refinance
                                             their loan with another lender to
                                             obtain more favorable features. In
                                             addition, the housing loans
                                             included in the trust are not
                                             permitted to have some features. If
                                             a borrower opts to add one of these
                                             features to his or her housing
                                             loan, the housing loan will be
                                             removed from the trust. The
                                             refinancing or removal of housing
                                             loans could cause you to experience
                                             higher rates of principal
                                             prepayment than you expected, which
                                             could affect the yield on your
                                             notes.

THERE ARE LIMITS ON THE AMOUNT OF        o   If the interest collections during
AVAILABLE LIQUIDITY TO ENSURE                a collection period are
PAYMENTS OF INTEREST TO YOU                  insufficient to cover fees,
                                             expenses and the interest payments
                                             due on the notes on the next
                                             payment date, principal collections
                                             collected during the collection
                                             period may be used to cover these
                                             amounts. In the event that there is
                                             not enough money available from
                                             principal collections, you may not
                                             receive a full payment of interest
                                             on that payment date, which will
                                             reduce the yield on your notes.

THE USE OF PRINCIPAL COLLECTIONS TO      o   If principal collections are drawn
COVER LIQUIDITY SHORTFALLS MAY LEAD          upon to cover shortfalls in
TO PRINCIPAL LOSSES                          interest collections, and there is
                                             insufficient excess interest
                                             collections in succeeding
                                             collection periods to repay those
                                             principal draws, you may not
                                             receive full repayment of principal
                                             on your notes.


A DECLINE IN AUSTRALIAN ECONOMIC         o   The Australian economy has been
CONDITIONS MAY LEAD TO LOSSES ON             experiencing a prolonged period of
YOUR NOTES                                   expansion with relatively low and
                                             stable interest rates and steadily
                                             increasing property values. If the
                                             Australian economy were to
                                             experience a downturn, an increase
                                             in interest rates, a fall in
                                             property values or any combination
                                             of these factors, delinquencies or
                                             losses on the housing loans may
                                             increase, which may cause losses on
                                             your notes.


CONSUMER PROTECTION LAWS MAY AFFECT      o   Some of the borrowers may attempt
THE TIMING OR AMOUNT OF INTEREST OR          to make a claim to a court
PRINCIPAL PAYMENTS TO YOU                    requesting changes in the terms and
                                             conditions of their housing loans
                                             or compensation or penalties from
                                             the seller for breaches of any
                                             legislation relating to consumer
                                             credit. Any changes which allow the
                                             borrower to pay less principal or
                                             interest under his or her housing
                                             loan may delay or decrease the
                                             amount of payments to you.

                                         o   In addition, if the issuer trustee
                                             obtains legal title to the housing
                                             loans, the issuer trustee will be
                                             subject to the penalties and
                                             compensation provisions of the
                                             applicable consumer protection laws
                                             instead of the seller. To the
                                             extent that the issuer trustee is
                                             unable to recover any such
                                             liabilities under the consumer
                                             protection laws from the seller,
                                             the assets of the trust will be
                                             used to indemnify the issuer
                                             trustee prior to payments to you.
                                             This may delay or decrease the
                                             amount of collections available to
                                             make payments to you.

THE CONCENTRATION OF HOUSING        o   If the trust contains a high
LOANS IN SPECIFIC GEOGRAPHIC            concentration of housing loans
AREAS MAY  INCREASE THE                 secured by properties located
POSSIBILIT OF LOSS ON                   within a single state or region
YOUR NOTES                              within Australia, any deterioration
                                        in the real estate values or the
                                        economy of any of those states or
                                        regions could result in higher
                                        rates of delinquencies,
                                        foreclosures and loss than expected
                                        on the housing loans. In addition,
                                        these states or regions may
                                        experience natural disasters, which
                                        may not be fully insured against
                                        and which may result in property
                                        damage and losses on the housing
                                        loans. These events may in turn
                                        have a disproportionate impact on
                                        funds available to the trust, which
                                        could cause you to suffer losses.

THE CONTINUING UNCERTAINTY OVER     o   Since July 1, 2000, a goods and
THE INTERPRETATION OF THE NEW           services tax is payable by all
GOODS AND SERVICES TAX IN               entities which make taxable
AUSTRALIA MAY DECREASE THE              supplies in Australia subject to
FUNDS AVAILABLE TO THE TRUST            certain transitional rules. Some
TO PAY YOU                              service providers to the issuer
                                        trustee may be subject to GST in
                                        respect of the services provided to
                                        the trust and may pass on that
                                        additional cost to the issuer
                                        trustee. The issuer trustee may
                                        also be subject to GST on services
                                        provided by it. To the extent that
                                        it has a net GST liability, the
                                        issuer trustee will have less trust
                                        funds available to meet its
                                        obligations, and you may suffer
                                        losses. See "Australian Tax
                                        Matters" in the prospectus.

YOU WILL NOT RECEIVE PHYSICAL NOTES o   Your ownership of the notes will be
REPRESENTING YOUR NOTES, WHICH CAN      registered electronically through
CAUSE DELAYS IN RECEIVING               DTC, Euroclear and Clearstream,
DISTRIBUTIONS AND HAMPER YOUR           Luxembourg. The lack of physical
ABILITY TO PLEDGE OR RESELL YOUR        certificates could:
NOTES
                                        o   cause you to experience delays in
                                            receiving payments on the notes
                                            because the principal paying agent
                                            will be sending distributions on
                                            the notes to DTC instead of
                                            directly to you;

                                         o   limit or prevent you from using
                                             your notes as collateral; and

                                         o   hinder your ability to resell the
                                             notes or reduce the price that you
                                             receive for them.

AUSTRALIAN TAX REFORM PROPOSALS     o    If the Australian tax legislation
COULD AFFECT THE TAX TREATMENT OF        is amended to tax this trust as a
THE TRUST                                company then it may reduce the
                                         available cash of the trust and it
                                         is possible that the issuer trustee
                                         might be left with insufficient
                                         cash to pay interest on the notes.
                                         See "Australian Tax Matters."

BECAUSE THE TRUST MANAGER AND THE     o   Each of Crusade Management Limited
ISSUER TRUSTEE ARE AUSTRALIAN             and Perpetual Trustees Consolidated
ENTITIES, THERE REMAINS UNCERTAINTY       Limited is an Australian public
AS TO THE ENFORCEABILITY OF               company and has agreed to submit to
JUDGMENTS OBTAINED BY CLASS A             the jurisdiction of the New York
NOTEHOLDERS IN U.S. COURTS BY             State and federal courts for
AUSTRALIAN COURTS                         purposes of any suit, action or
                                          proceeding arising out of the
                                          offering of the Class A notes.
                                          Generally, a final and conclusive
                                          judgment obtained by noteholders in
                                          U.S. courts would be recognized and
                                          enforceable against the trust
                                          manager or the issuer trustee, as
                                          the case may be, in the relevant
                                          Australian court without
                                          reexamination of the merits of the
                                          case. However, because of the
                                          foreign location of the trust
                                          manager and the issuer trustee and
                                          their directors, officers and
                                          employees (and their respective
                                          assets), it may be difficult for
                                          noteholders to effect service of
                                          process over these persons or to
                                          enforce against them judgments
                                          obtained in United States courts
                                          based upon the civil liability
                                          provisions of the U.S. federal
                                          securities laws. See "Enforcement
                                          of Foreign Judgments in Australia."


THE AVAILABILITY OF VARIOUS SUPPORT   o   St.George Bank Limited is acting in
FACILITIES WITH RESPECT TO PAYMENT        the capacities of seller, servicer,
ON THE CLASS A NOTES WILL ULTIMATELY      redraw facility provider,
BE DEPENDENT ON THE FINANCIAL             fixed-floating rate swap provider
CONDITION OF ST.GEORGE BANK LIMITED,      and basis swap provider, St.George
ST.GEORGE CUSTODIAL PTY LIMITED AND       Custodial Pty Limited is acting in
ST.GEORGE INSURANCE PTE LTD               the capacity as custodian and
                                          St.George Insurance Pte Ltd is
                                          acting in the capacity of mortgage
                                          insurer with respect to the Class A
                                          notes. Accordingly, the
                                          availability of these various
                                          support facilities with respect to
                                          the Class A notes will ultimately
                                          be dependent on the financial
                                          strength of St.George Bank Limited,
                                          St.George Custodial Pty Limited and
                                          St.George Insurance Pte Ltd. If any
                                          of these entities encounter
                                          financial difficulties which impede
                                          or prohibit the performance of
                                          their obligations under the various
                                          support facilities, the issuer
                                          trustee may not have sufficient
                                          funds to timely pay the full amount
                                          of principal and interest due on
                                          the Class A notes.

                                CAPITALIZED TERMS

         The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page [*].

                            U.S. DOLLAR PRESENTATION

         In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$0.5146=A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on February 26, 2002. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

               THE ISSUER TRUSTEE, ST.GEORGE BANK AND THE MANAGER

THE ISSUER TRUSTEE

         The issuer trustee was incorporated on July 30, 1887 as National Trustees Executors and Agency Company Australasia Limited under the Companies Statute 1864 of Victoria as a public company. After name changes in 1987, 1999 and 2000, Perpetual Trustees Consolidated Limited now operates as a limited liability public company under the Corporations Act 2001 (Cth), with its registered office at Level 7, 39 Hunter Street, Sydney. Perpetual Trustees Consolidated Limited's principal business is the provision of fiduciary, trustee and other commercial services. Perpetual Trustees Consolidated Limited is an authorized trustee corporation and holds a securities dealers license no.16424, both under the Corporations Act 2001 (Cth).

         Perpetual Trustees Consolidated Limited has issued 31,127,695 shares as of the date of this prospectus. There are 29,072,305 fully paid ordinary shares of A$1.00, 1,500,000 partly paid ordinary shares of A$0.10 (with an unpaid amount of A$0.90) and 555,390 fully paid ordinary shares of A$0.50 giving total share capital of A$29,500,000. The issuer trustee has not agreed to issue any additional shares. The shares in the issuer trustee are all held by Perpetual Trustees Australia Limited (ABN 86 000 431 827) following the sale of those shares by National Mutual Life Nominees Limited on December 11, 2000.

Directors

         The directors of the issuer trustee are as follows:

NAME                            BUSINESS ADDRESS                PRINCIPAL ACTIVITIES
------------------------------  ------------------------------  ------------------------------
Phillip Andrew Vernon           Level 7, 39 Hunter Street       Director
                                Sydney, NSW, Australia
Michael Jovan Stefanovski       Level 7, 39 Hunter Street       Director
                                Sydney, NSW, Australia
Gai Marie McGrath               Level 7, 39 Hunter Street       Director
                                Sydney, NSW, Australia
Rohan William Mead              Level 7, 39 Hunter Street       Director
                                Sydney, NSW, Australia

ST.GEORGE BANK

         St.George Bank, together with its subsidiaries, comprise the St.George Bank Group which is the fifth largest banking group in Australia in terms of total assets. At September 30, 2001 the St.George Bank Group had total assets of A$50.8 billion and shareholders equity of A$3.6 billion. The St.George Bank Group's primary business is providing personal banking services, including residential mortgage loans for owner occupied and investment housing and retail call and term deposits. The St.George Bank Group's other significant businesses are providing personal investment services and providing institutional and business banking services.

         St.George Bank commenced operations as a small group of building societies in 1937. Incorporated as a permanent building society in 1951, St.George Bank adopted the name of St.George Building Society Ltd. On July 1, 1992, St.George Building Society Ltd converted into St.George Bank, a public company registered in New South Wales under the Australian Corporations Act 2001
(Cth). On January 1, 1994, St.George Bank acquired the commercial banking business of Barclays Bank Australia Limited. On January 29, 1997, St.George Bank acquired Advance Bank Australia Limited, then the seventh largest banking group in Australia.

         The banking activities of St.George Bank come under the regulatory supervision of the Australian Prudential Regulation Authority, which is responsible (with the Reserve Bank of Australia) for the maintenance of overall financial system stability. St.George Bank's registered office is at 4-16 Montgomery Street, Kogarah, New South Wales, Australia. St.George Bank maintains a World Wide Web site at the address "http:// www.stgeorge.com.au". For a further description of the business operations of St.George Bank, see "The Servicer."

THE MANAGER

         The manager, Crusade Management Limited, is a wholly owned subsidiary of St.George Bank. Its principal business activity is the management of securitization trusts established under St.George Bank's Crusade Trust and Crusade Euro Trust Programmes. The manager's registered office is Level 4, 4-16 Montgomery Street, Kogarah, New South Wales 2217, Australia.

                            DESCRIPTION OF THE TRUST

ST.GEORGE BANK SECURITISATION TRUST PROGRAMME

         St.George Bank established its Securitisation Trust Programme pursuant to a master trust deed for the purpose of enabling Perpetual Trustees Consolidated Limited, as trustee of each trust established pursuant to the Securitisation Trust Programme, to invest in pools of assets originated or purchased from time to time by St.George Bank. The master trust deed provides for the creation of an unlimited number of trusts. The master trust deed establishes the general framework under which trusts may be established from time to time. It does not actually establish any trusts. The Crusade Global Trust No. 1 of 2002 is separate and distinct from any other trust established under the master trust deed. The assets of the Crusade Global Trust No. 1 of 2002 are not available to meet the liabilities of any other trust and the assets of any other trust are not available to meet the liabilities of the Crusade Global Trust No. 1 of 2002.

CRUSADE GLOBAL TRUST NO. 1 OF 2002

         The detailed terms of the Crusade Global Trust No. 1 of 2002 will be as set out in the master trust deed and the supplementary terms notice. To establish the trust, the manager and the issuer trustee will execute a notice of creation of trust.

         The supplementary terms notice, which supplements the general framework under the master trust deed with respect to the trust, does the following:


          o    specifies the details of the notes;

          o    establishes the cash flow allocation;

          o sets out the various representations and undertakings of the parties specific to the housing loans, which supplement those in the master trust deed; and

          o amends the master trust deed to the extent necessary to give effect to the specific aspects of the trust and the issue of the notes.

                     DESCRIPTION OF THE ASSETS OF THE TRUST

ASSETS OF THE TRUST

         The assets of the trust will include the following:

          o    the pool of housing loans, including all:

               o principal payments paid or payable on the housing loans at any time from and after the cut-off date; and

               o interest payments paid or payable on the housing loans after the closing date;

          o rights under the mortgage insurance policies issued by, or transferred to, St.George Insurance Pte Ltd, GE Mortgage Insurance Pty Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Mortgage Insurance Ltd and the

               Commonwealth of Australia and the individual property insurance policies covering the mortgaged properties relating to the housing loans;


          o amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collection account, and any instruments in which these amounts are invested; and

          o    the issuer trustee's rights under the transaction documents.

THE HOUSING LOANS

     The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans are from St.George Bank's general residential mortgage product pool and have been originated by St.George Bank in the ordinary course of its business. Each housing loan will be one of the types of products described in "St.George Residential Loan Program - St.George Bank's Product Types." Each housing loan may have some or all of the features described in the "St.George Residential Loan Program - Special Features of the Housing Loans." The housing loans are either fixed rate or variable rate loans or a combination of both. Each housing loan is secured by a registered first ranking mortgage over the related mortgaged property or, if the relevant mortgage is not a first ranking mortgage, the seller will equitably assign to the issuer trustee all other prior ranking registered mortgages relating to that housing loan. The mortgaged properties consist of one-to-four family owner-occupied properties and one-to-four family non-owner occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.

TRANSFER AND ASSIGNMENT OF THE HOUSING LOANS

     On the closing date, the housing loans purchased by the trust will be specified in a sale notice from St.George Bank, in its capacity as seller of the housing loans, to the issuer trustee.

     The seller will equitably assign the housing loans, the mortgages securing those housing loans and the mortgage insurance policies and insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to receive collections on the housing loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted to it by St.George Bank to take the actions necessary to obtain legal title to the housing loans.

     The seller may in some instances equitably assign a housing loan to the issuer trustee secured by an "all moneys" mortgage, which may also secure financial indebtedness that has not been sold to the trust, but is instead retained by the seller. The issuer trustee will hold the proceeds of enforcement of the related mortgage, as described in "Legal Aspects of the Housing Loans - Enforcement of Registered Mortgages", to the extent they exceed the amount required to repay the housing loan, as bare trustee without any other duties or obligations, in relation to that other financial indebtedness. The mortgage will secure the housing loan equitably assigned to the trust in priority to that other financial indebtedness. If a housing loan is secured on the closing date by a first mortgage over one property and a second mortgage over a second property, the seller will assign to the trust both the first and second mortgages over that second property. The housing loan included in the trust will then have the benefit of security from both properties ahead of any financial indebtedness owed to St.George Bank which is secured by the second property.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

     The seller will make various representations and warranties to the issuer trustee as of the closing date, unless another date is specified, with respect to the housing loans being equitably assigned by it to the issuer trustee, including that:

          o the housing loans are assignable and all consents required for the assignment have been obtained;

          o each housing loan is legally valid, binding and enforceable against the related borrower(s) in all material respects, except to the extent that it is affected by laws relating to creditors' rights generally or doctrines of equity;

          o each housing loan with an LVR greater than 80% at the time of origination is the subject of a mortgage insurance policy issued by St.George Insurance Pte Ltd, GE Mortgage Insurance Pty Ltd, PMI Mortgage Insurance Ltd or the Commonwealth of Australia;

          o there is a lenders mortgage insurance policy with GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd in place for those housing loans with an LVR of 80% or below at the time of origination;

          o each housing loan was originated in the ordinary course of the seller's business and entered into in compliance in all material respects with the seller's underwriting and operations procedures, as agreed upon with the manager;

          o at the time each housing loan was entered into and up to and including the closing date, it complied in all material respects with applicable laws, including, the Consumer Credit Legislation, if applicable;

          o the performance by the seller of its obligations in respect of each housing loan and related security, including its variation, discharge, release, administration, servicing and enforcement, up to and including the closing date, complied in all material respects with applicable laws including the Consumer Credit Legislation, if applicable;

          o each housing loan is denominated and payable only in Australian dollars in Australia;

          o the seller's standard form of loan agreement or terms of the mortgage for each housing loan includes a clause to the effect that the borrower waives all rights of set-off as between the borrower and the seller; and

          o as of the cut-off date, each housing loan satisfies the following eligibility criteria:

               o it is from the seller's general residential housing loan product pool;

               o it is secured by a mortgage which constitutes a first ranking mortgage over residential owner-occupied or investment land situated in capital city metropolitan areas or regional centers in Australia, which mortgage is or will be registered under the relevant law relating to the registration, priority or effectiveness of any mortgage over land in any Australian jurisdiction. Where a mortgage is not, or will not be when registered, a first ranking mortgage, the sale notice includes an offer from the seller to the issuer trustee of all prior ranking registered mortgages;

               o it is secured by a mortgage over a property which has erected on it a residential dwelling and which is required under the terms of the mortgage to be covered by general insurance by an insurer approved in accordance with the transaction documents;

               o it has a loan-to-value ratio less than or equal to 95% for owner occupied properties and 90% for non-owner occupied properties;

               o it was not purchased by the seller, but was approved and originated by the seller in the ordinary course of its business;

               o the borrower does not owe more than A$600,000 under the housing loan;

               o the borrower is required to repay such loan within 30 years of the cut-off date;

               o no payment from the borrower is in arrears for more than 30 consecutive days;

               o the sale of an equitable interest in the housing loan, or the sale of an equitable interest in any related mortgage or guarantee, does not contravene or conflict with any law;

               o together with the related mortgage, it has been or will be stamped, or has been taken by the relevant stamp duties authority to be stamped, with all applicable duty;

               o    it is on fully amortizing repayment terms;

               o    it is fully drawn;

               o it complies in all material respects with applicable laws, including, if applicable, the Consumer Credit Legislation;

               o it is subject to the terms and conditions of St.George Bank's Fixed Rate Loans, which bear a fixed rate of interest for up to 5 years as of the cut off date; its Great Australian Home Loan product; its Essential Home Loan product; its Standard Variable Rate Home Loan product, including sub products of Loyalty Loans, which are entitled to a "loyalty" rate due to a home loan relationship with St.George Bank of 5 years or more and Discount Variable Rate Home Loans and Introductory Fixed Rate Home Loans, which are available only for new borrowers to St.George Bank; and

               o it has a maturity date of at least one (1) year before the maturity date of the notes.

     The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer involved in the administration of the trust has actual notice to the contrary.

BREACH OF REPRESENTATIONS AND WARRANTIES

     If St.George Bank, the manager or the issuer trustee becomes aware that a representation or warranty from St.George Bank relating to any housing loan or mortgage is incorrect within 120 days after the closing date, it must notify the other parties and the rating agencies not later than ten business days before 120 days after the closing date. If the breach is not waived or remedied to the satisfaction of the manager and the issuer trustee within ten business days of the notice or such longer time as the issuer trustee and manager permits then, without any action being required by either party, St.George Bank shall be obligated to repurchase the affected housing loan and mortgage for an amount equal to its Unpaid Balance.

     Upon payment of the Unpaid Balance, the issuer trustee shall cease to have any interest in the affected housing loan and mortgage and St.George Bank shall hold both the legal and beneficial interest in such housing loan and mortgage and be entitled to all interest and fees that are paid in respect of them from, and including, the date of repurchase.

     If the breach of a representation or warranty is discovered later than 120 days from the closing date, the issuer trustee will only have a claim for damages which will be limited to an amount equal to the Unpaid Balance of that housing loan at the time St.George Bank pays the damages.

SUBSTITUTION OF HOUSING LOANS
SELLER SUBSTITUTION

     The issuer trustee must, at the manager's direction and option, at any time replace a housing loan which has been repurchased by the seller following a breach of representation using the funds received from the repurchase to purchase a substitute housing loan from the seller. The seller may elect to sell a substitute housing loan to the issuer trustee, which the issuer trustee shall acquire if the manager directs it to do so, provided the substitute housing loan satisfies the following requirements:

     o it complies with the eligibility criteria and is selected in accordance with certain other selection criteria;

     o at the time of substitution, the substitute housing loan has a maturity date no later than the date being 2 years prior to the final maturity date of the notes;

     o the mortgage insurer has confirmed that the substitute housing loan will be insured under the mortgage insurance policy; and

     o    the substitution will not adversely affect the rating of the notes.

OTHER SUBSTITUTIONS

         The issuer trustee must, at the manager's direction, at any time:

     o    replace a housing loan;

     o    allow a borrower to replace the property securing a housing loan; or

     o allow a borrower to refinance a housing loan to purchase a new property, provided all of the following conditions are met:

     o the same borrower continues to be the borrower under the new housing loan;

     o either the replacement mortgage or the replacement property does not result in the related housing loan failing to comply with the eligibility criteria or the refinanced housing loan satisfies the eligibility criteria, as the case may be;

     o any such replacement or refinancing occurs simultaneously with the release of the previous mortgage, property or housing loan, as the case may be; and

     o the principal outstanding under the related housing loan is, after the replacement or refinancing, the same as before that replacement or refinancing.

SELECTION CRITERIA

     The manager will apply the following criteria, in descending order of importance, when selecting a substitute housing loan or approving a substitution:

          o the substitute housing loan will have an Unpaid Balance within A$30,000 of the outgoing housing loan's Unpaid Balance, as determined at the time of substitution;

          o an outgoing housing loan secured by an owner-occupied or non-owner occupied property will be replaced by another housing loan secured by an owner-occupied or non-owner occupied property, as the case may be;

          o the substitute housing loan will have a current loan-to-value ratio no more than 5% greater than the outgoing housing loan's current loan-to-value ratio, as determined at the time of substitution;

          o an outgoing housing loan will be replaced by a housing loan with a mortgage over a property located in the same state or territory;

          o an outgoing housing loan will be replaced by a housing loan with a mortgage over a property with the same or similar postcode; and

          o in the case of a selection of substitute housing loan, the substitute housing loan will have the closest possible original loan amount to that of the outgoing housing loan.

OTHER FEATURES OF THE HOUSING LOANS

         The housing loans have the following features.

          o    Interest is calculated daily and charged monthly in arrears.

          o Payments can be on a monthly, two weekly or weekly basis. Payments are made by borrowers using a number of different methods, including cash payments at branches, checks and in most cases automatic transfer.

          o They are governed by the laws of the Commonwealth and one of the following Australian States or Territories:

               o    New South Wales;

               o    Victoria;

               o    Western Australia;

               o    Queensland;

               o    South Australia;

               o    Tasmania;

               o    Northern Territory; or

               o    the Australian Capital Territory.

DETAILS OF THE HOUSING LOAN POOL

     The information in the following tables set out various details relating to the housing loans to be sold to the trust on the closing date. The information is provided as of the close of business on February 24, 2002. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

     Note that these details may not reflect the housing loan pool as of the closing date because the seller may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The seller may do this if, for example, the loans originally selected are repaid early.

     The seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the table on page 13, unless a revised prospectus is delivered to prospective investors.

                            HOUSING LOAN INFORMATION
                              SEASONING ANALYSIS *


                                                  BALANCE          AVERAGE         % BY           % BY
RANGE OF MONTHS OF            NUMBER            OUTSTANDING        BALANCE        NUMBER          BALANCE
SEASONING                    OF LOANS             (A$)               (A$)         OF LOANS      OUTSTANDING
---------                    --------            -----------     -----------     -----------   -------------
01 - 12......................  7,020            $  988,621,284    $140,829        49.25%          56.49%
13 - 24......................  3,521            $  426,799,377    $121,215        24.70%          24.39%
25 - 36......................  1,279            $  143,754,788    $112,396         8.97%           8.21%
37 - 48......................    678            $   62,440,201    $ 92,095         4.76%           3.57%
49 - 60......................    553            $   48,147,890    $ 87,067         3.88%           2.75%
61 + ........................  1,203            $   80,268,294    $ 66,723         8.44%           4.59%

TOTAL........................ 14,254            $1,750,031,833    $122,775       100.00%         100.00%
                              ======            ==============    ========       =======         =======

---------------

*Totals may not sum exactly due to rounding.

                    POOL PROFILE BY GEOGRAPHIC DISTRIBUTION *


                                                                                         % BY          % BY
                                                     NUMBER OF       TOTAL               NUMBER OF     TOTAL
REGION                                               PROPERTIES      VALUATION (A$)      PROPERTIES    VALUATION
--------------------------------------------------   ----------      --------------     ------------  ------------
Australian Capital Territory - Inner City.........      493        $   92,867,231          3.68%         3.04%
Australian Capital Territory - Metro..............      324        $   57,577,676          2.42%         1.89%
                                                     ------        --------------          ----          ----
                                                        817        $  150,444,907          6.10%         4.93%
                                                     ======        ==============          ====          ====

New South Wales - Inner City......................       38        $   14,116,366          0.28%         0.46%
New South Wales - Metro...........................    5,967        $1,774,214,629         44.56%        58.10%
New South Wales - Non-Metro.......................    2,874        $  492,251,143         21.46%        16.12%
                                                     ------        --------------         -----         -----
                                                      8,879        $2,280,582,138         66.31%        74.68%
                                                     ======        ==============         =====         =====

Queensland - Inner City...........................        3        $      833,000          0.02%         0.03%
Queensland - Metro................................      719        $  119,452,467          5.37%         3.91%
Queensland - Non-Metro............................      560        $   91,758,919          4.18%         3.00%
                                                     ------        --------------          ----          ----
                                                      1,282        $  212,044,386          9.57%         6.94%
                                                     ======        ==============          ====          ====

South Australia - Inner City......................        1        $      195,000          0.01%         0.01%
South Australia - Metro...........................      118        $   18,021,894          0.88%         0.59%
South Australia - Non-Metro.......................       15        $    1,858,000          0.11%         0.06%
                                                     ------        --------------          ----          ----
                                                        134        $   20,074,894          1.00%         0.66%
                                                     ======        ==============          ====          ====

Victoria - Inner City.............................       15        $    4,149,500          0.11%         0.14%
Victoria - Metro..................................    1,397        $  273,992,204         10.43%         8.97%
Victoria - Non-Metro..............................      626        $   74,404,558          4.67%         2.44%
                                                     ------        --------------          ----          ----
                                                      2,038        $  352,546,262         15.22%        11.54%
                                                     ======        ==============         =====         =====

Western Australia - Metro.........................      208        $   33,718,485          1.55%         1.10%
Western Australia - Non-Metro.....................       17        $    2,625,000          0.13%         0.09%
                                                     ------        --------------          ----          ----
                                                        225        $   36,343,485          1.68%         1.19%
                                                     ======        ==============          ====          ====

Northern Territory - Inner City...................        3        $      643,500          0.02%         0.02%
Northern Territory - Non-Metro....................        1        $       95,000          0.01%         0.00%
                                                     ------        --------------          ----          ----
                                                          4        $      738,500          0.03%         0.02%
                                                     ======        ==============          ====          ====
                                                                   $
Tasmania - Metro..................................        4        $      399,500          0.03%         0.01%
Tasmania - Non-Metro..............................        8        $      649,000          0.06%         0.02%
                                                     ------        --------------          ----          ----
                                                         12        $    1,048,500          0.09%         0.03%
                                                     ======        ==============          =====         =====

TOTAL.............................................   13,391        $ 3,053,823,072       100.00%       100.00%
                                                     ======        ===============       ======        ======

------------------

The number of properties is greater than the number of housing loans because some housing loans are secured by more than one property.

*    Totals may not sum exactly due to rounding.

                      POOL PROFILE BY BALANCE OUTSTANDING *


                              NUMBER             BALANCE            WEIGHTED         % BY          % BY
                             OF LOAN           OUTSTANDING          AVERAGE          NUMBER        BALANCE
CURRENT BALANCE (A$)         GROUPS                (A$)              LVR (%)        OF LOANS     OUTSTANDING
-----------------------     ---------        ---------------       -----------    ------------   -------------
      0.01 -  20,000.00....    286         $     4,298,104           13.28%           2.30%         0.25%
 20,000.01 -  30,000.00....    310         $     7,900,396           20.52%           2.49%         0.45%
 30,000.01 -  50,000.00....    730         $    29,962,001           32.96%           5.86%         1.71%
 50,000.01 - 100,000.00 ...  3,062         $   236,586,532           58.80%          24.59%        13.52%
100,000.01 - 150,000.00....  3,459         $   430,165,670           69.48%          27.78%        24.58%
150,000.01 - 200,000.00....  2,195         $   378,396,071           70.74%          17.63%        21.62%
200,000.01 - 250,000.00....  1,081         $   241,642,703           72.18%           8.68%        13.81%
250,000.01 - 300,000.00....    698         $   191,068,531           71.69%           5.61%        10.92%
300,000.01 - 350,000.00....    310         $   100,328,259           71.87%           2.49%         5.73%
350,000.01 - 400,000.00....    176         $    65,662,397           68.97%           1.41%         3.75%
400,000.01 - 450,000.00....     85         $    36,013,847           70.20%           0.68%         2.06%
450,000.01 - 500,000.00....     59         $    28,007,323           69.84%           0.47%         1.60%

TOTAL...................... 12,451         $ 1,750,031,833           68.08%         100.00%       100.00%
                            ======         ===============           ======         =======       =======

------------

*Totals may not sum exactly due to rounding.

                        POOL PROFILE BY OCCUPANCY TYPE *

                                                                                      % BY
                                                     BALANCE                          NUMBER     % BY
                                 NUMBER            OUTSTANDING          AVERAGE        OF        BALANCE
OCCUPANCY TYPE                  OF LOANS              (A$)              BALANCE       LOANS    OUTSTANDING
--------------                  -------            -----------          -------      ------    ------------
Owner Occupied.................  11,288         $ 1,321,154,268      $  117,041       79.19%       75.49%
Investor Occupied..............   2,966         $   428,877,565      $  144,598       20.81%       24.51%

TOTAL..........................  14,254         $ 1,750,031,833      $  122,775       100.00%     100.00%
                                 ======           =============         =======      ========     =======

--------
*Totals may not sum exactly due to rounding.

                              POOL PROFILE BY LVR *

                        NUMBER                             WEIGHTED      % BY           % BY
                       OF LOAN         BALANCE             AVERAGE      NUMBER         BALANCE
CURRENT LVR (%)        GROUPS        OUTSTANDING           LVR (%)     OF LOANS      OUTSTANDING
-------------------  ----------- -------------------   -------------  ------------  -------------
00.01 - 30.00.......     1,716     $   103,892,325          21.40%      13.78%         5.94%
30.01 - 35.00.......       436     $    43,167,740          32.48%       3.50%         2.47%
35.01 - 40.00.......       492     $    58,151,692          37.61%       3.95%         3.32%
40.01 - 45.00.......       532     $    66,464,716          42.67%       4.27%         3.80%
45.01 - 50.00.......       565     $    81,550,348          47.56%       4.54%         4.66%
50.01 - 55.00.......       577     $    86,297,576          52.45%       4.63%         4.93%
55.01 - 60.00.......       594     $    93,691,397          57.58%       4.77%         5.35%
60.01 - 65.00.......       721     $   117,296,559          62.57%       5.79%         6.70%
65.01 - 70.00.......       772     $   122,939,395          67.54%       6.20%         7.02%
70.01 - 75.00.......       867     $   141,290,201          72.69%       6.96%         8.07%
75.01 - 80.00.......     1,641     $   282,476,297          77.67%      13.18%        16.14%
80.01 - 85.00.......       776     $   119,658,402          82.76%       6.23%         6.84%
85.01 - 90.00.......     1,345     $   216,142,470          87.55%      10.80%        12.35%
90.01 - 95.00.......     1,417     $   217,012,714          92.20%      11.38%        12.40%

TOTAL...............    12,451     $ 1,750,031,833          68.08%     100.00%       100.00%
                        ======       =============          =====      ======        ======

----------------

*Totals may not sum exactly due to rounding.

                       POOL PROFILE BY YEAR OF MATURITY *



                     NUMBER              BALANCE               AVERAGE          % BY          % BY
                       OF              OUTSTANDING             BALANCE         NUMBER        BALANCE
MATURITY YEAR        LOANS                (A$)                  (A$)          OF LOANS      OUTSTANDING
-------------       -------             ---------             --------       ---------      ------------
2003                       4          $        115,295       $   28,824         0.03%          0.01%
2004                      11          $        310,293       $   28,208         0.08%          0.02%
2005                      26          $        533,832       $   20,532         0.18%          0.03%
2006                      60          $      1,787,488       $   29,791         0.42%          0.10%
2007                      28          $        713,319       $   25,476         0.20%          0.04%
2008                      17          $        423,981       $   24,940         0.12%          0.02%
2009                      64          $      2,412,042       $   37,688         0.45%          0.14%
2010                     120          $      4,612,754       $   38,440         0.84%          0.26%
2011                     218          $     10,522,123       $   48,267         1.53%          0.60%
2012                      49          $      2,688,326       $   54,864         0.34%          0.15%
2013                      64          $      4,653,130       $   72,705         0.45%          0.27%
2014                      77          $      4,248,941       $   55,181         0.54%          0.24%
2015                     140          $      9,584,686       $   68,462         0.98%          0.55%
2016                     308          $     23,893,978       $   77,578         2.16%          1.37%
2017                      71          $      5,291,375       $   74,526         0.50%          0.30%
2018                      79          $      6,333,674       $   80,173         0.55%          0.36%
2019                     229          $     17,347,061       $   75,751         1.61%          0.99%
2020                     490          $     39,051,833       $   79,698         3.44%          2.23%
2021                     664          $     61,755,604       $   93,005         4.66%          3.53%
2022                     420          $     37,696,976       $   89,755         2.95%          2.15%
2023                     562          $     52,905,499       $   94,138         3.94%          3.02%
2024                     974          $    113,815,129       $  116,853         6.83%          6.50%
2025                   2,297          $    293,797,502       $  127,905        16.11%         16.79%
2026                   6,458          $    932,645,426       $  144,417        45.31%         53.29%
2027                      68          $      7,169,327       $  105,431         0.48%          0.41%
2028                      38          $      4,488,018       $  118,106         0.27%          0.26%
2029                      39          $      5,121,008       $  131,308         0.27%          0.29%
2030                     136          $     18,495,898       $  135,999         0.95%          1.06%
2031                     542          $     87,577,480       $  161,582         3.80%          5.00%
2032                       1          $         39,835       $   39,835         0.01%          0.00%

TOTAL................ 14,254          $  1,750,031,833       $  122,775        100.00%       100.00%
                      ======             =============          =======        =======       =======

---------------

*Totals may not sum exactly due to rounding.

                                      DISTRIBUTION OF CURRENT COUPON RATES *


                                            BALANCE         AVERAGE        % BY            % BY
RANGE OF CURRENT            NUMBER       OUTSTANDING        BALANCE        NUMBER         BALANCE
COUPON RATES (%)           OF LOANS          (A$)            (A$)         OF LOANS      OUTSTANDING
---------------            --------      -----------        --------      --------      -----------
4.01 - 4.50..............    1,426    $  177,186,383    $     124,254      10.00%          10.12%
4.51 - 5.00..............    2,769    $  418,061,604    $     150,979      19.43%          23.89%
5.01 - 5.50..............      476    $   72,600,587    $     152,522       3.34%           4.15%
5.51 - 6.00..............    4,258    $  466,048,797    $     109,453      29.87%          26.63%
6.01 - 6.50..............    3,813    $  441,101,112    $     115,683      26.75%          25.21%
6.51 - 7.00..............      638    $   75,624,335    $     118,533       4.48%           4.32%
7.01 - 7.50..............      196    $   20,238,793    $     103,259       1.38%           1.16%
7.51 - 8.00..............      637    $   74,018,204    $     116,198       4.47%           4.23%
8.01 - 8.50..............       31    $    4,061,380    $     131,012       0.22%           0.23%
8.51 - 9.00..............       10    $    1,090,639    $     109,064       0.07%           0.06%

TOTAL....................   14,254    $1,750,031,833    $     122,775      100.00%        100.00%
                            ======       =============       ========     ========        =======


-----------------

*Totals may not sum exactly due to rounding.

                            POOL PROFILE BY PRODUCT *

                                                BALANCE        AVERAGE      %  BY       %  BY
                               NUMBER         OUTSTANDING      BALANCE      NUMBER      BALANCE
LOAN PRODUCT                  OF LOANS           (A$)           (A$)       OF LOANS   OUTSTANDING
------------                  -------        ------------     ---------    ---------  -----------

1 Year Fixed................   2,510         $  406,960,014   $ 162,135      17.61%        23.25%
2 Year Fixed................     190         $   22,667,492   $ 119,303       1.33%         1.30%
3 Year Fixed................     868         $  107,695,150   $ 124,073       6.09%         6.15%
4 Year Fixed................      57         $    6,076,385   $ 106,603       0.40%         0.35%
5 Year Fixed................   1,088         $  136,167,996   $ 125,154       7.63%         7.78%
St. George Essential/Great
Australian Home Loan........   1,359         $  185,883,175   $ 136,779       9.53%        10.62%
Standard Variable...........   3,104         $  340,942,815   $ 109,840      21.78%        19.48%
Other Variable..............   5,078         $  543,638,807   $ 107,058      35.63%        31.06%

TOTAL.......................  14,254         $1,750,031,833   $ 122,775      100.00%      100.00%
                              ======         ==============    ========      =======      ========


---------------

*Totals may not sum exactly due to rounding.

                 DISTRIBUTION OF MONTHS REMAINING TO MATURITY *

                                NUMBER        BALANCE               AVERAGE        % BY          % BY
RANGE OF MONTHS                  OF         OUTSTANDING             BALANCE        NUMBER        BALANCE
REMAINING TO MATURITY           LOANS          (A$)                  (A$)         OF LOANS    OUTSTANDING
---------------------          ------     ---------------          ---------     ---------    ------------
  1 - 36.....................     17      $       475,617         $  27,977        0.12%         0.03%
 37 - 48.....................     32      $       638,544         $  19,955        0.22%         0.04%
 49 - 60.....................     57      $     1,730,483         $  30,359        0.40%         0.10%
 61 - 72.....................     28      $       695,699         $  24,846        0.20%         0.04%
 73 - 84.....................     26      $       865,595         $  33,292        0.18%         0.05%
 85 - 96.....................     72      $     2,803,493         $  38,937        0.51%         0.16%
 97 - 108....................    152      $     5,939,530         $  39,076        1.07%         0.34%
109 - 120....................    178      $     8,858,805         $  49,769        1.25%         0.51%
121 - 132....................     47      $     2,679,124         $  57,003        0.33%         0.15%
133 - 144....................     66      $     4,808,783         $  72,860        0.46%         0.27%
145 - 156....................     87      $     4,904,725         $  56,376        0.61%         0.28%
157 - 168....................    177      $    12,760,121         $  72,091        1.24%         0.73%
169 - 180....................    256      $    19,922,149         $  77,821        1.80%         1.14%
181 - 192....................     79      $     5,979,438         $  75,689        0.55%         0.34%
193 - 204....................     89      $     6,970,229         $  78,317        0.62%         0.40%
205 - 216....................    290      $    21,031,737         $  72,523        2.03%         1.20%
217 - 228....................    542      $    45,210,120         $  83,414        3.80%         2.58%
229 - 240....................    615      $    56,587,351         $  92,012        4.31%         3.23%
241 - 252....................    446      $    41,415,387         $  92,860        3.13%         2.37%
253 - 264....................    588      $    57,867,330         $  98,414        4.13%         3.31%
265 - 276....................  1,145      $   136,393,370         $ 119,121        8.03%         7.79%
277 - 288....................  3,118      $   400,494,782         $ 128,446        21.87%       22.88%
289 - 300....................  5,350      $   790,771,791         $ 147,808        37.53%       45.19%
301 - 312....................     48      $     5,104,543         $ 106,345        0.34%         0.29%
313 - 324....................     34      $     4,101,337         $ 120,628        0.24%         0.23%
325 - 336....................     58      $     7,805,734         $ 134,582        0.41%         0.45%
337 - 348....................    223      $    30,056,243         $ 134,781        1.56%         1.72%
349 - 360....................    434      $    73,159,776         $ 168,571        3.04%         4.18%

TOTAL........................ 14,254      $ 1,750,031,833         $ 122,775        100.00%     100.00%
                              ======        =============           =======        ======      =======

-------------

*Totals may not sum exactly due to rounding.

                       DISTRIBUTION OF MORTGAGE INSURER *


                                                                          WEIGHTED        % BY
                                       NUMBER          BALANCE             AVERAGE        NUMBER           % BY
                                       OF LOAN       OUTSTANDING             LVR            OF            BALANCE
MORTGAGE INSURER                       GROUPS           (A$)                 (%)          LOANS         OUTSTANDING
----------------                       ------     -------------------      --------       -----        --------------
GE Mortgage Insurance Pty Ltd......      105          $ 12,200,090          74.42%         0.84%            0.70%
Commonwealth of Australia
   (managed by GE Mortgage
   Insurance Pty Ltd)..............      206          $ 18,569,661          71.28%         1.65%            1.06%
St.George Insurance Pte Ltd........    4,158         $ 620,138,465          84.73%        33.39%           35.44%
GE Capital Mortgage Insurance
Corporation (Australia) Pty Ltd....    7,906        $1,091,675,637          58.44%        63.50%           62.38%
PMI Mortgage Insurance Ltd.........       76           $ 7,447,981          74.99%         0.61%            0.43%

Total..............................   12,451        $1,750,031,833          68.08%       100.00%          100.00%
                                       =======        =============         ======         ======          =======

----------------

*   Totals may not sum exactly due to rounding.

                       ST.GEORGE RESIDENTIAL LOAN PROGRAM


ORIGINATION PROCESS

     The housing loans included in the assets of the trust were originated by St.George Bank from new loan applications and refinancings of acceptable current St.George Bank housing loans. St.George Bank sources its housing loans through its national branch network, the national telemarketing center, accredited mortgage brokers, mobile lenders and through the internet.

APPROVAL AND UNDERWRITING PROCESS

     Each lending officer must undertake a formal training program conducted by St.George Bank and pass an examination to obtain an approval authority limit. The lending officer's performance and approval authority is constantly monitored and reviewed by St.George Bank. This ensures that loans are approved by a lending officer with the proper authority level and that the quality of the underwriting process by each individual lending officer is maintained.

     Housing loans processed by St.George Bank will either be approved or declined by a lending officer or referred to a credit specialist. A loan will generally be referred to a credit specialist for approval where the lending proposal exceeds the lending officer's delegated authority, or does not meet the Bank's standard credit policy.

     All housing loan applications, including the applications relating to the housing loans included in the assets of the trust, must satisfy St.George Bank's credit policy and procedures described in this section. St.George Bank, like other lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for its residential housing loans. All borrowers must satisfy St.George Bank's underwriting criteria described in this section. Borrowers are not charged different rates of interest based on their credit quality.

     The approval process consists of determining the valuation of the proposed security property, verifying the borrower's details and ensuring these details satisfy St.George Bank's underwriting criteria. This process is conducted by St.George Bank. Once it is established that the loan application meets St.George Bank's credit standards, the loan must be approved by an authorized bank officer.

     The property to be secured is required to be appraised by a valuer from St.George Bank's approved list of registered valuers if the loan-to-value ratio of the property is above 80% and in the following circumstances:


     o    newly constructed homes and other dwellings not previously occupied;

     o    refinancings from other financial institutions;

     o the purchase of vacant land with the commitment to build a house immediately; or

     o if the loan amount exceeds A$350,000 or if the total amount of all loans outstanding to that borrower, secured by the same property(s), is greater than A$400,000.

     In non-valuation cases, St.George Bank requires a copy of the stamped contract of sale before settlement which confirms the purchase price of the property. In addition, St.George Bank requires valuers to be members of the Australian Property Institute. A housing loan may be secured by more than one property, in which case the combined value of the properties is considered. The loan-to-value ratio may not exceed 95% for owner occupied properties or 90% for non-owner occupied properties.

     Verification of an applicant's information is central to the approval process. St.George Bank verifies all income on all loan applications by procedures such as employment checks, including a review of the applicant's last two years of employment history, and tax returns. It also conducts credit checks and enquiries through Credit Advantage Limited in accordance with current credit criteria. A statement of the applicant's current assets and liabilities is also obtained.

     The prospective borrower must have a satisfactory credit history, stable employment, evidence of a genuine savings pattern and a minimum 5% deposit in genuine savings. Gifts, inheritance and money borrowed from other sources are not genuine savings and are not considered as part of the minimum "5% deposit" requirement.

     St.George Bank requires all borrowers to satisfy a minimum disposable income level after all commitments, including allowances for living expenses and the proposed housing loan, with an allowance for interest rate increases. This is to ensure that the applicant has the capacity to repay loans from his or her current income.

     All borrowers in respect of housing loans are natural persons or corporations. Housing loans to corporations may also be secured by guarantees from directors. Guarantees will also be obtained in other circumstances.

     St.George Bank conducts a review of a sample of approved housing loans on a monthly basis to ensure individual lending officers maintain all policy standards. Once a verified application is accepted, St.George Bank provides each loan applicant with a loan agreement comprised of a loan offer document together with a general terms and conditions booklet. Upon receipt of the signed acceptance of this offer from all borrowers under the particular loan, the loan will proceed to execution of the mortgage documentation and certification of title. When St.George Bank or its solicitors have received these documents, settlement will occur. Upon settlement, the mortgage is registered and the documents stored at St.George Bank's Head Office at Kogarah, Sydney or in interstate branch offices. A condition of settlement is that the mortgagor establish and maintain full replacement property insurance on the security property for the duration of the loan contract's term.

     St.George Bank's credit policies and approval procedures are subject to constant review. Improvements in procedures are continuous. Credit policy may change from time to time due to business conditions and legal or regulatory changes.

ST.GEORGE BANKS PRODUCT TYPES
STANDARD VARIABLE RATE HOME LOAN

     This type of loan is St.George Bank's traditional standard variable rate product. There is not a stated or defined explicit link to the interest rates in the financial markets, although, in general, the interest rate does follow movements in the financial markets. Standard Variable Rate Home

Loans may be converted to a Fixed Rate Loan product or other product at the borrower's request, subject to payment of a "switch fee" and the Bank's consent.

     Additional sub products of the Standard Variable Rate Home Loan product are available. They include the St.George Bank Loyalty Loan where existing and previous St.George Bank home loan customers with a St.George Bank home loan relationship of 5 years or more are entitled to a "loyalty" rate whenever their loan is at the Standard Variable Rate Home Loan interest rate. New St.George Bank customers and former Advance Bank home loan customers are not entitled to the "loyalty" rate. The "loyalty" discount rate is guaranteed to be 0.25% below the Standard Variable Rate Home Loan interest rate until January 1, 2006. Other sub products include the Discount Variable Rate Home Loan, which is only available for new borrowers to St.George Bank. It commences with a discounted interest rate for the first year, which reverts to the Standard Variable Rate Home Loan interest rate at the end of that period. This product has an early termination fee, which is payable if the loan is discharged within the first two years of settlement. Customers that meet loan size or defined contribution thresholds may also be eligible for "Professional Pricing" that provides for discounts of up to 0.50% off the Standard Variable Home Loan interest rate for the life of the loan.

ST.GEORGE GREAT AUSTRALIAN HOME LOAN

     The St.George Great Australian Home Loan product has a variable interest rate which is not linked to, and historically has been lower than, St.George Bank's Standard Variable Rate Home Loan product. Consistent with the Standard Variable Rate Home Loan, the interest rates set under the St.George Great Australian Home Loan product have no stated or explicit link to interest rates in the financial markets. Further, the interest rate of the St.George Great Australian Home Loan could fluctuate independently of other variable rates.

     The St.George Great Australian Home Loan product may be converted to a Fixed Rate Loan at the borrower's request, and if agreed to by St.George Bank, subject to the payment of a "switch fee". Lump sum payments are permitted under the St.George Great Australian Home Loan product at any time without penalty. Additionally, interest offset is not available under this product. Loan payments may be made monthly, every two weeks or weekly and must be made by automatic transfer from a St.George Bank transaction account or by direct credit from an account held at an external financial institution approved by St.George. This product was removed from sale on 25th August 2001.

ST.GEORGE ESSENTIAL HOME LOAN

     The St.George Essential Home Loan product has a variable interest rate that is not linked to St.George Bank's Standard Variable Rate Home Loan product. Consistent with the Standard Variable Rate Home Loan product, the interest rates set under the St.George Essential Home Loan product have no stated or explicit link to interest rates in the financial markets. Further, the interest rate of the St.George Essential Home Loan product could fluctuate independently of other variable rates.

     The St.George Essential Home Loan product may be converted to a Fixed Rate Loan at the borrower's request, and if agreed to by St.George Bank, subject to the payment of a "switch fee".

FIXED RATE LOAN

     A Fixed Rate Loan is a loan where the interest rate is fixed for a selected period of 1, 2, 3, 4 or 5 years. Generally the Bank also offers an Introductory 1-Year Fixed Rate Home Loan which is only available for new borrowers to St.George Bank. At the end of the fixed rate period, the loans will automatically convert to the Standard Variable Rate Home Loan interest rate. Economic break-costs may apply for Fixed Rate Loans that are prepaid or changed before the end of the fixed interest period.

     The servicer will not allow the interest rate on a Fixed Rate Loan product to be re-fixed at the end of its fixed rate term if it will result in a downgrade or withdrawal of the rating of the notes. All requests for interest rates to be re-fixed at the end of the current fixed rate term are subject to the Bank's agreement, and where applicable, payment of a fee.

SPECIAL FEATURES OF THE HOUSING LOANS

     Each housing loan may have some or all of the features described in this section. In addition, during the term of any housing loan, St.George Bank may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

SWITCHING INTEREST RATES

     St.George Bank will consider requests from borrowers to change from a Fixed Rate Loan product to a variable interest rate loan product, or vice versa. The servicer will not allow conversion of a loan if it will result in a downgrade or withdrawal of the rating of the notes. Any variable rate converting to a Fixed Rates Loan product will be matched by an increase in the fixed-floating rate swap to hedge the fixed rate exposure. Professional Pricing provides for discounts of up to 0.10% off the standard Fixed Rate Loan interest rate for the term of the fixed rate period for new borrowers that meet loan size or defined contribution thresholds. Economic break-costs may apply for Fixed Rate Loans that are prepaid or changed before the end of the fixed interest rate period.

INCREASE LOANS

     A borrower who is not a St.George Great Australian Home Loan borrower may apply to St.George Bank to borrow additional funds secured by the existing mortgage. The proceeds from these "increase" loans may be used by the borrower for any purpose.

     Some of the loans in the housing loan pool as of the cut-off date were originated as these increase loans. All of these increase loans will be assigned to the trust, together with each related housing loan, and form part of the assets of the trust.

     Where a borrower seeks to obtain an increase loan with respect to a housing loan after the cut-off date, and the aggregate of the existing housing loan and the increase loan meets the eligibility and servicing criteria, the increase loan will be approved and settled by St.George Bank. St.George Bank will provide the funding for the increase loan, which will be secured by the existing mortgage. In the event, however, that it becomes necessary to enforce the loan or the related mortgage, the master trust deed requires that any proceeds of that enforcement be applied in satisfaction of all amounts actual or contingent owing under the housing loan included in the assets of the trust, before any amounts may be applied in satisfaction of the increase loan.

     St.George Bank will provide all funding for that increase loan, which will be secured by the related mortgage. Under the master trust deed, the servicer will, at the direction of the manager, in the event of enforcement of a housing loan, distribute the proceeds to the issuer trustee of all housing loans which are assets of the trust in priority to any increase loan advanced by St.George Bank after the cut-off date.

SUBSTITUTION OF SECURITY

     A borrower may apply to the servicer to achieve the following:

     o substitute a different property in place of the existing security property; or

     o    release a mortgaged property under an existing loan contract.

     If the servicer's credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan. A new mortgage for the substituted security is registered.

     If all of the following conditions occur, then the housing loan will remain in the housing loan pool, secured by the new mortgage:

     o a new property subject to a mortgage satisfies the eligibility criteria;

     o    the principal outstanding under the housing loan does not increase;

     o the purchase of the new property by the borrower occurs simultaneously with the discharge of the original mortgage; and

     o    the new property is acceptable to the mortgage insurer.

     If any of the following conditions occur, then the Unpaid Balance will be repaid by the seller and the housing loan will cease to be an asset of the trust:

     o    the new property does not satisfy the eligibility criteria;

     o    the principal outstanding under the housing loan will change
          (increase); or

     o    settlement does not occur simultaneously with discharge.

     That payment of the Unpaid Balance will form part of the collections for the relevant collection period.

REDRAW

     The general terms and conditions of the variable rate housing loans allow the borrower to request a redraw of principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. Redraws must be for at least A$2,000 per transaction. Borrowers may request a redraw at any time, but its availability is always at the discretion of St.George Bank. The borrower is required to pay a fee to St.George Bank in connection with a redraw. Currently, St.George Bank does not permit redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from the trust.

PAYMENT HOLIDAY

     The documentation for a housing loan may allow the borrower a payment holiday where the borrower has prepaid principal, creating a difference between the outstanding principal balance of the loan and the scheduled amortized principal balance of the housing loan. The borrower is not required to make any payments, including payments of interest, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. The failure by the borrower to make payments during a payment holiday may not necessarily lead the related housing loan to be considered delinquent.

EARLY REPAYMENT

     A borrower will not incur break fees if an early repayment or partial prepayment of principal occurs under a variable rate and introductory variable rate housing loan contracts approved from November 1, 1996 to January 7, 2001 inclusive. However, in the case of loans approved prior to November 1, 1996, the equivalent of one month's interest may be payable as an early repayment fee.

     The Introductory Variable Rate loans approved from January 8, 2001, an early repayment fee of up to A$1,000 may be payable if the loan is repaid before the second anniversary of the drawdown.

     A borrower may incur break fees if an early repayment or partial prepayment of principal occurs on a Fixed Rate Loan product. Any housing loan approved before November 1, 1996 and on a fixed rate at the time of the break incurs a break fee of up to the equivalent of three months' interest on the portion of principal prepaid on the housing loan. Any housing loan approved after November 1, 1996 and before May 15, 1999 and on a fixed rate at the time of the break will be subject to an economic break fee which will not exceed:

     o 3 months' interest, if the housing loan had an original fixed rate term of 1 to 3 years;

     o 4 months' interest, if the housing loan had an original fixed rate term of 4 years; or

     o 5 months' interest, if the housing loan had an original fixed rate term of 5 years.

     Any housing loan approved on or after May 16, 1999 or if approved before this date and the loan only became subject to a fixed rate on or after February 1, 2000 and the loan is currently on a fixed rate at the time of the break, it will not be subject to these limits on break fees.

     Currently the servicer's policy is not to charge break fees in respect of a housing loan if prepayments for that housing loan are less than A$5,000 in any 12 month period while the interest rate is fixed. Where break fees are payable, payment of the break fee is required upon receipt of the prepayment or discharge. In some circumstances, the break fees will be capitalized.

     From February 1, 2000 regardless of the date of origin of a housing loan, if the housing loan is switched to a Fixed Rate Loan product from that time, the economic break fee will apply without any limit.

SWITCHING TO AN INVESTMENT OR OWNER-OCCUPIED HOUSING LOAN

     A borrower may elect to switch the use of the mortgaged property from owner-occupied property to investment or vice versa. St.George Bank must ensure that following any switch the related housing loans in the pool still satisfy the eligibility criteria. St.George Bank requires notification from the borrower, and St.George reserves the right to change the interest rate or the fees charged with respect to the housing loan.

CAPITALIZED FEES

     A borrower may request St.George Bank to provide product features under its housing loan contract without having to pay the usual up-front fee relating to that product. In those cases, St.George Bank may capitalize the fee, which will thus constitute part of the principal to be amortized over the remaining term of the housing loan.

COMBINATION OR "SPLIT" HOUSING LOANS

     A borrower may elect to split his/her loan into separate funding portions which may, among other things, be subject to different types of interest rates. Each part of the housing loan is effectively a separate loan contract, even though all the separate loans are secured by the same mortgage.

     If a housing loan is split, each separate loan will remain in the trust as long as each individual loan matures before the final maturity date of the notes. If any loan matures after the final maturity date of the notes, that loan will be removed from the trust and the Unpaid Balance of the loan will be paid to the issuer trustee by St.George Bank. The other segments of the "split" loan which mature before the final maturity date of the notes will remain in the trust.

INTEREST OFFSET

     St.George Bank offers borrowers two interest offset features which may be linked to the borrower's housing loan which reduce (offset) interest charged to the housing loan account. One option is called "partial offset" and offsets the interest rate accrued in the borrower's linked savings account against the interest calculated on the borrower's housing loan, on a monthly basis. This feature is available with any St.George Housing Loan except the St.George Great Australian Home Loan and Interest Only Fixed Rate Loans. The second option is called "100% interest offset" and the amount of interest charged on the housing loan is calculated on the difference between the housing loan balance and the balance in the linked savings account. This feature is only available on Standard Variable Rate Home Loans, Discount Variable Rate Home Loans and Introductory Fixed Rate Home Loans. St.George Bank does not actually pay interest to the borrower on the loan offset account, but reduces the amount of interest which is payable by the borrower under his/her housing loan. The borrower continues to make his/her scheduled mortgage payment under the housing loan with the result that the portion allocated to principal is increased by the amount of interest offset. St.George Bank will pay to the trust the aggregate of all interest amounts offset on a monthly basis. These amounts will constitute Finance Charge Collections and Principal Collections for the relevant period. Only one nominated borrower to the housing loan needs to have ownership status of the linked savings account.

     If at any time there is no basis swap in place, St.George Bank must ensure that the interest rate applicable to the borrower's deposit account is such that St.George Bank, as servicer, will not be required to increase the threshold rate as described in "Description of the Class A Notes-The Interest Rate Swaps-Threshold Rate".

     If, following a Title Perfection Event, the trust obtains legal title to a housing loan, St.George Bank will no longer be able to offer an interest offset arrangement for that housing loan.

NO SETOFF AGAINST AMOUNTS OWING TO ST.GEORGE

     Under the housing loan documentation, borrowers have waived the right to set off against all deposits held with St.George Bank.

ADDITIONAL FEATURES

     St.George Bank may from time to time offer additional features in relation to a housing loan which are not described in the preceding section. However, before doing so, St.George Bank must satisfy the manager that the additional features would not affect any mortgage insurance policy covering the housing loan and would not cause a downgrade or withdrawal of the rating of any notes. In addition, except for the interest rate and the amount of fees, St.George Bank generally does not change any of the terms of a housing loan without the related borrower's consent.


                         THE MORTGAGE INSURANCE POLICIES

GENERAL

     Those housing loans with an LVR in excess of 80% at the time of origination are each insured under a specific mortgage insurance policy by either St.George Insurance Pte Ltd, GE Mortgage Insurance Pty Ltd or, PMI Mortgage Insurance Ltd the Commonwealth of Australia. The issuer trustee has entered into a lenders mortgage insurance policy for those housing loans with an LVR of 80% or below at the time of origination with GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd. This section is a summary of the general provisions of the mortgage insurance policies.

SPECIFIC INSURANCE POLICIES

     The seller has entered into a number of specific mortgage insurance policies in relation to each of the housing loans which had an LVR of over 80% on the date it was originated. Each such insurance policy, each a SPECIFIC INSURANCE POLICY, was provided by any one of St.George Insurance Pte Limited, GE Mortgage Insurance Pty Ltd, PMI Mortgage Insurance Ltd or the Commonwealth of Australia, each a SPECIFIC INSURER.

     The seller will assign in equity its interest in each Specific Insurance Policy to the issuer trustee on the closing date when it assigns the relevant housing loan and mortgage. The consent of the relevant insurer is required for that assignment, and also for the servicer to service the insured housing loans. The seller is required to ensure that these consents are obtained on or before the closing date.

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


RESTRICTIONS AND CANCELLATION

     The amount recoverable under each Specific Insurance Policy will generally be the amount owing in relation to the relevant housing loan (including unpaid principal, accrued interest at any non-default rate, proper tax and reasonable enforcement costs (subject in certain instances to the insurer's consent or to maximum claim thresholds)), less all amounts recovered from enforcement of the mortgage and housing loan.

     Generally, a further advance under a housing loan will only be covered by a Specific Insurance Policy if it is a redraw or if the relevant insurer has previously consented to that advance. The actual amounts recoverable, and the amounts to be deducted, vary between the policies. For example, rent on the mortgaged property and insurance proceeds not spent on restoration or repair which are received by the issuer trustee may reduce amounts payable by the insurer under a Specific Insurance Policy.

     There are a number of requirements and restrictions imposed on the insured under each Specific Insurance Policy which may entitle the relevant insurer to cancel the policy or reduce the amount of a claim. Depending on the Specific Insurance Policy, these may include:


     o the existence of an encumbrance or other interest which affects or has priority over the relevant mortgage;

     o the relevant mortgage, the relevant housing loan or a guarantee or indemnity relating to the housing loan ceasing to be effective;

     o if there is a material omission or misstatement by the insured in relation to the policy;

     o that any premium is not paid when due or within the relevant grace period (if any);

     o    if there is physical damage to the relevant mortgaged property;

     o    a breach by the insured of the policy; and

     o certain circumstances which affect the insured's rights or recoveries under the relevant housing loan or mortgage.

EXCLUSIONS

     A Specific Insurance Policy may not, depending on its terms, cover any loss arising from specified events, such as war, nuclear occurrence and contamination.

UNDERTAKING

     Under a Specific Insurance Policy, the insured may have an obligation to, among other things:

     o    report arrears or other defaults on the relevant housing loan;

     o    report amounts outstanding under that relevant housing loan;

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

     o report procedures being taken in respect of a defaulted housing loan (including enforcement of the relevant mortgage or the taking of possession of any relevant mortgaged property);

     o    make all claims within a particular period and in a particular form;
          and

     o ensure that the terms of the relevant housing loan require that a general insurance policy is in place in respect of the relevant mortgaged property.

VARIANCE BETWEEN POLICIES

     Each Specific Insurance Policy has different provisions. The above is a summary of certain provisions -some may not relate to, or may differ from, a particular Specific Insurance Policy. In particular, some Specific Insurance Policies have an aggregate limit on the total amount which may be claimed by the insured under all Specific Insurance Policies with the relevant Specific Insurer.

SERVICER UNDERTAKINGS WITH RESPECT TO INSURANCE POLICIES

     Under the servicing agreement, the servicer undertakes to:

     o    act in accordance with the terms of any mortgage insurance policy;

     o not do or on it to do anything that would prejudicially affect the rights of the issuer trustee under a mortgage insurance policy; and

     o promptly make claims and notify the trust manager when claims are made.

GE MORTGAGE INSURANCE PTY LTD, GE CAPITAL MORTGAGE INSURANCE CORPORATION (AUSTRALIA) PTY LTD AND THE COMMONWEALTH OF AUSTRALIA

     Certain of the mortgage insurance policies have become liabilities of the Commonwealth of Australia by reason of the transfers described below. These mortgage insurance policies are now managed by GE Mortgage Insurance Pty Ltd
(GEMI) (ABN 61 071 466 334) on behalf of the Commonwealth of Australia. In addition GE Mortgage Insurance Pty Ltd itself has issued a number of the mortgage insurance policies relating to the housing loans.

     Housing Loans Insurance Corporation was an Australian Commonwealth Government statutory authority established under the Housing Loans Insurance Act 1965 of Australia. In December 1997, the Commonwealth Government:

     o transferred the liabilities of the Housing Loans Insurance Corporation, in relation to contracts of insurance entered into by the Corporation on and before December 12, 1997 to the Commonwealth Government;

     o appointed a new corporation, Housing Loans Insurance Corporation Limited (ABN 61 071 466 344), which changed its name to Housing Loans Insurance Corporation Pty Ltd, to manage these contracts of insurance on behalf of the Commonwealth of Australia;

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

     o sold the business of Housing Loans Insurance Corporation to GE Capital Australia (ABN 60 008 562 534) an indirect wholly owned subsidiary of the General Electric Company; and

     o Housing Loans Insurance Corporation Pty Ltd changed its name to GE Mortgage Insurance Pty Ltd in February 2000.

     The Commonwealth of Australia has a local currency rating of AAA by S&P and Fitch and Aaa by Moody's.

     GE Mortgage Insurance Pty Ltd currently has a claims paying ability rating of AAA by Standard & Poor's and Fitch and Aa1 by Moody's.

     As at December 31, 2000, GE Mortgage Insurance Pty Ltd had total assets of A$299,652,000, shareholders' equity of A$165,775,000 and statutory reserves (claims equalization reserve) of A$12,011,000.

     GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd (GEMICO) (ABN 52 081 488 440) commenced operations in March 1998.

     GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd has been given a AA claims paying rating by Standard & Poor's and Fitch and Aa2 by Moody's.

     As of December 31, 2000 GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd has total assets of A$136,817,000, shareholder's equity of A$61,770,000 which included statutory reserves (claims equalization reserves) of A$2,435,000.

     GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd's ultimate parent, General Electric Company, is a diversified industrial and financial services company with operations in over 100 countries. General Electric Company is rated AAA by Standard & Poor's and Fitch and Aaa by Moody's. General Electric Company is the indirect owner of lenders mortgage insurance business in the United States, United Kingdom, Canada, New Zealand and Australia.

     The business address of GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd is Level 23, 259 George Street, Sydney, New South Wales, Australia.

ST.GEORGE INSURANCE PTE LTD

     St.George Insurance Pte Ltd is a wholly owned subsidiary of St.George Bank Limited. St.George Insurance Pte Ltd provides mortgage insurance to St.George Bank Limited for residential lending products and was established for this purpose in 1989.

     St.George Insurance Pte Ltd has an independent board of directors and is domiciled in Singapore with three of the directors being external to the St.George Bank Group. It operates independently from the St.George Bank Limited and is responsible for its own profitability and returns upon equity. St.George Insurance Pte Ltd currently mortgage insures in excess of A$20 billion of the St.George Bank Limited residential lending portfolio.

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

     As at September 30, 2001 year end it had shareholders equity of A$75.89 million, reserves of A$25.50 million and assets of A$97.489 million. The profit after tax for the year was A$14.88 million which represented a return on equity of 19.61%.

     St.George Insurance Pte Ltd is independently rated A by Standard & Poor's, A+ by Fitch and A3 by Moody's.

     The business address of St.George Insurance Pte Ltd is 51 Bras Basah Road, #08-03, Plaza by the Park, Singapore 189554 and its registered address is 8 Cross Street, #11-00 PWC Building, Singapore 048424.

PMI MORTGAGE INSURANCE LTD

     PMI Mortgage Insurance Ltd (ABN 70 000 511 071) has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since 1988. It is currently Australia's second largest lenders' mortgage insurer.

     PMI Mortgage Insurance Ltd's parent is PMI Mortgage Insurance Co. PMI Mortgage Insurance Co. is a subsidiary of The PMI Group Inc. The PMI Mortgage Insurance Co. is a leading mortgage insurer in the United States currently having claims paying ability ratings of AA+ by Standard and Poor's and Fitch and Aa2 by Moody's.

     As at 31 December 2001, the unaudited financial statements of PMI Mortgage Insurance Ltd had total assets of A$433.7 million, shareholder's equity of A$229.6 million including statutory reserves (claims equalization reserve) of A$63.5 million. PMI Mortgage Insurance Ltd currently has an Insurer financial strength rating by Standard & Poor's of AA, by Fitch of AA and by Moody's of Aa3 with a review for possible upgrade.

     The business address of PMI Mortgage Insurance Ltd is Level 23, 50 Bridge Street, Sydney, New South Wales, Australia 2000.

LENDERS MORTGAGE INSURANCE POLICY
GENERAL

     The issuer trustee has entered into a lenders mortgage insurance policy, the LMI POLICY, with GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd to cover housing loans that had an LVR of 80% or below as of the date on which they were originated. Under the LMI Policy, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd will insure the issuer trustee with effect from the closing date for losses and in respect of the housing loans which are covered by the LMI Policy. The LMI Policy takes the form of a master policy, attached to which is a list of the insured housing loans. The terms of the master policy then apply to each of those housing loans.

PERIOD OF COVER

     The issuer trustee has the benefit of the LMI Policy in respect of each relevant housing loan from the date the LMI Policy is entered into in respect of the housing loan until the earliest of:

     o    the date the housing loan is repaid in full;

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

     o the date (if any) specified as the date on which the insurance expires in relation to the housing loan;

     o the date on which the insurance is cancelled in accordance with the Insurance Contracts Act 1984. That Act allows an insurer to cancel a policy if, among other things, the insured breaches its duty of disclosure;

     o the date on which the housing loan and the mortgage securing the housing loan is beneficially assigned to the seller-midnight on the day immediately preceding such assignment;

     o the date the housing loan or the mortgage securing the housing loan is assigned, transferred or mortgaged to a person other than to a person who is or becomes an insured;

     o the date the housing loan ceases to be secured by the mortgage (other than in the case where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purposes); and

     o the date on which the insurance is cancelled by the insurer, after notice to the issuer trustee, as so entitled under the LMI Policy.

COVER FOR LOSSES

     GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd is obliged to pay to the issuer trustee the loss in respect of a housing loan, equal to the aggregate of:

     o the balance of the housing loan together with any interest, fees or charges (whether capitalized or not) outstanding at the loss date;

     o    fees and charges incurred by the issuer trustee;

     o such other amounts (including fines or penalties) which the insurer, in its absolute discretion, approves,

which the issuer trustee is entitled to recover under the housing loan contract or any mortgage guarantee,

     less deductions including:

     o the sale price of the relevant mortgaged property or compensation less any amount required to discharge any approved prior mortgage for resumption or compulsory acquisition of the relevant mortgaged property or any collateral security;

     o any amount received by the issuer trustee under any collateral security;

     o rents and other profits or proceeds in relation to the relevant mortgaged property;

     o sums received under any policy of insurance relating to the relevant mortgaged property not applied in restoration or repair;

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

     o any other amounts received in relation to the relevant mortgage or housing loan, including any amounts received from the relevant borrower or guarantor;

     o where foreclosure action occurs, the value of the issuer trustee's interest in the property (treating the issuer trustee's interest as including the interest of any prior mortgagee who is not an approved prior mortgagee);

     o any interest whether capitalized or not that exceeds interest at the standard rate (or if the Consumer Credit Code applies to the housing loan then any interest greater than the interest calculated and accrued at the standard rate in accordance with the provisions of the Consumer Credit Code shall be excluded);

     o any fees or charges whether capitalized or not, that are not of the type or which exceed the maximum amounts specified below:

          o premiums for approved general insurance policies, levies and other charges payable to a body corporate under a strata title system, rates, taxes and other statutory charges;

          o reasonable and necessary legal and other fees and disbursements of enforcing or protecting the issuer trustee's rights under the housing loan contract, up to the maximum amount stated in the schedule;

          o repair, maintenance and protection of the property, up to the maximum amount or proportion of the value of the property stated in the schedule;

          o reasonable costs of the sale of the property by the issuer trustee, up to the maximum amount stated in the schedule;

          o if the Consumer Credit Code applies to the housing loan then fees and charges that exceed the fees and charges recoverable under the Consumer Credit Code (less any amount that must be accounted for the borrower and the mortgagor) shall be excluded.

     o pursuant to the policies and procedures of GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, any amount incurred by the issuer trustee in respect of any goods and services tax to the extent a credit is available to the issuer trustee for that tax;

     o losses directly arising out of the physical damage to the property other than:

          o    losses arising from fair, wear and tear; or

          o losses which were recovered and applies in the restoration or repair of the property prior to the loss date or which were recovered under a policy of insurance and were applied to reduce the amount outstanding under the housing loan;

     o    any amounts which a claim may be reduced under the policy; and

     o    any deductible or other amount specified in the schedule.

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

Pursuant to the policies and procedures of GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, certain amounts in relation to a housing loan are not recoverable under the LMI Policy, including losses arising from:

          o    interest charged in advance;

          o    default interest;

          o    early repayment fees;

          o    break costs;

          o    fines, fees or charges debited to the housing loan;

          o costs of restoration following damage to or destruction of the relevant mortgaged property;

          o costs of removal, clean up and restoration arising from contamination of the relevant mortgaged property;

          o additional funds advanced to the relevant borrower without the insurer's consent other than any redraws;

          o    amounts paid to complete improvements; and

          o any civil and criminal penalties imposed under legislation, including the Consumer Credit Code.

ISSUER TRUSTEE'S INTEREST EXTINGUISHED

     If the issuer trustee assigns its equitable interest in a housing loan to the seller (including as a result of a repurchase by the seller following a breach of the seller's representations and warranties in relation to the housing loan or a repurchase of the housing loan in accordance with the seller's right of first refusal) then the seller will be entitled to the benefit of the LMI Policy in so far as it applies to that housing loan.

REFUSAL OR REDUCTION IN CLAIM

     The amount of a claim may be refused or reduced by GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd for any loss in respect of a housing loan by the amount that fairly represents the extent to which GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd's interests have been prejudiced by the issuer trustee's failure to comply with any condition, provision or requirement of the policy.

UNDERTAKINGS

     Under the LMI Policy, the issuer trustee is required, among other things:

          o pay any premium within 28 days of the due date as specified in the schedule;

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

          o not make any representation or statement (deemed or otherwise) in a proposal that is incorrect or breach the duty of disclosure;

          o ensure there is a mortgage manager in respect of the housing loan at all times if the issuer trustee does not manage and administer the housing loan or is not a lender approved by the insurer;

          o ensure there is a condition in the housing loan contract that the property is kept insured under an approved general insurance policy and specifying in case of a failure to do so that the issuer trustee may insure the property under an approved general insurance policy at the cost and expense of the borrower or the mortgagor and not advance any part of the housing loan to the borrower before the property is so insured;

          o where a mortgage is not a first mortgage, take such action as the Insurer may require to oppose any application by any prior mortgagee for foreclosure against the mortgagor and the issuer trustee;

          o ensure the mortgage has been duly registered with the land titles office in the State or Territory in which the property is situated; provided, however, that the insurer shall not consider it to be a breach of the provision if the mortgage has been lodged for registration in accordance with the normal practice of the jurisdiction and it has not been rejected);

          o ensure the housing loan contract, any mortgage guarantee or any collateral security is duly stamped in each relevant State or Territory; provided, however, the insurer shall not consider it to be a breach of this provision if all steps required by the relevant State or Territory stamp office have been taken and the issuer trustee pays stamp duty when it falls due;

          o if a housing loan is for the purpose of (either solely or partly) or in connection with, the construction, refurbishment or renovation of any building the issuer trustee must not, other than in accordance with the lending guidelines, make any advance:

               o before the borrower (and the mortgagor if not the borrower) and the builder have entered into a contract which precludes the borrower (and the mortgagor if not the borrower) from being charged more than a specified price inclusive of all expenses other than those incurred in respect of additional work or variations authorised in writing by the borrower (and the mortgagor if not the borrower); provided, however, the specified price must not exceed the price stated in the acceptance advice without the approval of the insurer and the housing loan contract must not permit the borrower (and the mortgagor if not the borrower) to authorize any additional work without the consent of the issuer trustee;

               o intended to be paid to the builder before one of the issuer trustee's officers or a competent third party has inspected the building to ensure that construction is sound and substantially in accordance with plans and specifications and that the payment is appropriate having regard to the progress of construction; and

               o    after a default without the approval of the insurer; and

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

               o notify the insurer of any additional advance made on the security of the property, and where the additional advance is an approved additional advance pay any additional premium required by the insurer.


ACTIONS REQUIRING GE CAPITAL MORTGAGE INSURANCE CORPORATION (AUSTRALIA) PTY LTD'S CONSENT

     The issuer trustee must not, without prior approval of the insurer:

     o make any additional advance upon the security of the property that ranks for payment ahead of the housing loan;

     o materially alter the terms of the housing loan contract, any mortgage guarantee or any collateral security, other than an alteration made in accordance with section 66 or 68 of the Consumer Credit Code;

     o allow its rights to be reduced against the borrower, the mortgagor, any mortgage guarantor, any provider of any collateral security or the property by compromise, postponement, partial discharge or otherwise;

     o approve any transfer or assignment of the property without full discharge of the housing loan;

     o    contravene any provision of the policy; or

     o consent to a further advance by an approved prior mortgagee upon the security of the approved prior mortgage.

CLAIMS

     A claim can be made under the LMI Policy:

     o when following a default the issuer trustee or an approved prior Mortgagee sells the property;

     o when following a default the issuer trustee or an approved prior mortgagee becomes the absolute owner by foreclosure;

     o when following a default the mortgagor sells the property with the prior approval of the issuer trustee and the insurer;

     o when the property is compulsorily acquired or sold by a government for public purposes and there is a default (or where the mortgage has been discharged by the operation of the compulsory acquisition or sale and there is a default in repayment of the housing loan which would have been a default but for the occurrence of that event), the date being the later of the date of the completion of the acquisition or sale or the date 28 days after the date of the default; or

     o where the insurer has agreed or determined to pay a claim under the policy, the date specified in that agreement or determination.

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

     A claim should be lodged within 28 days after the loss date, unless in its absolute discretion, the insurer otherwise agrees. All claims must be in a form and be accompanied by documents and information requested by the insurer.

     Claims are payable within 14 days of receipt by GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd of the completed claim form and supporting information and documents.

     After making a claim, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd may require an assignment to it by the issuer trustee of the relevant insured mortgage or require the issuer trustee to appoint GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd as its attorney to take action in relation to the relevant housing loan or related mortgage.

AFTER A CLAIM

     Any amount received by the issuer trustee in relation to a housing loan (including any amount paid on account of an additional advance) after a claim has been paid under the LMI Policy (whether upon the exercise of powers following a default or otherwise) must be notified to the insurer immediately and such amounts are held on trust for the insurer to be:

     o firstly, where the Insurer has wholly or partly paid a claim, paid by the issuer trustee to the insurer until the amount so paid is equal to the amount paid by the insurer under the policy in respect of the housing loan; and

     o secondly, applied to reduce the balance of the amount payable by the insurer under the policy in respect of that housing loan.

GE CAPITAL MORTGAGE INSURANCE CORPORATION (AUSTRALIA) PTY LTD

     GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd is described under "The Mortgage Insurance Policies-Specific Insurance Policies-GE Mortgage Insurance Pty Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd and the Commonwealth of Australia" above.


                        DESCRIPTION OF THE CLASS A NOTES

GENERAL

     The issuer trustee will issue the Class A notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the notes and the terms of the master trust deed, the supplementary terms notice and the note trust deed. The notes will be governed by the laws of New South Wales. The following summary describes the material terms of the Class A notes. The summary does not purport to be complete and is subject to the terms and conditions of the transaction documents.

FORM OF THE CLASS A NOTES
BOOK-ENTRY REGISTRATION

     The Class A notes will be issued only in permanent book-entry format in minimum denominations of US$100,000. Unless definitive notes are issued, all references to actions by the Class A noteholders will refer to actions taken by the Depository Trust Company (DTC) upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to Class A noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the Class A notes in accordance with DTC's procedures.

     Class A noteholders may hold their interests in the notes through DTC, in the United States, or Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG") or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will hold the Class A notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC has advised the manager and the underwriters that it is:

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking organization" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

     DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg



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

participants and Euroclear participants may not deliver instructions directly to their system's depositary.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

     Purchases of Class A notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the Class A notes on DTC's records. The ownership interest of each actual Class A noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. Class A noteholders will not receive written confirmation from DTC of their purchase. However, noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the Class A notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the Class A noteholders. Class A noteholders will not receive notes representing their ownership interest in offered notes unless use of the book-entry system for the Class A notes is discontinued.

     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual noteholders of the Class A notes; DTC's records reflect only the identity of the DTC participants to whose accounts the Class A notes are credited, which may or may not be the actual beneficial owners of the Class A notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to Class A noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote on behalf of the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the Class A notes are credited on the record date, identified in a listing attached to the proxy.

     Principal and interest payments on the Class A notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to Class A noteholders. These payments will be the responsibility of the

DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to Class A noteholders is the responsibility of DTC participants and indirect participants.

     DTC may discontinue providing its services as securities depository for the notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

     According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars.

     Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 40 currencies, including U.S. dollars.

     The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the EUROCLEAR OPERATOR. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

     Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the Class A notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a Class A noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE NOTES

     Notes issued in definitive form are referred to in this prospectus as "definitive notes." Class A notes will be issued as definitive notes, rather than in book entry form to DTC or its nominees, only if one of the following events occurs:

     o the principal paying agent advises the manager in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the class of notes, and the manager is not able to locate a qualified successor;

     o the issuer trustee, at the direction of the manager, advises the principal paying agent in writing that it elects to terminate the book-entry system through DTC; or

     o after the occurrence of an event of default, the note trustee, at the written direction of noteholders holding a majority of the outstanding principal balance of a class of notes, advises the issuer trustee and the principal paying agent, that the continuation of a book-entry system is no longer in the best interest of the noteholders of that class.

     If any of these events occurs, DTC is required to notify all of its participants of the availability of definitive notes. Class A notes will be serially numbered if issued in definitive form.

     Definitive notes will be transferable and exchangeable at the offices of the note registrar, which is initially the principal paying agent located at Bankers Trust Company, Corporate Trust & Agency Services, 123 Washington Street, New York, New York 10006. The note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The note registrar will not be required to register the transfer or exchange of definitive notes within the thirty days preceding a quarterly distribution date for the definitive notes.

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

DISTRIBUTIONS ON THE NOTES

     Collections in respect of interest and principal will be received during each monthly collection period. Collections include the following:

     o    interest and principal receipts from the housing loans;

     o    proceeds from enforcement of the housing loans;

     o    proceeds from claims under the mortgage insurance policies; and

     o payments by the seller, the servicer or the custodian relating to breaches of their representations or undertakings.

     The issuer trustee will make some payments on a monthly basis on each monthly payment date, which will primarily be to the providers of support facilities to the trust. The issuer trustee will make the majority of its payments on a quarterly basis on each quarterly payment date, including payments to noteholders. On each quarterly payment date, the principal paying agent will distribute, indirectly through DTC and/or the depositaries, principal and interest, if any, to the owners of the Class A notes as of the related quarterly determination date if the Class A notes are held in book-entry form, or, if the Class A notes are held in definitive form, the last day of the prior calendar month.

KEY DATES AND PERIODS

      The following are the relevant dates and periods for the allocation of cashflows and their payments.

MONTHLY COLLECTION PERIOD........       in relation to a monthly payment
                                        date, means the calendar month which
                                        precedes the calendar month in which
                                        the monthly payment date occurs.
                                        However, the first and last monthly
                                        collection periods are as follows:

                                        o   first: period from and excluding
                                            the cut-off date to and including
                                            March 31, 2002.

                                        o   last: period from but excluding the
                                            last day of the calendar month
                                            preceding the termination date to
                                            and including the termination date.

MONTHLY DETERMINATION DATE........      The date which is 2 business days before
                                        a monthly payment date.

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

MONTHLY PAYMENT DATE....................................    20th day of each calendar month, or, if 20th day is
                                                            not a business day, then the next business day, unless
                                                            that business day falls in the next calendar month, in
                                                            which case the monthly payment date will be the
                                                            preceding business day, beginning in April, 2002.


QUARTERLY COLLECTION PERIOD.............................    in relation to a quarterly payment date, means the
                                                            three monthly collection periods that precede the
                                                            calendar month in which the quarterly payment date
                                                            falls.  However, the first and last quarterly
                                                            collection periods are as follows:

                                                            o     first: period from and excluding the cut-off
                                                                  date to and including April 30, 2002.

                                                            o     last: period from but excluding the last day of
                                                                  the prior quarterly collection period to and
                                                                  including the termination date.


QUARTERLY DETERMINATION DATE............................    The date which is 2 business days before a quarterly
                                                            payment date.


QUARTERLY PAYMENT DATE..................................    20th day of each of May, August, November and February
                                                            or, if 20th day is not a business day, then the next
                                                            business day, unless that business day falls in the
                                                            next calendar month, in which case the quarterly
                                                            payment date will be the preceding business day.  The
                                                            first quarterly payment date will be in May, 2002.


EXAMPLE CALENDAR

The following example calendar for a quarter assumes that all relevant days are business days:

MONTHLY COLLECTION PERIOD...........................    May 1st to May 31st

MONTHLY DETERMINATION DATE..........................    June 18th

MONTHLY PAYMENT DATE................................    June 20th

MONTHLY COLLECTION PERIOD...........................    June 1st to June 30th

MONTHLY DETERMINATION DATE..........................    July 18th

MONTHLY PAYMENT DATE................................    July 20th

MONTHLY COLLECTION PERIOD...........................    July 1st to July 31st

QUARTERLY COLLECTION PERIOD.........................    May 1st to July 31st

QUARTERLY DETERMINATION DATE........................    August 18th

QUARTERLY PAYMENT DATE..............................    August 20th

INTEREST PERIOD.....................................    May 20th to August 19th


CALCULATION OF TOTAL AVAILABLE FUNDS

     On each Determination Date, the manager will calculate the Available Income and principal draws for the immediately preceding collection period. The sum of those amounts is the Total Available Funds.

AVAILABLE INCOME

     AVAILABLE INCOME for a monthly collection period means the aggregate of:

     o    the FINANCE CHARGE COLLECTIONS for that collection period, which are:

          o the aggregate of all amounts received by or on behalf of the issuer trustee during that collection period in respect of interest, fees and other amounts in the nature of income payable under or in respect of the housing loans and related security and other rights with respect to the housing loans, including:

          o amounts on account of interest recovered from the enforcement of a housing loan;

          o any payments by the seller to the issuer trustee on the repurchase of a housing loan during that collection period which are attributable to interest;

          o any break fees paid by borrowers under fixed rate housing loans received during that collection period; and

          o any amount paid to the issuer trustee by the seller equal to the amount of any interest which would be payable by the seller to a borrower on amounts standing to the credit of the borrower's loan offset account if interest was payable on that account, to the extent attributable to interest on the housing loan;

          o any interest on collections payable by the seller under clause 5.2(b)(ii) of the servicing agreement;

     o all other amounts in respect of interest, fees and other amounts in the nature of income, received by or on behalf of the issuer trustee during that collection period including:

          o from the seller, servicer or custodian, in respect of any breach of a representation, warranty or undertaking contained in the transaction documents;

          o from the seller, servicer or custodian under any obligation under the transaction documents to indemnify or reimburse the issuer trustee for any amount;

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

     o from St.George under the deed of indemnity in respect of any losses arising from a breach by the custodian of its obligations under the custodian agreement;

     o from the issuer trustee in its personal capacity in respect of any breach of a representation, warranty or undertaking in respect of which it is not entitled to be indemnified out of the assets of the trust, or any indemnity from the issuer trustee in its personal capacity contained in the transaction documents; and

     o from the manager in respect of any breach of a representation, warranty or undertaking of the manager in respect of a breach of which it is not entitled to be indemnified out of the assets of the trust, or any indemnity from the manager, contained in the transaction documents, in each case which the manager determines to be in respect of interest, fees and other amounts in the nature of income payable under the housing loans and related security and other rights with respect thereto; and

     o recoveries in the nature of income received, after a Finance Charge Loss or Principal Loss has arisen, by or on behalf of the issuer trustee during that collection period;

LESS:

     o governmental charges collected by or on behalf of the issuer trustee for that collection period; and

     o the aggregate of all bank fees and charges due to the servicer or the seller from time to time as agreed by them and consented to by the issuer trustee, that consent not to be unreasonably withheld, and collected by the seller or the servicer during that collection period;

PLUS:

     o    to the extent not included in Finance Charge Collections:

          o any amount received by or on behalf of the issuer trustee in relation to that collection period on or by the payment date immediately following the end of that collection period with respect to net receipts under the basis swap or the fixed-floating rate swap;

          o any interest income received by or on behalf of the issuer trustee during that collection period in respect of funds credited to the collection account;

          o amounts in the nature of interest otherwise paid by the seller, the servicer or the manager to the issuer trustee in respect of collections held by it;

          o all other amounts received by or on behalf of the issuer trustee in respect of the assets of the trust in the nature of income; and

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

          o all amounts received by or on behalf of the issuer trustee in the nature of interest during that collection period from any provider of a support facility, other than the redraw facility, under a support facility, and which the manager determines should be accounted for in respect of a Finance Charge Loss, but excluding any interest credited to a collateral account of a support facility.

Available Income for a quarterly collection period will be the sum of the Available Income for the three monthly collection periods included in that quarterly collection period.

PRINCIPAL DRAWS

     If the manager determines on any Determination Date that the Available Income of the trust for the collection period ending immediately prior to that Determination Date is insufficient to meet Total Payments of the trust for that collection period, then the manager will direct the issuer trustee to apply Principal Collections collected during that collection period to cover the Payment Shortfall to the extent available. These principal draws will be reimbursed out of any Excess Available Income available for this purpose on subsequent payment dates.

DISTRIBUTION OF TOTAL AVAILABLE FUNDS

     In relation to a collection period, all amounts payable by the issuer trustee as described in one of the next two subsections, as applicable, on the payment date relating to that collection period, constitute TOTAL PAYMENTS.

MONTHLY TOTAL PAYMENTS

     On each monthly payment date, but not a quarterly payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Total Available Funds, in relation to the monthly collection period ending immediately before that monthly payment date, the following amounts in the following order of priority:

     o first, an amount equal to the Accrued Interest Adjustment to the seller; and

     o second, any interest payable by the issuer trustee under the redraw facility.

     The issuer trustee shall only make a payment under either of the bullet points above if the manager directs it in writing to do so and only to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been distributed.

QUARTERLY TOTAL PAYMENTS

     On each quarterly payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Total Available Funds, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

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

     o first, an amount equal to the Accrued Interest Adjustment to the seller;

     o second, payment to the fixed-floating rate swap provider under the fixed-floating rate swap of any break fees received by or on behalf of the issuer trustee from a borrower or the mortgage insurer during the quarterly collection period;

     o third, unless specified later in this paragraph, Trust Expenses which have been incurred prior to that quarterly payment date and which have not previously been paid or reimbursed, in the order set out in the definition of Trust Expenses;

     o fourth, any fees payable by the issuer trustee under the redraw facility;

     o fifth, any amounts that would have been payable under this cashflow, other than amounts which would have been payable seventh to twelfth inclusive under this cashflow, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee, in the order they would have been paid under that prior application of funds as described in this section;

     o sixth, pro rata between themselves payments to each mortgage insurer of the positive difference, if any, between any overpayments by that mortgage insurer of amounts in respect of interest, for which that mortgage insurer has not been previously reimbursed, and the aggregate of the Excess Distributions paid to the beneficiary on previous quarterly payment dates;

     o    seventh, pro rata between themselves:

          o any interest payable by the issuer trustee under the redraw facility; and

          o the payment to the currency swap provider of the A$ Class A Interest Amount at that date, which is thereafter to be applied to payments of interest to the Class A noteholders;

     o eighth, any amounts that would have been payable under the next bullet point, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee;

     o    ninth, the payment of the interest on the Class B notes;

     o tenth, any amounts that would have been payable under the next bullet point, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee;

     o    eleventh, the payment of interest on the Class C notes; and

     o twelfth, pro rata between themselves payment to each mortgage insurer of an amount equal to any overpayment by that mortgage insurer of amounts in respect of income, for which that mortgage insurer has not previously been reimbursed.

     The issuer trustee shall only make a payment under any of the bullet points above if the manager directs it in writing to do so and only to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been distributed.

TRUST EXPENSES

     TRUST EXPENSES are, in relation to a collection period, in the following order of priority:

     o first, taxes payable in relation to the trust for that collection period;

     o second, any expenses relating to the trust for that collection period which are not already covered in the following seven bullet points;

     o third, pro rata, the issuer trustee's fee, the security trustee's fee and the note trustee's fee for that collection period;

     o    fourth, the servicer's fee for that collection period;

     o    fifth, the manager's fee for that collection period;

     o    sixth, the custodian's fee for that collection period;

     o seventh, pro rata, any fee or expenses payable to the principal paying agent, any other paying agent or the calculation agent under the agency agreement;

     o eighth, any costs, charges or expenses, other than fees, incurred by, and any liabilities owing under any indemnity granted to, the underwriters, the manager, the security trustee, the servicer, the note trustee, a paying agent or the calculation agent in relation to the trust under the transaction documents, for that collection period; and

     o ninth, any amounts payable by the issuer trustee to the currency swap provider upon the termination of the currency swap.

INTEREST ON THE NOTES
CALCULATION OF INTEREST PAYABLE ON THE NOTES

     Up to, and including, the Optional Redemption Date, the interest rate for the Class A notes for the related Interest Period will be equal to LIBOR on the quarterly Determination Date immediately prior to the start of that Interest
Period plus   %. If the issuer trustee has not redeemed all of the Class A notes by the Optional Redemption Date then the interest rate for each related Interest Period commencing on or after that date will be equal to LIBOR on the related
quarterly Determination Date plus   %.

     The OPTIONAL REDEMPTION DATE means the quarterly payment date falling on or after the earlier of the quarterly payment date falling in May 2009 and the quarterly payment date on which the total Stated Amount of all notes is equal to or less than 10% of the total initial principal balance of the notes.

     The interest rate for the Class B notes and the Class C notes for a particular Interest Period will be equal to the Three Month Bank Bill Rate on the quarterly Determination Date immediately prior to the start of that Interest Period plus a margin.

     With respect to any payment date, interest on the notes will be calculated as the product of:

     o the outstanding principal balance of such class as of the first day of that Interest Period, after giving effect to any payments of principal made with respect to such class on such day;

     o    on a daily basis at the interest rate for such class of notes; and

     o a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days for the Class A notes, or 365 days for the Class B and Class C notes.

     A note will stop earning interest on any date on which the Stated Amount of the note is zero or, if the Stated Amount of the note is not zero on the due date for redemption of the note, then on the due date for redemption, unless, after the due date for redemption, payment of principal is improperly withheld or refused, following which the note will continue to earn interest until the later of the date on which the note trustee or principal paying agent receives the moneys in respect of the notes and notifies the holders of that receipt or the date on which the Stated Amount of the note has been reduced to zero.

     A note will begin earning interest again from and including any date on which its Stated Amount becomes greater than zero.

CALCULATION OF LIBOR

     On the second banking day in London and New York before the beginning of each Interest Period, the calculation agent will determine LIBOR for the next Interest Period.

EXCESS AVAILABLE INCOME

GENERAL

     On each quarterly Determination Date, the manager must determine the amount, if any, by which the Total Available Funds for the quarterly collection period ending immediately prior to that quarterly Determination Date exceed the Total Payments for that same quarterly collection period.

DISTRIBUTION OF EXCESS AVAILABLE INCOME

     On each quarterly Determination Date, the manager must apply any Excess Available Income for the related quarterly collection period in the following order of priority:

     o first, to reimburse all Principal Charge Offs for that quarterly collection period;

     o second, pro rata between themselves, based on the Redraw Principal Outstanding and, in the case of the Class A notes on the A$ Equivalent of the Stated Amount of the Class A notes:

          o to pay the currency swap provider the A$ Equivalent of any Carryover Class A Charge Offs in respect of the Class A notes to be paid to the Class A noteholders; and

          o to repay the redraw facility, as a reduction of, and to the extent of, any Carryover Redraw Charge Offs;

     o third, to repay all principal draws which have not been repaid as of that quarterly payment date;

     o fourth, as a payment to the Class B noteholders in or towards reinstating the Stated Amount of the Class B notes to the extent of any Carryover Class B Charge Offs;

     o fifth, as a payment to the Class C noteholders in or towards reinstating the Stated Amount of the Class C notes to the extent of any Carryover Class C Charge Offs; and

     o sixth, at the direction of the manager, to pay the residual beneficiary any remaining Excess Available Income.

     The issuer trustee shall make a payment described in the preceding clauses only if the manager directs it in writing to do so and only to the extent that any Excess Available Income remains from which to make the payment after amounts with priority to that payment have been distributed.

     Any amount applied pursuant to the first five clauses above will be treated as Principal Collections.

     Once distributed to the residual beneficiary, any Excess Available Income will not be available to the issuer trustee to meet its obligations in respect of the trust in subsequent periods unless there has been a manifest error in the relevant calculation of the amount distributed to the residual beneficiary. The issuer trustee will not be entitled or required to accumulate any surplus funds as security for any future payments on the notes.

PRINCIPAL COLLECTIONS

     On each Determination Date, the manager must determine Principal Collections for the collection period ending immediately prior to that Determination Date. PRINCIPAL COLLECTIONS are the sum of:

     o all amounts received by or on behalf of the issuer trustee from or on behalf of borrowers under the housing loans in accordance with the terms of the housing loans during that collection period in respect of principal, including principal prepayments;

     o all other amounts received by or on behalf of the issuer trustee under or in respect of principal under the housing loans and related security and other rights with respect thereto during that collection period, including:

          o amounts on account of principal recovered from the enforcement of a housing loan, other than under a mortgage insurance policy;

          o any payments by the seller to the issuer trustee on the repurchase of a housing loan under the master trust deed during that collection period which are attributable to principal; and

          o any amount paid to the issuer trustee by the seller equal to the amount of any interest which would be payable by the seller to a borrower on a housing loan on amounts standing to the credit of the borrower's loan offset account if interest was payable on that account to the extent attributable to principal on the housing loan;

     o all amounts received by or on behalf of the issuer trustee during that collection period from the mortgage insurer, pursuant to a mortgage insurance policy, or any provider of a support facility, other than the currency swap, under the related support facility and which the manager determines should be accounted for in respect of a Principal Loss;

     o all amounts received by or on behalf of the issuer trustee during that collection period:

          o from the seller, the servicer, the manager, Perpetual Trustees Consolidated Limited, in its personal capacity, or the custodian in respect of any breach of a representation, warranty or undertaking contained in the transaction documents, and in the case of Perpetual Trustees Consolidated Limited and the manager, in respect of a breach of which it is not entitled to be indemnified out of the assets of the trust; and

          o from the seller, the servicer, the indemnifier, the manager or the custodian under any obligation under the transaction documents to indemnify or reimburse the issuer trustee for any amount or from Perpetual Trustees Consolidated Limited, in its personal capacity, under any obligation under the transaction documents to indemnify the trust, in each case, which the manager determines to be in respect of principal payable under the housing loans and related mortgages;

     o any amounts in the nature of principal received by or on behalf of the issuer trustee during that collection period pursuant to the sale of any assets of the trust, including the A$ Equivalent of any amount received by the issuer trustee on the issue of the notes which was not used to purchase a housing loan, and which the manager determines is surplus to the requirements of the trust;

     o any amount of Excess Available Income to be applied to pay a Principal Charge Off or a carryover charge off on a note;

     o any amount of Excess Available Income to be applied to repay principal draws made on a previous payment date; and

less any amounts paid by the issuer trustee to replace a housing loan as described in the section entitled "Substitution of Housing Loans."

     On the closing date, the sum of the A$ Equivalent of the total initial outstanding Principal Amount of the Class A notes and the total initial outstanding Principal Amount of the Class B and Class C notes issued by the issuer trustee may exceed the housing loan principal as of the cut-off date. The amount of this difference, if any, will be treated as a Principal Collection and will be passed through to noteholders on the first quarterly payment date.

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INITIAL PRINCIPAL DISTRIBUTIONS
MONTHLY PRINCIPAL DISTRIBUTIONS

     On any monthly payment date in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of Principal Collections, in relation to the monthly collection period ending immediately before that monthly payment date, the following amounts in the following order of priority:

     o    first, to allocate to Total Available Funds any principal draw; and

     o second, to retain in the collection account as a provision such amount as the manager determines is appropriate to make for any anticipated shortfalls in Total Payments on the following monthly payment date or quarterly payment date.

     The issuer trustee shall only make a payment under either of the bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

QUARTERLY PRINCIPAL DISTRIBUTIONS

     On each quarterly payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of Principal Collections, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

     o    first, to allocate to Total Available Funds any principal draws;

     o second, to retain in the collection account as a provision such amount as the manager determines is appropriate to make up for any anticipated shortfalls in payments on the following monthly payment date or quarterly payment date;

     o third, subject to the limits described under "Description of the Transaction Documents &The Redraw Facility", to repay any redraws provided by the seller in relation to housing loans to the extent that it has not previously been reimbursed in relation to those redraws;

     o fourth, to repay all principal outstanding under the redraw facility on that payment date; and

     o fifth, to retain in the collection account as a provision to reimburse further redraws an amount equal to the Redraw Retention Amount for the next quarterly collection period.

     The issuer trustee shall only make a payment under any of the bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.



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     Only after initial principal distributions have been satisfied will
Principal Collections be available to repay the Principal Amount of Class A notes, Class B notes and Class C notes in accordance with the relevant principal allocation methodology set out below.

PRINCIPAL DISTRIBUTIONS PRIOR TO STEPDOWN DATE OR AFTER TRIGGER EVENT

     On each quarterly payment date prior to the Stepdown Date, or if a Trigger Event exists on that quarterly payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of the Principal Collections remaining after the initial principal distributions have been made, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

     o    first, all initial principal distributions for that collection period;

     o second, as a payment to the currency swap provider under the confirmation relating to the Class A notes, an amount equal to the lesser of:

          o    the remaining amount available for distribution; and

          o    the A$ Equivalent of the Stated Amount of all Class A notes;

          which is thereafter to be applied as payments of principal on the Class A notes;

     o third, as a payment to the Class B noteholders of principal on the Class B notes, an amount equal to the lesser of:

          o    the remaining amount available for distribution; and

          o    the Stated Amount of all Class B notes;

     o fourth, as a payment to the Class C noteholders of principal on the Class C notes, an amount equal to the lesser of:

          o    the remaining amount available for distribution; and

          o    the Stated Amount of all Class C notes; and

     o fifth, on the business day immediately following the date on which all Secured Moneys are fully and finally repaid, and only after payment of all amounts referred to in the preceding clauses, the issuer trustee must pay remaining Principal Collections to the seller in reduction of the principal outstanding under the loan from the seller to the issuer trustee, if any, for the purchase of the housing loans, as a full and final settlement of the obligations of the issuer trustee under that loan.

          The issuer trustee shall only make a payment under any of the first four bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.


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PRINCIPAL DISTRIBUTIONS AFTER STEPDOWN DATE FOR SO LONG AS NO TRIGGER EVENT
EXISTS

     On each quarterly payment date after the Stepdown Date, for so long as no Trigger Event exists on that quarterly payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of the Principal Collections remaining after the initial principal distributions have been made, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

     o    first, all initial principal distribution for that collection period;

     o second, as a payment to the Class A notes out of the Class A Principal Distribution Amount;

          o as a payment to the currency swap provider under the confirmation relating to the Class A notes, an amount equal to the lesser of:

               o    Class A Principal Distribution Amount; and

               o the A$ Equivalent of the Stated Amount of all Class A notes which is to be applied as principal on the Class A notes;

     o third, as a payment to the Class B noteholders of principal on the Class B notes, an amount equal to the Class B Principal Distribution Amount;

     o fourth, as a payment to the Class C noteholders of principal on the Class C notes, an amount equal to the Class C Principal Distribution Amount; and

     o fifth, on the business day immediately following the date on which all Secured Moneys are fully and finally repaid, and only after payment of all amounts referred to in the preceding clauses, the issuer trustee must pay remaining Principal Collections to the seller in reduction of the principal outstanding under the loan from the seller to the issuer trustee, if any, for the purchase of the housing loans, as a full and final settlement of the obligations of the issuer trustee under that loan.

     The issuer trustee shall only make a payment under any of the first four bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

REDRAWS

     The seller, after receiving confirmation that it may do so from the manager, may make redraws to borrowers under the housing loans. The seller will be reimbursed for any redraw for which it has not previously been reimbursed.

     On each quarterly Determination Date the manager shall determine an amount, not to exceed 2% of the outstanding principal balance of the notes, which it reasonably anticipates will be required in the following quarterly collection period to fund further redraws under housing loans in addition to any prepayments of principal that it anticipates will be received from



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borrowers during that quarterly collection period. The manager shall on the day of such determination advise the issuer trustee of the amount so determined.

     In addition to the seller's right of reimbursement, the issuer trustee shall, on each business day it receives a direction from the manager to do so, reimburse the seller for redraws made on or before that business day for which it has not yet received reimbursements but only to the extent of the aggregate of:

     o the Redraw Retention Amount for that quarterly collection period to the extent it has been funded; and

     o any amount which the manager is entitled to direct the issuer trustee to draw under the redraw facility at that time.

     If the manager determines on any business day that there is a Redraw Shortfall, the manager may on that date direct the issuer trustee in writing to make a drawing under the redraw facility on that business day or any other business day equal to the amount which the issuer trustee is permitted to draw under the terms of the redraw facility at that time.

APPLICATION OF PRINCIPAL CHARGE OFFS
ALLOCATING LIQUIDATION LOSS

     On each quarterly Determination Date, the manager must determine the following, in relation to the aggregate of all Liquidation Losses arising during the related quarterly collection period:

     o the amount of those Liquidation Losses which are attributable to Finance Charge Losses; and

     o the amount of those Liquidation Losses which are attributable to Principal Losses.

The characterization of Liquidation Losses will be made on the basis that all amounts recovered from the enforcement of housing loans actually received by or on behalf of the issuer trustee are applied first against interest, fees and other enforcement expenses, other than expenses related to property restoration, relating to that housing loan, and then against the principal outstanding on the housing loan and expenses related to property restoration relating to that housing loan.

INSURANCE CLAIMS

     If, on any monthly Determination Date, the manager determines that there has been a Liquidation Loss in relation to a housing loan during the immediately preceding monthly collection period, the manager shall direct the servicer, promptly, and in any event so that the claim is made within the time limit specified in the relevant mortgage insurance policy without the amount of the claim becoming liable to be reduced by reason of delay, to make a claim under that mortgage insurance policy if it has not already done so.

     Upon receipt of any amount under a claim, the manager must determine which part of the amount is attributable to interest, fees and other amounts in the nature of income, and which part of the amount is attributable to principal.

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     If a claim on account of a Principal Loss may not be made, or is reduced, under the mortgage insurance policy for any reason, including the following:

     o the maximum amount available under the mortgage insurance policy has been exhausted;


     o the mortgage insurance policy has been terminated in respect of that housing loan;

     o    the mortgage insurer is entitled to reduce the amount of the claim; or

     o    the mortgage insurer defaults in payment of a claim;

then a MORTGAGE SHORTFALL will arise if:

     o the total amount recovered and recoverable under the mortgage insurance policy attributable to principal; plus

     o any damages or other amounts payable by the seller or the servicer under or in respect of the master trust deed, the supplementary terms notice or the servicing agreement relating to the housing loan which the manager determines to be on account of principal, is insufficient to meet the full amount of the Principal Loss.

     The aggregate amount of all Mortgage Shortfalls for a collection period will be applied to reduce the Stated Amounts of the notes as described in the following subsection.

PRINCIPAL CHARGE OFFS

     If the Principal Charge Offs for any quarterly collection period exceed the Excess Available Income calculated on the quarterly Determination Date for that quarterly collection period, the manager must do the following, on and with effect from the quarterly payment date immediately following the end of the quarterly collection period:

     o reduce pro rata as between themselves the Stated Amount of the Class C notes by the amount of that excess until the Stated Amount of the Class C notes is zero; and

     o if the Stated Amount of the Class C notes is zero and any amount of that excess has not been applied under the preceding paragraph, reduce pro rata as between themselves the Stated Amount of the Class B notes by the amount of that excess until the Stated Amount of the Class B notes is zero; and

     o if the Stated Amount of the Class B notes is zero and any amount of that excess has o not been applied under the preceding paragraph, reduce pro rata as between the Class A notes and the redraw facility with respect to the balance of that excess:

          o the Stated Amount of each of the Class A notes, until the Stated Amount of that Class A note is zero; and

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          o    the Redraw Principal Outstanding under the redraw facility, applied against draws under the redraw facility in reverse chronological order of their drawdown dates, until the Redraw Principal Outstanding is zero.

PAYMENTS INTO US$ ACCOUNT

     The principal paying agent shall open and maintain a US$ account into which the currency swap provider shall deposit amounts denominated in US$. The issuer trustee shall direct the currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the currency swap provider under the currency swap into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the manager or the servicer receives any amount denominated in US$ from the currency swap provider under the currency swap, they will also promptly pay that amount to the credit of the US$ account.

PAYMENTS OUT OF US$ ACCOUNT

     The issuer trustee shall, on the direction of the manager or shall require that the principal paying agent, on behalf of the issuer trustee, distribute the following amounts from the US$ account in accordance with the note trust deed and the agency agreement on each payment date pro rata between the relevant notes and to the extent payments relating to the following amounts were made to the currency swap provider:


     o    interest on the Class A notes;

     o reinstating the Stated Amount of the Class A notes, to the extent of Carryover Class A Charge Offs in respect of the Class A notes; and

     o principal on the Class A notes, until their outstanding principal balance is reduced to zero.

THE INTEREST RATE SWAPS
FIXED-FLOATING RATE SWAP

     The issuer trustee will enter into a swap governed by an ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the fixed-floating rate swap provider and the standby fixed-floating rate swap provider to hedge the basis risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the trust, including the interest due on the notes. The fixed-floating rate swap will cover the housing loans which bear a fixed rate of interest as of the cut-off date and those variable rate housing loans which at a later date convert to a fixed rate of interest. The obligations of the fixed-floating rate swap provider are supported by the standby fixed-floating rate swap provider.

     The issuer trustee will pay the fixed-floating rate swap provider on each quarterly payment date an amount equal to the sum of the principal balance of each of the housing loans, including housing loans that are delinquent, which is subject to a fixed rate of interest at the beginning of the quarterly collection period immediately preceding that quarterly payment date, multiplied by the weighted average of those fixed rates of interest at the beginning of that quarterly collection period times the actual number of days in the quarterly collection period divided by 365. The



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issuer trustee will also pay the fixed-floating rate swap provider all break fees from borrowers with fixed rate loans received during the related quarterly collection period.

     The issuer trustee will receive from the fixed-floating rate swap provider an amount equal to the principal balance of each of the housing loans which is subject to a fixed rate of interest at the beginning of the quarterly collection period immediately preceding that quarterly payment date multiplied by the Three Month Bank Bill Rate plus an agreed margin. The terms of the fixed-floating rate swap allow for netting of swap payments for transactions under the one confirmation.

     The fixed-floating rate swap, including the obligations of the standby fixed-floating rate swap provider, commences on the date specified in the relevant confirmation and terminates on the final maturity date of the notes, unless terminated earlier in accordance with the fixed-floating rate swap.

BASIS SWAP

     The issuer trustee will enter into a swap governed by an ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the basis swap provider and the standby basis swap provider to hedge the basis risk between the discretionary interest rate applicable on the variable rate housing loans and the floating rate obligations of the trust to the currency swap provider. The basis swap will cover the housing loans which bear a variable rate of interest as of the cut-off date and those fixed rate housing loans which at a later date convert to a variable rate of interest.

     The issuer trustee will pay the basis swap provider on each quarterly payment date an amount based on the applicable daily weighted average of the variable rate on those housing loans which are subject to a variable rate of interest and receive from the basis swap provider the applicable Three Month Bank Bill Rate plus an agreed margin. The terms of the basis swap allow for netting of swap payments for transactions under the one confirmation.

     The basis swap commences on the date specified in the relevant confirmation and terminates on the date 364 days later unless the basis swap provider extends the swap in accordance with the terms of the basis swap. The obligations of the standby basis swap provider commence on the same day as the basis swap and terminate 364 days later, unless extended by the standby basis swap provider in accordance with the basis swap, with the consent of the basis rate swap provider.

APPLICATION OF INCREASED INTEREST

     After the interest rates on the notes increase after the quarterly payment date in May, 2009, the manager must not direct the issuer trustee to enter into or extend a swap confirmation unless the manager is of the opinion that the amounts payable by the relevant swap provider to the issuer trustee in relation to that confirmation are calculated with reference to that increased interest rate.

STANDBY ARRANGEMENT

     If a swap provider is obligated to make a payment under a swap and the relevant standby swap provider receives notice from the manager requiring the standby swap provider to make the



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required payment, the standby swap provider will make the standby payment specified in the notice.

     The standby basis swap provider is only obligated to make one payment relating to the basis swap. After that payment, the basis swap will be terminated. The standby fixed-floating rate swap provider is obligated to make all the remaining payments under the fixed-floating rate swap that the fixed-floating rate swap provider fails to make.

THRESHOLD RATE

     If at any time the basis swap is terminated, the manager must, on the earlier of three business days after the termination and the Determination Date immediately following the termination, calculate the threshold rate as of that date and notify the issuer trustee, the servicer and the seller of the threshold rate on the relevant payment date. The threshold rate means, at any time, 0.25% per annum plus the minimum rate of interest that must be set on all of the housing loans, where permitted under the related loan agreements, which will be sufficient, assuming that all of the parties to the transaction documents and the housing loans comply with their obligations under the transaction documents and the housing loans, when aggregated with the income produced by the rate of interest on all other housing loans, to ensure that the issuer trustee will have sufficient collections to enable it to meet all of the obligations of the trust, including the repayment of any principal draws. The manager must also set the rate on the housing loans, where permitted under the related loan agreement, at the threshold rate for each successive Determination Date for so long as the basis swap has not been replaced by a similar interest hedge, or until the issuer trustee and manager agree that the interest rate on the variable rate housing loans no longer needs to be set at the threshold rate, and that does not result in a downgrading of the notes.

     If the servicer is notified by the manager of the threshold rate, it will, not more than seven business days after termination of the basis swap, ensure that the interest rate payable on each variable rate housing loan is set at a rate not less than the threshold rate, and will promptly notify the relevant borrowers of the change in accordance with the housing loans.

BASIS SWAP DOWNGRADE

     If either:

     o    the standby basis swap provider's rating falls below:

          o    a short term credit rating of A-1 by Standard & Poor's;

          o    a short term credit rating by Moody's of Prime-1; or

          o    a short term rating by Fitch of F1; or

     o the standby basis swap provider does not extend its obligations under the basis swap and the basis swap provider receives notice from the manager that any rating agency proposes to, or has, reduced the rating assigned to the notes, the basis swap provider is required, at its cost, to do one of the following:

     o    deposit a cash collateral amount into a cash collateral account;

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     o    replace the standby basis swap provider with a party that has a rating greater than or equal to A-1 by Standard & Poor's and F1 by Fitch and who is suitably rated so that its appointment as standby basis swap provider does not result in a downgrade of the notes by Moody's;

     o replace itself as basis swap provider with a party whose appointment has been confirmed in writing by each rating agency as not resulting in a note downgrade and who the standby basis swap provider has approved in writing; or

     o enter into an arrangement which each rating agency confirms in writing will reverse or avoid any note downgrade,

provided that where the standby basis swap provider or the notes have been or will be downgraded by Standard & Poor's, and the basis swap provider has a rating of less than short term A-1 by Standard & Poor's and less than F1 by Fitch, no cash collateralization is allowed.

     If the basis swap provider, where required to do so, does not comply with the above within the relevant time limit set out below, the standby basis swap provider, at its cost, must do so.

     In the case of a standby basis swap provider downgrade, where the standby basis swap provider is downgraded to a rating of less than short term A-1 by Standard & Poor's, short term Prime-2 by Moody's, or short term F1 by Fitch, the relevant time limit is 5 business days. In the case of any other standby basis swap provider downgrade, the relevant time limit is 30 business days.

     In the case of a note downgrade, where the basis swap provider has a short term rating by Standard & Poor's of less than A-1 then, the relevant time limit is 5 business days, otherwise the time limit is 30 business days.

FIXED-FLOATING RATE SWAP DOWNGRADE

     If the standby fixed-floating rate swap provider's rating falls below:

     o    a short term credit rating of A-1 by Standard & Poor's;

     o    a long term credit rating by Moody's of less than A2; or

     o a short term rating by Fitch of less than F1, the fixed-floating rate swap provider is required, at its cost to do one of the following:

     o    deposit a cash collateral amount into a cash collateral account;

     o replace the standby fixed-floating rate swap provider with a party that has a rating greater than or equal to A-1 by Standard & Poor's and F1 by Fitch and who is suitably rated so that its appointment as standby fixed-floating rate swap provider does not result in a downgrade of the notes by Moody's;

     o replace itself as fixed-floating rate swap provider with a party whose appointment has been confirmed, in writing, by each rating agency as not resulting in a note



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          downgrade and who the standby fixed-floating swap provider has approved in writing; or

     o enter into an arrangement which each relevant rating agency confirms, in writing will reverse or avoid any note downgrade,

provided that where the standby fixed-floating rate swap provider has been downgraded by Standard & Poor's, and the fixed-floating rate swap provider has a rating of less than short term A-1 by Standard & Poor's and less than F1 by Fitch, no cash collateralization is allowed.

     If the fixed-floating rate swap provider, where required to do so, does not comply with the above, within the relevant time limit set out below, the standby fixed-floating rate swap provider must, at its cost, do so.

     Where the standby fixed-floating swap provider is downgraded to a rating of less than short term A-1 by Standard & Poor's, less than long term A3 by Moody's, or less than short term F1 by Fitch, the relevant time limit is 5 business days. Otherwise, the relevant time limit is 30 business days.

SWAP COLLATERAL ACCOUNT

     If a swap provider or standby swap provider provides cash collateral to the issuer trustee, the manager must direct the issuer trustee, and the issuer trustee must as soon as is practicable:

     o establish and maintain in the name of the issuer trustee a swap collateral account with an Approved Bank; and

     o the swap provider or the standby swap provider must deposit the cash collateral in the swap collateral account.

     The issuer trustee may only make withdrawals from the swap collateral account upon the direction of the manager and only for the purpose of:

     o    entering into a substitute swap;

     o refunding to that swap provider the amount of any reduction in the swap collateral amount, but only if the ratings of the notes are not thereby withdrawn or reduced;

     o withdrawing any amount which has been incorrectly deposited into the swap collateral account;

     o paying financial institutions duty, bank accounts debit tax or equivalent taxes payable in respect of the swap collateral account; or

     o funding the amount of any payment due to be made by that swap provider under the relevant swap following the failure by that swap provider to make that payment.

     In this section, Approved Bank means a bank which has a short-term rating of at least A-1+ from Standard & Poor's, P-1 from Moody's and F1 from Fitch.

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INDEMNITY

     Each swap provider agrees to indemnify the standby swap providers against any loss, charge, liability or expense that the standby swap providers may sustain or incur as a direct or indirect consequence of the relevant swap provider's failure to comply with its obligations under a swap, or the manager requiring that standby swap provider to make a payment under the swap.

STANDBY SWAP PROVIDER

     The standby fixed-floating rate swap provider and standby basis swap provider will be JPMorgan Chase Bank.

     JPMorgan Chase Bank is a wholly owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. JPMorgan Chase Bank resulted from the merger on November 10, 2001 of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York. As of December 31, 2001, JPMorgan Chase Bank had total assets of approximately $537.8 billion, total net loans of $174.9 billion, total deposits of $280.5 billion and total stockholder's equity of $33.3 billion.

     JPMorgan Chase Bank currently, or as at the date of this prospectus, has long term credit ratings of AA from S&P and Fitch and Aa2 from Moody's and short term credit ratings of A-1+ from S&P, F-1+ from Fitch and P-1 from Moody's.

     Additional information, including the most recent Form 10-K for the year ended December 31, 2000 of J.P. Morgan Chase & Co. (formerly known as "The Chase Manhattan Corporation"), the 2000 Annual Report of J.P. Morgan Chase & Co. and additional annual, quarterly and current reports filed with the Securities and Exchange Commission by J.P. Morgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

THE CURRENCY SWAP

     Collections on the housing loans and under the basis swap and the fixed-floating rate swap will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the Class A notes are denominated in United States dollars. To hedge its currency exposure, the issuer trustee will enter into a swap agreement with the currency swap provider.

     The currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation relating to the Class A notes.

     Under the currency swap, the issuer trustee will pay to the currency swap provider on each quarterly payment date an amount in Australian dollars equal to that portion of Principal Collections and Excess Available Income, if any, to be paid to the noteholders as a payment of principal on the Class A notes, and the currency swap provider is required to pay to, or at the direction of, the issuer trustee an amount denominated in United States dollars which is equivalent to such Australian dollar payment. The equivalent United States dollar payment will

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be calculated using an exchange rate of US$ =A$1.00, which is fixed for the term of the currency swap.

     In addition, under the currency swap on each quarterly payment date the issuer trustee will pay to the currency swap provider the A$ Class A Interest Amount in respect of the Class A notes and the currency swap provider will pay to the principal paying agent an amount equal to the interest payable in US$ to the Class A noteholders.

     If on any quarterly payment date, the issuer trustee does not or is unable to make the full floating rate payment, the US$ floating rate payment to be made by the currency swap provider on such quarterly payment date will be reduced by the same proportion as the reduction in the payment from the issuer trustee.

     The purchase price for the Class A notes will be paid by investors in United States dollars, but the consideration for the purchase by the issuer trustee of equitable title to the housing loans will be in Australian dollars. On the closing date, the issuer trustee will pay to the currency swap provider the net proceeds of the issue of the notes in United States dollars. In return the issuer trustee will be paid by the currency swap provider the A$ Equivalent of that United States dollar amount.

TERMINATION BY THE CURRENCY SWAP PROVIDER

     The currency swap provider shall have the right to terminate the currency swap in the following circumstances:

     o if the issuer trustee fails to make a payment under the currency swap within ten business days of its due date;

     o an Insolvency Event with respect to the issuer trustee occurs or the issuer trustee merges into another entity without that entity properly assuming responsibility for the obligations of the issuer trustee under the currency swap;

     o if due to a change in law it becomes illegal for the issuer trustee to make or receive payments or comply with any other material provision of the currency swap, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the currency swap provider will have the right to terminate the currency swap. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body; or

     o the currency swap provider has the limited right to terminate where, due to an action of a taxing authority or a change in tax law, it is required to gross-up payments or receive payments from which amounts have been withheld, but only if all of the notes will be redeemed at their outstanding principal balance or, if the noteholders have so agreed, at their Stated Amount, plus, in each case, accrued interest.

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TERMINATION BY THE ISSUER TRUSTEE

     There are a number of circumstances in which the issuer trustee has the right to terminate the currency swap. In each of these cases it is only permitted to exercise that right with the prior written consent of the note trustee:

     o where the currency swap provider fails to make a payment under the currency swap within ten business days of its due date or the currency swap provider becomes insolvent or merges into another entity without that entity properly assuming responsibility for the obligation of the currency swap provider under the currency swap;

     o if due to a change in law it becomes illegal for the currency swap provider to make or receive payments or comply with any other material provision of the currency swap, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

     o if the issuer trustee becomes obligated to make a withholding or deduction in respect of the Class A notes and the Class A notes are redeemed as a result; or

     o if the currency swap provider breaches any obligation to deposit cash collateral with the issuer trustee or transfer or enter into another arrangement required by the rating agencies in accordance with the currency swap in the event it is downgraded.

     The issuer trustee may only terminate the currency swap with the prior written consent of the note trustee. Each party may terminate the currency swap only after consulting with the other party as to the timing of the termination. The issuer trustee will exercise such right to terminate at the direction of the manager. The currency swap provider acknowledges that the issuer trustee has appointed the manager as manager of the trust and may exercise or satisfy any of the issuer trustee's rights or obligations under the currency swap including entering into and monitoring transactions and executing confirmations.

CURRENCY SWAP DOWNGRADE

     If, as a result of the withdrawal or downgrade of its credit rating by any of the relevant rating agencies, the currency swap provider has a long term credit rating of less than AA- by Standard & Poor's and a short term credit rating of less than A-1+ by Standard & Poor's, or a long term credit rating of less than A2 by Moody's and a short term credit rating of less than P-1 by Moody's or a long term rating of less than AA- by Fitch and a short term credit rating of less than F1+ by Fitch, and, in the case of Moody's or Fitch, such a withdrawal or downgrade would, except for this clause adversely affect the rating of the notes, the currency swap provider shall within:

     o 30 business days of a downgrade of its long term credit rating by Standard & Poor's to not lower than A together with a downgrade of its short term credit rating by Standard & Poor's to not lower than A-1, or the downgrade of its long term credit



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          rating by Moody's to not lower than A3, or a downgrade of its long term credit rating by Fitch to not lower than A-, together with a downgrade of its short term rating by Fitch to not lower than F1; or

     o    5 business days of any other such withdrawal or downgrade,

or, in either case, such greater period as is agreed to in writing by the relevant rating agency, at its cost and at its election:

     o in the situation described in bullet point one above only, lodge a cash collateral amount in US$ with an Approved Bank outside Australia; or

     o enter into an agreement transferring the currency swap to a replacement counterparty proposed by any of the currency swap provider, the issuer trustee or the manager, if any, and which each rating agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the notes; or

     o enter into such other arrangements which each rating agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the notes.

     In this section, Approved Bank means a bank which has a short-term rating of at least A-1+ from Standard & Poor's, P-1 from Moody's and F1 from Fitch.

TERMINATION PAYMENTS

     On the date of termination of the currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee. The termination of a currency swap is an event of default under the security trust deed unless the currency swap is terminated by the currency swap provider as a result of a call exercised by the issuer trustee in respect of the Class A notes.

     The termination payment in respect of a currency swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the currency swap provider to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

REPLACEMENT OF THE CURRENCY SWAP

     If the currency swap is terminated, the issuer trustee must, at the direction of the manager, enter into one or more replacement currency swaps which replace the currency swap, but only on the condition that:

     o the termination payment, if any, which is payable by the issuer trustee to the currency swap provider on termination of the currency swap will be paid in full when due in accordance with the supplementary terms notice and the currency swap;

     o    the ratings assigned to the Class A notes are not adversely affected;
          and

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     o    the liability of the issuer trustee under that replacement currency swap is limited to at least the same extent that its liability is limited under the currency swap.

     If the preceding conditions are satisfied, the issuer trustee must, at the direction of the manager, enter into the replacement currency swap, and if it does so it must direct the provider of the replacement currency swap to pay any up-front premium to enter into the replacement currency swap due to the issuer trustee directly to the currency swap provider in satisfaction of and to the extent of the issuer trustee's obligation to pay the termination payment to the currency swap provider. To the extent that such premium is not greater than or equal to the termination payment, the balance must be paid by the issuer trustee as a Trust Expense.

CURRENCY SWAP PROVIDER

     The currency swap provider will be JPMorgan Chase Bank.

JPMORGAN CHASE BANK

     JPMorgan Chase Bank is described under "Description of the Class A Notes Interest Rate Swaps Standby Swap Provider" above.

WITHHOLDING OR TAX DEDUCTIONS

     All payments in respect of the notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make any such payment in respect of the notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the issuer trustee or the paying agents, as the case may be, shall make such payment after such withholding or deduction has been made, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the notes with respect to that withholding or deduction.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

     If the manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that either:

     o on the next quarterly payment date the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of the notes or the currency swap any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

     o the total amount payable in respect of interest in relation to the housing loans for a collection period ceases to be receivable, whether or not actually received by the issuer trustee during such collection period;

then the issuer trustee must, when so directed by the manager, at the manager's option, provided that the issuer trustee will be in a position on such payment date to discharge, and the manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of such class and any amounts required under the security trust deed to be paid in priority to or equal

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with such class, redeem all, but not some, of such class at their outstanding principal balance, or at the option of the holders of 75% of the aggregate outstanding principal balance of such class, at their Stated Amount, together, in each case, with accrued interest to the date of redemption on any subsequent quarterly payment date. Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption. The holders of 75% of the aggregate outstanding principal balance of a class of notes may elect, in accordance with the terms of the note trust deed, and the note trustee shall notify the issuer trustee and the manager, that they do not require the issuer trustee to redeem their class of notes in the circumstances described in this section. All amounts ranking prior to or equal with respect to a class of notes must be redeemed concurrently with such class.

REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

     If an event of default occurs under the security trust deed while the Class A notes, Class B notes or Class C notes are outstanding, the security trustee may, subject in some circumstances to the prior written consent of the Noteholder Mortgagees in accordance with the provisions of the security trust deed, and will, if so directed by the Noteholder Mortgagees where they are the only Voting Mortgagees, or, otherwise by a resolution of 75% of the Voting Mortgagees, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. If the trust terminates while notes are outstanding, St.George Bank has a right of first refusal to acquire the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed. See "Description of the Transaction Documents The Security Trust Deed."

OPTIONAL REDEMPTION OF THE NOTES

     At the manager's direction, the issuer trustee must purchase or redeem all of the notes by repaying the outstanding principal balance, or, if the noteholders owning at least 75% of the aggregate outstanding principal balance of the notes so agree, the Stated Amount, of the notes, together, in each case, with accrued interest to, but excluding, the date of repurchase or redemption, on any quarterly payment date falling on or after the earlier of:

     o the quarterly payment date on which the total Stated Amount of all notes is equal to or less than 10% of the total initial outstanding principal balance of the notes; and

     o    the quarterly payment date falling in May, 2009;

provided that the manager certifies to the issuer trustee and the note trustee that the issuer trustee will be in a position on this quarterly payment date to discharge all its liabilities in respect of the notes, at their outstanding principal balance or their Stated Amount if so agreed by the specified percentage of noteholders, and any amounts which would be required under the Security Trust Deed to be paid in priority to or equal with the notes if the security for the notes were being enforced. The manager, on behalf of the issuer trustee, will give not more than 60 nor less than 45 days' notice to noteholders of this redemption in accordance with the applicable conditions of the notes.

FINAL MATURITY DATE

     The issuer trustee must pay the Stated Amount and accrued and unpaid interest, if any, in relation to each note on or by the final maturity date relating to that note. The failure of the issuer trustee to pay the Stated Amount and accrued and unpaid interest, if any, within ten


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business days of the due date for payment, or within any other applicable grace period agreed upon with the Mortgagees, will be an event of default under the security trust deed.

FINAL REDEMPTION OF THE NOTES

     Each note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the Principal Amount of that note will be finally discharged, upon the first to occur of:

     o the date on which the outstanding principal balance of the note is reduced to zero;

     o the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

     o the date on which all amounts received by the note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent;

     o the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the trust in accordance with the master trust deed and the supplementary terms notice; and

     o    the final maturity date of the notes.

TERMINATION OF THE TRUST
TERMINATION EVENTS

     The trust shall continue until, and shall terminate on the later of:

     o    its Termination Date;

     o the date on which the assets of the trust have been sold or realized upon, which shall be within 180 days after the Termination Date so far as reasonably practicable and reasonably commercially viable; and

     o the date on which the issuer trustee ceases to hold any housing loans or mortgages in relation to the trust.

REALIZATION OF TRUST ASSETS

     On the occurrence of a Termination Date, subject to St.George Bank's right of first refusal, the issuer trustee, in consultation with the manager or the beneficiary, to the extent that either has title to the assets of the trust, must sell and realize the assets of the trust within 180 days. During the 180-day period, performing housing loans may not be sold for less than their Unpaid Balance, and non-performing housing loans may not be sold for less than the fair market value of such housing loans and their related security, as agreed upon by the issuer trustee, based on appropriate expert advice, and the seller; provided that the issuer trustee may not sell any performing housing loan within the 180-day period for less than its fair market value without the consent of the holders of 75% of the aggregate outstanding principal amount of the notes. The servicer will determine whether a housing loan is performing or non-performing.

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SELLER'S RIGHT OF FIRST REFUSAL

     As soon as practical after the Termination Date of the trust, the manager will direct the issuer trustee to offer, by written notice to St.George Bank, irrevocably to extinguish in favor of St.George Bank, or if the issuer trustee has perfected its title, to equitably assign to St.George Bank, its entire right, title and interest in and to the housing loans for their Unpaid Balance, for performing housing loans, and their fair market value, for non-performing housing loans; provided that, if the fair market value of a housing loan is less than its Unpaid Balance, the sale requires the consent of the holders of 75% of the aggregate outstanding principal amount of the notes.

     The issuer trustee is not entitled to sell any housing loans unless St.George Bank has failed to accept the offer within 180 days after the occurrence of the Termination Date by paying to the issuer trustee the purchase price. St.George Bank must pay all costs and expenses relating to the repurchase of any housing loans. If St.George Bank does not accept the offer within 180 days, the costs and expenses relating to the sale of the housing loans will be a Trust Expense.

DISTRIBUTION OF PROCEEDS FROM REALIZATION OF TRUST ASSETS

     After deducting expenses, the manager shall direct the issuer trustee to distribute the proceeds of realization of the assets of the trust in accordance with the cashflow allocation methodology set out in "Distribution of Total Available Funds" and "Principal Distributions", and in accordance with any directions given to it by the manager. If all of the notes have been fully redeemed and the trust's other creditors have been paid in full, the issuer trustee shall distribute the assets of the trust to the residual beneficiary.

PRESCRIPTION

     A note will be void in its entirety if not surrendered for payment within ten years of the relevant date in respect of any payment on the note, the effect of which would be to reduce the Stated Amount of such note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received in New York City by the principal paying agent or the note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant note. After the date on which a note becomes void in its entirety, no claim may be made in respect of it.

VOTING AND CONSENT OF NOTEHOLDERS

     The note trust deed contains provisions for each class of noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate outstanding principal balance of a class of notes may take or consent to any action permitted to be taken by such class of noteholders under the note trust deed. Notwithstanding the foregoing, the consent of holders of 75% of the aggregate outstanding principal balance of the relevant class or classes of notes shall be required to accomplish the following:

     o direct the note trustee on behalf of that class of noteholders to direct the security trustee to enforce the security under the security trust deed;

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     o    override on behalf of that class of noteholders any waiver by the note trustee of a breach of any provisions of the transaction documents or an event of default under the security trust deed;

     o removal of the current note trustee or appointment of a new note trustee; and

     o approve the costs and expenses of the note trustee incurred in enforcing rights under, or prosecuting lawsuits related to, the transaction documents for which the note trustee is entitled to be indemnified.

REPORTS TO NOTEHOLDERS

     On each quarterly Determination Date, the manager will, in respect of the collection period ending before that Determination Date, deliver to the principal paying agent, the note trustee and the issuer trustee, a noteholder's report containing the following information:

     o the outstanding principal balance and the Stated Amount of each class of notes;

     o the interest payments and principal distributions on each class of notes;

     o    the Available Income;

     o    the Total Available Funds;

     o the aggregate of all redraws made during that quarterly collection period;

     o    the Redraw Shortfall, if any;

     o    the Payment Shortfall, if any;

     o the principal draw, if any, for that quarterly collection period, together with all principal draws made before the start of that quarterly collection period and not repaid;

     o    the Principal Collections;

     o    the Principal Charge Off, if any;

     o the bond factor for each class of notes, which with respect to a class of notes, means the aggregate of the outstanding principal balance of the class of notes less all principal payments on that class of notes to be made on the next quarterly payment date, divided by the aggregate initial outstanding principal balance for all of that class of notes;

     o the Class A Charge Offs, the Class B Charge Offs, the Class C Charge Offs and the Redraw Charge Offs, if any;

     o    all carryover charge offs on the redraw facility on the notes, if any;

     o    if required, the threshold rate at that quarterly Determination Date;

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     o    the interest rates on the notes for the related Interest Period;

     o    scheduled and unscheduled payments of principal on the housing loans;

     o aggregate outstanding principal balance of the fixed rate housing loans and the aggregate principal balance of the variable rate housing loans; and

     o    delinquency and loss statistics with respect to the housing loans.

     Unless and until definitive notes are issued, beneficial owners will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

     Unless and until definitive notes are issued, periodic and annual unaudited reports containing information concerning the trust and the Class A notes will be prepared by the manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the notes are in book-entry form. Upon the issuance of fully registered, certificated notes, such reports will be sent directly to each noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The manager will file with the SEC such periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the manager expects that the obligation to file such reports will be terminated following the end of September, 2003.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

     The following summary describes the material terms of the transaction documents. The summary does not purport to be complete and is subject to the provisions of the transaction documents. All of the transaction documents, except for the currency swap and the note trust deed, are governed by the laws of New South Wales, Australia. The currency swap is governed by the laws of the State of New York. The note trust deed is governed by the laws of New South Wales, Australia and the administration of the trust is governed by New York law. A copy of the master trust deed and the servicing agreement and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

TRUST ACCOUNTS

     The issuer trustee will establish and maintain the collection account with an Approved Bank. The collection account will initially be established with Australia & New Zealand Banking Group Limited, which has a short term rating of F1+ from Fitch, P-1 from Moody's and A-1+ from Standard & Poor's. The bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the trust. This account will not be used for any purpose other than for the trust. This account will be an interest bearing account.

     The manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of the trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of the trust shall be effected and when and how the same should be



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effected. Each investment of moneys on deposit in the trust's account shall be in Authorized Investments that will mature not later than the business day preceding the applicable payment date.

MODIFICATIONS

     The issuer trustee, the manager and the servicer, with respect to the master trust deed and the supplementary terms notice, or the note trustee, with respect to the note trust deed or any other transaction document, may by way of supplemental deed alter, add to or modify the master trust deed, the supplementary terms notice, the note trust deed or any other transaction document so long as such alteration, addition or modification was effected upon consent of the noteholders or residual beneficiary as described in the following paragraph in the case of the master trust deed or supplementary terms notice or is:

     o to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

     o necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

     o appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Crusade Securitisation Programme trusts;

     o any modification, except a basic terms modification of, or waiver or authorization of any breach or proposed breach of the Class A notes or any of the transaction documents which is not, in the opinion of the note trustee, materially prejudicial to the interests of the Class A noteholders. A "basic terms modification" is any modification which serves to alter, add, or modify the terms and conditions of such class of notes or the provisions of any of the transaction documents, if such alteration, addition or modification is, in the opinion of the note trustee, materially prejudicial or likely to be materially prejudicial to the noteholders as a whole or the class of noteholders. A basic terms modification requires the sanction of Class A noteholders holding at least 75% of the aggregate outstanding principal balance of the Class A notes. A similar sanction is required in relation to any modification to the date of maturity of the class of notes, or a modification which would have the effect of postponing any day for payment of interest in respect of the class of notes, reducing or canceling the amount of principal payable in respect of the class of notes or the rate of interest applicable to the class of notes or altering the percentage of the aggregate outstanding principal balance required to consent to any action or altering the currency of payment of the class of notes or an alteration of the date or priority of redemption of the class of notes; or

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     o    in the opinion of the issuer trustee, desirable to enable the provisions of the master trust deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason, including to give effect, in the manager's reasonable opinion, to an allocation of expenses.

     Except for an alteration, addition or modification as described in the preceding section, where in the reasonable opinion of the issuer trustee a proposed alteration, addition or modification to the master trust deed, the supplementary terms notice and the note trust deed is prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the residual beneficiary, such alteration, addition or modification may only be effected by the issuer trustee with the prior consent of the holders of 75% of the aggregate outstanding principal balance of the relevant class or classes of notes or with the prior written consent of the residual beneficiary, as the case may be.

THE ISSUER TRUSTEE

     The issuer trustee is appointed as trustee of the trust on the terms set out in the master trust deed and the supplementary terms notice.

     The issuer trustee has all the rights, powers and discretions over and in respect of the assets of the trust in accordance with the transaction documents provided that it will take no action or omit to take an action without the direction of the manager, that could reasonably be expected to adversely affect the ratings of the notes. The manager is required to give to the issuer trustee all directions necessary to give effect to its recommendations and proposals, and the issuer trustee is not required to take any action unless it receives a direction from the manager.

     The issuer trustee must act honestly and in good faith and comply with all relevant material laws in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed in a proper and efficient manner and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.

     Under the master trust deed, each noteholder and the residual beneficiary acknowledges that:

     o the noteholder cannot require the issuer trustee to owe to the noteholder, or to act in a manner consistent with, any fiduciary obligation in any capacity;

     o the issuer trustee has no duty, and is under no obligation, to investigate whether a Manager's Default, a Servicer Transfer Event or a Title Perfection Event has occurred in relation to the trust other than where it has actual notice;

     o the issuer trustee is required to provide the notices referred to in the master trust deed in respect of a determination of a Material Adverse Effect only if it is actually aware of the facts giving rise to the Material Adverse Effect; and

     o in making any such determination, the issuer trustee will seek and rely on advice given to it by its advisers in a manner contemplated by the master trust deed;

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     o    in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate, calculation or representation of or by the seller, servicer or manager.

     The issuer trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of the trust.

ANNUAL COMPLIANCE STATEMENT

     The manager, on behalf of the issuer trustee, will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the transaction documents.

DELEGATION

     In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may, with the approval of the manager, delegate any or all of the duties, powers, discretion or other functions of the issuer trustee under the master trust deed or otherwise in relation to the trust, to a related company of the issuer trustee which is a trustee company or trustee corporation for the purposes of any State or Territory legislation governing the operation of trustee companies.

ISSUER TRUSTEE AND SECURITY TRUSTEE FEES AND EXPENSES

     The issuer trustee and security trustee are entitled to a combined quarterly fee equal to 0.0225% per annum of the aggregate outstanding principal balance of the housing loans on the first day of each quarterly collection period, payable in arrears on the related quarterly payment date.

     If the issuer trustee is required at any time to undertake duties which relate to the enforcement of the terms of any transaction document by the issuer trustee upon a default by any other party under the terms of that transaction document, the issuer trustee is entitled to such additional remuneration as may be agreed between the issuer trustee and the manager or, failing agreement, such amount as is determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the issuer trustee. The determination of such merchant bank shall be conclusive and binding on the manager and the issuer trustee so far as the law allows.

     The issuer trustee will be reimbursed out of the assets of the trust for all expenses incurred in connection with the performance of its obligations in respect of the trust, but not general overhead costs and expenses. These expenses will be Trust Expenses.

REMOVAL OF THE ISSUER TRUSTEE

     The issuer trustee is required to retire as trustee after a direction from the manager in writing following an Issuer Trustee's Default.

     A direction given by the manager requiring the issuer trustee to retire must specify a date for the retirement of the issuer trustee which is no less than six months from the date of the direction. Alternatively, the manager may pay to the issuer trustee an amount equal to the fees


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

that the issuer trustee would earn for that 6 month period in lieu of that notice. The costs of the issuer trustee, to the extent that they are properly and reasonably incurred, will be paid out of the assets of the trust as a Trust Expense.

     The issuer trustee will bear the reasonable costs of its removal if the issuer trustee does not resign as directed and the manager is required to remove it following an event under the first four bullet points in the definition of Issuer Trustee's Default. The issuer trustee will indemnify the manager and the trust for these costs. These costs are not payable out of the assets of the trust.

     The manager, subject to giving prior notice to the rating agencies, is entitled to appoint a replacement statutory trustee on removal or retirement of the issuer trustee if that appointment will not in the reasonable opinion of the manager materially prejudice the interests of noteholders. Until the appointment is completed the manager must act as issuer trustee and will be entitled to the issuer trustee's fee for the period it so acts as issuer trustee.

VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

     The issuer trustee may resign on giving to the manager, with a copy to the rating agencies, not less than three months' notice in writing, or such other period as the manager and the issuer trustee may agree, of its intention to do so.

     Before retirement, the issuer trustee must appoint a successor trustee who is approved by the manager, or who may be the manager, and whose appointment will not materially prejudice the interests of noteholders. If a successor trustee has not been appointed by the end of the three months' notice period, the manager shall act as trustee until a successor trustee is appointed.

LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

     The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any noteholders, the residual beneficiary, the manager or any other person or for any loss howsoever caused in respect of the trust or to any noteholder, the residual beneficiary, the manager or any other person, except to the extent caused by the fraud, negligence or Default on the issuer trustee's part, or on the part of the officers and employees of the issuer trustee or any of its agents or delegates in respect of whom the issuer trustee is liable.

     The issuer trustee acts as trustee and issues the notes only in its capacity as trustee of the trust and in no other capacity. A liability arising under or in connection with the transaction documents or the trust can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the trust which are available to satisfy the right of the issuer trustee to be exonerated or indemnified for the liability. Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the master trust deed, the notes, the conditions or the trust. The limitation will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document or by operation of law there is a reduction in the extent of the issuer trustee's exoneration or indemnification out of the assets of the trust as a result of the issuer trustee's fraud, negligence or Default.

     The master trust deed also contains other provisions which regulate the issuer trustee's liability to noteholders, other creditors and the residual beneficiary. These include, but are not limited to, the following:

     o Subject to the master trust deed, the issuer trustee is not liable to any person for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretion, or by the manager of its discretions, or for acting on any instructions or directions given to it.

     o The issuer trustee is not liable for any event associated with the retirement of the manager, a Servicer Transfer Event or a Title Perfection Event.

     o The issuer trustee is not liable for any act, omission or default of the manager, the servicer, the currency swap provider, the custodian, the note trustee, the principal paying agent or any of their successors or assigns, in relation to their respective duties or obligations under the transaction documents, or any other person's failure to carry out an agreement with the issuer trustee with respect to the trust.

     The foregoing provisions do not apply to the extent that the relevant act is caused by the issuer trustee's fraud, negligence or Default.

RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

     The issuer trustee will be indemnified out of the assets of the trust against all losses and liabilities properly incurred by the issuer trustee in performing any of its duties or exercising any of its powers under the transaction documents in relation to the trust except for fraud, negligence or Default.

     The issuer trustee is indemnified out of the assets of the trust against certain payments it may be liable to make under any Consumer Credit Legislation. The servicer also indemnifies the issuer trustee in relation to such payments and the issuer trustee is required to first call on the indemnity from the servicer before calling on the indemnity from the assets of the trust. The issuer trustee is also indemnified by St.George Bank under a deed of indemnity against any action, loss, cost, damage or expense arising out of any actions relating to any incorrect, misleading or deceptive statements in this prospectus, the offer of the notes so far as it relates to any incorrect, misleading or deceptive statements in the prospectus or a failure by St.George Bank in relation to the due diligence procedures agreed with the issuer trustee.

THE MANAGER
POWERS

     The manager will have full and complete powers of management of the trust, including the administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of the trust and the operation of the trust.

     The issuer trustee has no duty to supervise the manager in the performance of its functions and duties, or the exercise of its discretions.

     The manager has the absolute discretion to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

DELEGATION

     The manager may, in carrying out and performing its duties and obligations contained in the master trust deed, delegate to any of the manager's officers and employees, all acts, matters and things, whether or not requiring or involving the manager's judgment or discretion, or appoint any person to be its attorney, agent, delegate or sub-contractor for such purposes and with such powers as the manager thinks fit.

MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

     The manager is entitled to a quarterly fee for each quarterly collection period equal to 0.09% per annum of the aggregate outstanding principal balance of housing loans on the first day of each quarterly collection period payable in arrears on the related quarterly payment date.

     The manager will be indemnified out of the assets of the trust for any liability, cost or expense properly incurred by it in its capacity as manager of the trust, other than general overhead costs and expenses.

REMOVAL OR RETIREMENT OF THE MANAGER

     The manager shall retire as trust manager if the issuer trustee so directs in writing following a Manager's Default. The manager shall bear the costs of its removal after a Manager's Default. The manager has agreed to indemnify the issuer trustee and the trust for those costs.

     The manager may resign on giving to the issuer trustee and the note trustee, with a copy to the rating agencies, not less than 90 days, or another period as the manager and the issuer trustee may agree, notice in writing of its intention to do so.

     On retirement or removal of the manager, the issuer trustee may appoint another manager on such terms as the issuer trustee sees fit, including the amount of the manager's fee, provided the appointment will not have an adverse effect on the rating of the notes. Until a replacement manager is appointed, the manager must continue as manager. If a replacement manager is not appointed within 90 days of the issuer trustee electing to appoint a new manager, the issuer trustee will be the new manager.

LIMITATION OF MANAGER'S LIABILITY

     The principal limitations on the manager's liability are set out in full in the master trust deed. These include the following limitations:

     o the manager will be indemnified out of the trust in respect of any liability, cost or expense properly incurred by it in its capacity as manager of the trust; and

     o subject to the master trust deed, the manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee, the servicer or any agent appointed by the issuer trustee or the manager or on whom the manager is entitled to rely under this deed, other than a related company, attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the issuer trustee or the manager, except to the extent of losses, costs, claims or damages caused or contributed to by the breach of its obligations under any transaction documents.

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

THE NOTE TRUSTEE

     Wilmington Trust Company will serve as the note trustee. The corporate trust office of the note trustee responsible for the administration of the trust is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The note trustee will be entitled to execute any of its trusts or powers under the note trust deed either directly or through agents or attorneys providing that the use of such agent does not have an adverse effect on the ratings of the Class A notes. The note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the trust against all loss, liability, expense, costs, damages, actions, proceedings, claims and demands incurred by, or made against, the note trustee in connection with its execution of the trusts under the note trust deed, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence, default or breach of trust by the note trustee or any other person properly appointed by the note trustee.

     The note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of U.S.$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

     The note trustee may resign after giving three months' written notice to the issuer trustee, the manager, the security trustee and each rating agency. The issuer trustee may also remove the note trustee in the following circumstances:

     o    if the note trustee becomes insolvent;

     o    if the note trustee ceases its business;

     o if the note trustee fails to comply with any of its obligations under any transaction document and the issuer trustee determines that this failure has had, or if continued, will have, a Material Adverse Effect, and if capable of remedy, the note trustee does not remedy this failure within 14 days after the earlier of the following:

          o    the note trustee becoming aware of this failure; and

          o receipt by the note trustee of written notice with respect to this failure from either the issuer trustee or the manager; or

     o if the note trustee fails to satisfy any obligation imposed on it under the Trust Indenture Act of 1939 with respect to the trust or the note trust deed.

     Holders of 75% of the aggregate outstanding principal balance of the Class A notes may require the issuer trustee to remove the note trustee.

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

     Any resignation or removal of the note trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by a successor note trustee and confirmation by the rating agencies that such appointment will not cause a downgrading, qualification or withdrawal of the then current ratings of the notes.

THE SECURITY TRUST DEED
GENERAL

     P.T. Limited of Level 7, 39 Hunter Street, Sydney, New South Wales, Australia will be the security trustee. P.T. Limited's principal activities are the provision of services as trustee, executors, administrators, attorneys and agents and other fiduciary services. The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets in favor of the security trustee. The floating charge will secure the issuer trustee's obligations to the noteholders, the manager, the security trustee, the servicer, the note trustee, the underwriters, each paying agent, the seller with respect to the Accrued Interest Adjustment and redraws, and each provider of a support facility. These secured parties are collectively known as the MORTGAGEES.

NATURE OF THE CHARGE

     A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

     A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the trust subject to the floating charge except in the ordinary course of its business and the manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will crystallize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed, including notice to the issuer trustee following an event of default under the security trust deed. On crystallization of the floating charge, the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.

THE SECURITY TRUSTEE

     The security trustee is appointed to act as trustee on behalf of the Mortgagees and holds the benefit of the charge over the trust assets in trust for each Mortgagee on the terms and conditions of the security trust deed. If there is a conflict between the duties owed by the security trustee to any Mortgagees or class of Mortgagees, the security trustee must give priority to the interests of the noteholders, as determined by the noteholders or the note trustee acting on their behalf. In addition, the security trustee must give priority to the interests of the Class A noteholders if, in the security trustee's opinion, there is a conflict between the interests of Class A noteholders and the interests of the Class B noteholders and the Class C noteholders or other Mortgagees.

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

DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

     The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

     o The security trustee is not responsible for the adequacy or enforceability of the security trust deed or other transaction documents.

     o The security trustee is not required to monitor compliance by the issuer trustee or manager with the transaction documents or their other activities.

     o Unless required by a transaction document, the security trustee need not give Mortgagees information concerning the issuer trustee which comes into the possession of the security trustee.

     o The security trustee has no duties or responsibilities except those expressly set out in the security trust deed or any collateral security.

     o Any action taken by the security trustee under the security trust deed or any collateral security binds all the Mortgagees.

     o The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the manager, Mortgagees and others as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Mortgagees.

EVENTS OF DEFAULT

     Each of the following is an event of default under the security trust deed:

     o    the issuer trustee fails to pay:

          o any interest within 10 business days of the quarterly payment date on which the interest was due to be paid to noteholders; or

          o any other amount owing to a Mortgagee within 10 business days of the due date for payment, or within any applicable grace period agreed with the relevant Mortgagee, or where the Mortgagee is a Class A noteholder, with the note trustee;

     o the issuer trustee fails to perform or observe any other provisions, other than the obligations already referred to in this section, of a transaction document where such failure will have a material and adverse effect on the amount or timing of any payment to be made to any noteholder, and that default is not remedied within 30 days after written notice from the security trustee requiring the failure to be remedied;

     o an Insolvency Event occurs relating to the issuer trustee, in its capacity as trustee of the trust;


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

     o the charge created by the security trust deed is not or ceases to be a first ranking charge over the assets of the trust, or any other obligation of the issuer trustee, other than as mandatorily preferred by law, ranks ahead of or equal with any of the moneys secured by the security trust deed;

     o    any security interest over the trust assets is enforced;

     o all or any part of any transaction document, other than the basis swap, the redraw facility or the currency swap, in respect of a termination because of an action of a taxing authority or a change in tax law, is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document, other than the basis swap, the standby basis swap, the redraw facility or the currency swap; or

     o without the prior consent of the security trustee, that consent being subject in accordance with the terms of the security trust deed to the prior written consent of the Noteholder Mortgagees,

          o the trust is wound up, or the issuer trustee is required to wind up the trust under the master trust deed or applicable law, or the winding up of the trust commences;

          o the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly constituted; or

          o unless another trustee is appointed to the trust under the transaction documents, the issuer trustee ceases to be authorized under the trust to hold the property of the trust in its name and to perform its obligations under the transaction documents.

     Where the security trustee has notified the rating agencies, obtained the written consent of the relevant Noteholder Mortgagees and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the Mortgagees, it may elect to treat an event that would otherwise be an event of default as not being an event of default for the purpose of the security trust deed. Unless the security trustee has made such an election and providing that the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly convene a meeting of the Voting Mortgagees at which it shall seek directions from the Voting Mortgagees by way of extraordinary resolution of Voting Mortgagees regarding the action it should take as a result of that event of default.

MEETINGS OF VOTING MORTGAGEES

     The security trust deed contains provisions for convening meetings of the Voting Mortgagees to enable the Voting Mortgagees to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. VOTING MORTGAGEES are:

     o the Noteholder Mortgagees alone for as long as amounts outstanding under the notes are 75% or more of the total Secured Moneys, and

     o otherwise, the note trustee, acting on behalf of the Class A noteholders, and each other Mortgagee.

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

     Neither the security trustee nor the manager may call a meeting of Voting Mortgagees while the Noteholder Mortgagees are the only Voting Mortgagees unless the Noteholder Mortgagees otherwise consent.

     The security trustee must promptly convene a meeting of the Voting Mortgagees after it receives notice, or has actual knowledge of, an event of default under the security trust deed.

VOTING PROCEDURES

     Every question submitted to a meeting of Voting Mortgagees shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as Voting Mortgagee or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote except that the note trustee shall represent each Class A noteholder who has directed the note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every US$100 or its equivalent, but not part thereof, of the Secured Moneys that he holds or in which he is a representative.

     A resolution of all the Voting Mortgagees, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Mortgagees.

ENFORCEMENT OF THE CHARGE

     A resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or a written resolution signed by all of the Voting Mortgagees is required to direct the security trustee to do any or all of the following:

     o    declare the charge to be enforceable;

     o    declare all Secured Moneys immediately due and payable;

     o convert the floating charge to a fixed charge over any or all of the trust assets; or

     o appoint a receiver over the trust assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

     If the Noteholder Mortgagees are the only Voting Mortgagees, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Mortgagees, including enforcing the charge.

     Any consent of the Noteholder Mortgagees in relation to a discretion or act of the security trustee requires the approval of the Noteholder Mortgagees representing more than 50% of the outstanding principal balance of all the notes. No Mortgagee is entitled to enforce the charge under the security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the security trust deed.

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

THE NOTE TRUSTEE AS VOTING MORTGAGEE

     The note trustee may, without the consent of the noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under the security trust deed shall not, or shall not subject to specified conditions, be treated as such. The note trustee shall not exercise any of these powers in contravention of any express direction given in writing by holders representing at least 75% of the aggregate outstanding principal balance of the Class A notes. Any such modification, waiver, authorization or determination shall be binding on the Class A noteholders and, unless the note trustee agrees otherwise, any such modification shall be notified by the manager on behalf of the issuer trustee to the noteholders as specified in the transaction documents as soon as practicable thereafter.

     If an event of default under the security trust deed occurs and is continuing, the note trustee shall deliver to each Class A noteholder notice of such event of default within 90 days of the date that the note trustee became aware of such event of default, provided that, except in the case of a default in payment of interest and principal on the notes, the note trustee may withhold such notice if and so long as it determines in good faith that withholding the notice is in the interests of the relevant class of Class A noteholders.

     The rights, remedies and discretion of the Class A noteholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the Class A noteholders, and the security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the Class A noteholders without inquiry about compliance with the note trust deed.

     The note trustee shall not be bound to vote under the security trust deed, or otherwise direct the security trustee under the security trust deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the security trust deed, the note trust deed or any notes unless directed or requested to do so in writing by the holders of at least 75% of the aggregate outstanding principal balance of the Class A notes and then only if the note trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

     If any of the Class A notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A notes, the note trustee must not vote under the security trust deed to, or otherwise direct the security trustee to, dispose of the mortgaged property unless either:

     o a sufficient amount would be realized to discharge in full all amounts owing to the Class A noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the Class A notes; or

     o the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph.

LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEe

     The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by the note trustee or by Extraordinary Resolution of the Voting Mortgagees in accordance with the security trust deed. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

     If the security trustee convenes a meeting of the Voting Mortgagees, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Mortgagees that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Mortgagees to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Mortgagees refuse to grant the requested indemnity, and put the issuer trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Mortgagees may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

     The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the security trust deed, of any mortgaged property or any other property which is charged to the security trustee by any other person in respect of or relating to the obligations of the issuer trustee or any third party in respect of the issuer trustee or the secured moneys or relating in any way to the mortgaged property or for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, except for the fraud, negligence or breach of trust of the security trustee.

PRIORITIES UNDER THE SECURITY TRUST DEED

     The proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Mortgagees. Subject to the foregoing, the proceeds from enforcement of the security trust deed over the trust assets, the AVAILABLE FUND POOL, will be distributed as follows:

     o    first, to pay pro rata:

          o any fees and other expenses due to the security trustee, the note trustee or the principal paying agent;

          o any unpaid fees and paid expenses incurred in relation to the operation and administration of the trust, including the issuer trustee's fees and expenses; and

          o    the receiver's remuneration;

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

     o second, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power by the security trustee, the note trustee, a receiver or an attorney and other amounts payable to the security trustee or note trustee under the security trust deed;

     o    third, to pay unpaid Accrued Interest Adjustment due to the seller;

     o fourth, to pay to the fixed-floating rate swap provider under the fixed-floating rate swap any break fees received by or on behalf of the issuer trustee from a borrower or the mortgage insurer and which have not previously been paid to the fixed-floating rate swap provider;

     o    fifth, to pay, pro rata:

          o monetary liabilities of the issuer trustee to all providers of support facilities, other than the currency swap provider;

          o monetary liabilities of the issuer trustee to the Class A noteholders;

          o    unreimbursed redraws, to the seller; and

          o all monetary liabilities of the issuer trustee to the currency swap provider under a confirmation relating to Class A notes, but without double-counting with payments described above;

     o sixth, any monetary liabilities of the issuer trustee to Class B noteholders;

     o seventh, any monetary liabilities of the issuer trustee to Class C noteholders;

     o eighth, to pay pro rata any amounts not covered in this section owing to any Mortgagee under any transaction document;

     o ninth, to pay all monies owing to the mortgage insurer and not paid above;

     o tenth, to pay the holder of any subsequent security interest over the assets charged by the security trust deed of which the security trustee has notice of the amount properly secured by the security interest; and

     o eleventh, to pay any surplus to the issuer trustee to be distributed in accordance with the master trust deed.

     The surplus will not carry interest. If the security trustee pays the surplus to the credit of an account in the name of the issuer trustee with any bank carrying on business in Australia, the security trustee, receiver, Mortgagee or attorney, as the case may be, will be under no further liability in respect of it.

     Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

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SECURITY TRUSTEE'S FEES AND EXPENSES

     The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee. The combined quarterly fee payable to the issuer trustee and the security trustee shall be as described in the section entitled "Issuer Trustee's Fees and Expenses."

     If, at any time, the security trustee is required to take any action relating to the enforcement of the terms of the transaction documents upon default by any other party, the security trustee shall be entitled to additional remuneration.

INDEMNIFICATION

     The issuer trustee has agreed to indemnify the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the transaction documents, except to the extent that they result from the fraud, negligence or breach of trust on the part of the security trustee.

RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

     The security trustee may retire on three months' notice in writing to the issuer trustee, the manager, the note trustee and the rating agencies if a successor security trustee is appointed. Subject to the appointment of a successor security trustee and prior notice being given to each of the rating agencies, an Extraordinary Resolution of the Voting Mortgagees may remove the security trustee at any time and the manager may remove the security trustee if:

     o an Insolvency Event occurs in relation to the security trustee in its personal capacity;

     o    the security trustee ceases business;

     o the security trustee fails to comply with any of its obligations under any transaction document and such action has had, or, if continued will have, a Material Adverse Effect, and, if capable of remedy, that failure is not remedied within 14 days after the earlier of:

     o the security trustee's having become actually aware, by virtue of the actual awareness of the officers or employees of the security trustee who have day-to-day responsibility for the administration of the security trust, of that failure; and

     o the security trustee's having received written notice with respect thereto from the manager; or

     o there occurs a change in the control of the security trustee from that existing on the date of the security trust deed, unless approved by the manager.

     Upon notice of resignation or removal of the security trustee, the manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the Voting Mortgagees and who accepts the appointment. If no successor security trustee is appointed within 30 days after notice, the retiring security trustee may on behalf of the Mortgagees appoint a successor security trustee, other than St.George Bank or its
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person can be found to act as security trustee, the Voting Mortgagees may elect a Voting Mortgagee to act as security trustee.

     Any resignation or removal of the security trustee and appointment of a successor will not become effective until the rating agencies approve the appointment and confirm that it will not cause a downgrade, qualification or withdrawal of the ratings of the notes.

AMENDMENT

     The issuer trustee and the security trustee may, following at least ten business days written notice to the rating agencies and with the written approval of the manager and the Noteholder Mortgagees, amend the security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation. If the amendment is prejudicial or likely to be prejudicial to the interests of the Mortgagees or a class of Mortgagees, an Extraordinary Resolution of the Voting Mortgagees is required.

THE REDRAW FACILITY
REDRAWS

     If the seller consents to a redraw, it will transmit funds in the amount of the redraw to the borrower.

     The seller is entitled to be reimbursed for the amount of any redraws on any of the housing loans which it pays to borrowers:

     o first, from Principal Collections available at the time the redraw is made;

     o    second, from any available Redraw Retention Amount; and

     o third, from drawings under the redraw facility agreement, to the extent that it is available.

     The seller will be reimbursed for redraws from Principal Collections in priority to principal payments on the notes.

THE REDRAW FACILITY AGREEMENT

     Under the redraw facility agreement, the redraw facility provider agrees to make advances to the issuer trustee for the purpose of reimbursing redraws made by the seller to the extent that Principal Collections and the available Redraw Retention Amount are insufficient to fund redraws. Under the redraw facility, the redraw facility provider agrees to make advances to the issuer trustee up to the redraw limit. The redraw limit is equal to 2% of the aggregate Stated Amount of the notes, as adjusted by the manager on each anniversary of the redraw facility agreement or any other amount as agreed between the redraw facility provider, the issuer trustee and the manager. At the closing date, the redraw limit will be A$ . The redraw limit may not be increased without written confirmation from the rating agencies that the increase would not result in a downgrading or withdrawal of the rating for the notes then outstanding. The initial term of the redraw facility is 364 days. The redraw facility provider may cancel all or part of the redraw limit at any time immediately on giving notice to the issuer trustee and the manager.

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DRAWING ON THE REDRAW FACILITY

     A drawing may be made under the redraw facility only for the purpose of funding a Redraw Shortfall or to repay a previous draw under the redraw facility. If at any time during the term of the redraw facility, the manager determines that there is a Redraw Shortfall, it may direct the issuer trustee to draw down on the redraw facility for an amount equal to the lesser of:

     o    the Redraw Shortfall; and

     o the redraw limit less the greater of zero and the total principal amount of all outstanding draws under the redraw facility, less the total Carryover Redraw Charge Offs, provided that for the purpose of this calculation, it is assumed that all draws under the redraw facility due to be repaid on or before the date of the drawdown have been repaid.

CONDITIONS PRECEDENT TO DRAWING

     The obligations of the redraw facility provider to make available each draw under the redraw facility are subject to the conditions precedent that:

     o    there is currently no event of default under the redraw facility; and

     o the representations and warranties by the issuer trustee in the redraw facility agreement are true as of the date of the relevant drawdown notice and the relevant drawdown date as though they had been made at that date in respect of the current facts and circumstances.

AVAILABILITY FEE

     An availability fee accrues daily from the date of the redraw facility agreement at a rate of 0.10% per annum on an amount equal to the redraw limit, less outstanding redraw advances, less Carryover Redraw Charge Offs. The availability fee is payable on each quarterly payment date and on termination of the redraw facility. The availability fee is calculated on the actual number of days elapsed and a year of 365 days.

INTEREST

     With respect to any draws under the redraw facility made by the redraw facility provider, interest will accrue from day to day on the amount of each such Redraw Advance from the date of its advance at a rate equal to the One Month Bank Bill Rate plus a margin, calculated on the basis of the actual number of days elapsed since the advance and a year of 365 days. The margin will be 0.30% per annum, unless the draw has been outstanding for twelve months or more, at which time the margin will be 0.40% per annum for that draw. The interest shall be payable on each payment date and on termination of the redraw facility. To the extent any interest is not paid on a payment date, the amount of the unpaid interest will be capitalized and interest will accrue on any such unpaid interest from that payment date.

REPAYMENT OF DRAWS ON THE REDRAW FACILITY

     The issuer trustee shall, at the direction of the manager, repay unreimbursed draws under the redraw facility on the following payment date and on the date of termination of the redraw



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facility, to the extent that there are funds available for such payment. It is not an event of default if the issuer trustee does not have funds available to repay the full amount of the unreimbursed draw on the following payment date.

EVENTS OF DEFAULT UNDER THE REDRAW FACILITY AGREEMENT

   It is an event of default under the redraw facility agreement if:

     o an amount is available for payment to the redraw facility provider under the redraw facility agreement, and the issuer trustee does not pay that amount within 10 business days of its due date;

     o    an Insolvency Event occurs in relation to the trust;

     o an Insolvency Event occurs in relation to the issuer trustee, and a successor trustee of the trust is not appointed within 30 days of that Insolvency Event;

     o    the Termination Date occurs in relation to the trust; or

     o an event of default under the security trust deed occurs and any action is taken to enforce the security interest under the security trust deed over the assets of the trust.

CONSEQUENCES OF AN EVENT OF DEFAULT

     At any time after an event of default under the redraw facility agreement, the redraw facility provider may do all or any of the following:

     o declare all moneys actually or contingently owing under the redraw facility agreement immediately due and payable and the issuer trustee shall be required immediately to pay the principal outstanding together with interest, fees and all such other moneys; and

     o    cancel the redraw limit.

TERMINATION

     The redraw facility will terminate on the earliest of the following:

     o    the date on which the notes are redeemed in full;

     o the date on which the redraw facility provider declares the redraw facility agreement terminated following an event of default under the redraw facility agreement;

     o the date on which the issuer trustee enters into a replacement redraw facility;

     o the date on which Crusade Management Limited retires or is removed as manager;

     o the date on which the issuer trustee has canceled all of the redraw limit;

     o    the date which is one year after the final maturity date of the notes;

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     o    the date on which the redraw limit is cancelled in full by the redraw facility provider, which it may do at any time; and

     o 364 days from the date of the redraw facility agreement, unless the redraw facility provider has agreed to extend the term of the redraw facility in accordance with the terms of the redraw facility.

THE SERVICING AGREEMENT
SERVICING OF HOUSING LOANS

     The servicer is required to administer the housing loans in the following manner:

     o    in accordance with the servicing agreement;

     o in accordance with St.George Bank's procedures manual and policies as they apply to those housing loans from time to time; and

     o with the same degree of diligence and care expected of an appropriately qualified servicer of similar financial products.

     In performing any services under the servicing agreement the servicer shall take into account whether its performance of such services does or does not have any Material Adverse Effect. The servicer's actions in servicing the housing loans in accordance with the relevant procedures manual are binding on the issuer trustee. The servicer is entitled to delegate its duties under the servicing agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any delegate.

POWERS

     Subject to the standards for servicing set forth in the preceding section, the servicer has the express power, among other things:

     o to waive any fees and break costs which may be collected in the ordinary course of servicing the housing loans or arrange the rescheduling of interest due and unpaid following a default under any housing loans, or to waive any right in respect of the housing loans and mortgages in the ordinary course of servicing the housing loans and mortgages; and

     o to extend the maturity date of a housing loan beyond 30 years from the date of origination when required to do so by law or a government agency. These extensions are not subject to the requirement that the action not have a Material Adverse Effect.

UNDERTAKINGS BY THE SERVICER

     The servicer has undertaken, among other things, the following:

     o If so directed by the issuer trustee following a Title Perfection Event, it will promptly take action to perfect the issuer trustee's equitable title to the housing loans and related mortgages in the mortgage pool to full legal title by notifying borrowers of the issuer trustee's interests, registering transfers, delivering documents to the issuer



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          trustee and taking other action required to perfect title or which the issuer trustee requires it to do.

     o To collect all moneys due under those housing loans and related mortgages and pay them into the collection account not later than the time St.George Bank would be required to do so.

     o If a material default occurs in respect of a housing loan, it will take action in accordance with its normal enforcement procedures to enforce the relevant housing loan and the related mortgage to the extent it determines to be appropriate.

     o To act in accordance with the terms of any mortgage insurance policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or in respect of a mortgage insurance policy, and promptly make a claim under any mortgage insurance policy when it is entitled to do so and notify the manager when each such claim is made.

     o It will not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the related housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the related mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the servicer's procedures manual or its ordinary course of business.

     o It will not, except as required by law, release a borrower or otherwise vary or discharge any housing loan or mortgage where it would have a Material Adverse Effect.

     o It will set the interest rate on the housing loans in accordance with the requirements of the supplementary terms notice.

     o It will give notice in writing to the issuer trustee and the rating agencies if it becomes aware of the occurrence of any Servicer Transfer Event.

     o It will maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the servicing agreement.

     o It will notify the issuer trustee and the manager of any event which it reasonably believes is likely to have a Material Adverse Effect promptly after becoming aware of such event; and the manager of anything else which the manager reasonably requires regarding any proposed modification to any housing loan or related mortgage.

     o It will provide information reasonably requested by the issuer trustee or the manager, with respect to all matters relating to the trust and the assets of the trust, and the issuer trustee or the manager believes reasonably necessary for it to perform its obligations under the transaction documents, and upon reasonable notice and at


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          reasonable times permit the issuer trustee to enter the premises and inspect the data and records in relation to the trust and the housing loan agreements, mortgages, certificates of title and other documents related to the housing loans.

UNDERTAKINGS BY THE SELLER

     St.George Bank, in its capacity as seller, has undertaken, among other things, the following under the servicing agreement:

     o It will maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in relation to its ownership of any housing loan or mortgage in order to perform or comply with its obligations under the servicing agreement; and will comply with all laws in connection with its ownership of any housing loans and mortgages where failure to do so would have a Material Adverse Effect.

     o It will act in accordance with the terms of any mortgage insurance policies, and not do or omit to do anything which could be reasonably expected to prejudicially affect or limit the rights of the issuer trustee under or in respect of a mortgage insurance policy to the extent those rights relate to a housing loan and the mortgage.

     o It will not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the relevant housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the seller's procedures manual or its ordinary course of business.

     o It will not, except as required by law, release a borrower from any amount owing in respect of a housing loan or otherwise vary or discharge any housing loan or mortgage or enter into any agreement or arrangement which has the effect of altering the amount payable in respect of a housing loan or mortgage where it would have a Material Adverse Effect.

     o It will release any housing loan or mortgage, reduce the amount outstanding under or vary the terms of any housing loan or grant other relief to a borrower, if required to do so by any law or if ordered to do so by a court, tribunal, authority, ombudsman or other entity whose decisions are binding on the servicer. If the order is due to the servicer breaching any applicable law, then the servicer must indemnify the issuer trustee for any loss the issuer trustee may suffer by reason of the order. The amount of the loss is to be determined by agreement with the issuer trustee or, failing this, by the servicer's external auditors.

COLLECTIONS

     The servicer will receive collections on the housing loans from borrowers in its general collection account. The servicer shall deposit any collections in its possession or control into the collection account within two business days following its receipt of the collections, less any



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amount for taxes payable in relation to the collections or any amount the servicer may retain under the supplementary terms notice.

SERVICING COMPENSATION AND EXPENSES

     The servicer will receive a fee for servicing the housing loans equal to the product of 0.40% per annum and the aggregate outstanding principal of the housing loans on the first day of each quarterly collection period. This fee will be payable in arrears on the quarterly payment date following the end of the quarterly collection period.

     The servicer must pay from such fee all expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers.

LIABILITY OF THE SERVICER

     The servicer fully indemnifies the issuer trustee against all losses, liabilities, costs and expenses incurred as a result of the failure by the servicer to perform its duties under the servicing agreement or any action or conduct undertaken or not taken by the servicer, including as a consequence of a Servicer Transfer Event. The servicer may rely upon any statement by the issuer trustee or the manager that any action or inaction on its part is reasonably likely to, or will, have a Material Adverse Effect. The servicer shall not be liable for a breach of the servicing agreement, or be liable under any indemnity, in relation to any action or inaction on its part, where it has been notified by the issuer trustee or the manager that the action or inaction is not reasonably likely to, or will not have, a Material Adverse Effect.

REMOVAL, RESIGNATION AND REPLACEMENT OF THE SERVICER

     The issuer trustee must terminate the servicer's appointment if the issuer trustee determines that any of the following SERVICER TRANSFER EVENTS occur:

     o    the servicer suffers an Insolvency Event;

     o the servicer fails to pay any amount within 10 business days of receipt of a notice to do so;

     o the servicer fails to comply with any of its other obligations under any transaction document and such action has had, or, if continued will have, a Material Adverse Effect, as determined by the issuer trustee and that failure is not remedied within the earlier of 30 days after the servicer becomes aware of that failure and receipt of a notice from either the issuer trustee or the manager;

     o any representation, warranty or certification made by the servicer is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee's reasonable satisfaction within 45 days after notice from the issuer trustee, and the issuer trustee determines that breach would have a Material Adverse Effect;

     o it becomes unlawful for the servicer to perform the services under the servicing agreement; or

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     o    the servicer merges with, or it is proposed that the servicer merge with, any entity, or all of the assets or business of the servicer are or are to be acquired by any entity, and any rating agency confirms that the merger or acquisition would result in a downgrade or withdrawal of rating of any note.

     The servicer will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from a Servicer Transfer Event.

RESIGNATION

     The servicer may voluntarily resign after giving 90 days notice to the rating agencies, the manager and the issuer trustee.

REPLACEMENT OF THE SERVICER

     The manager and the issuer trustee shall use reasonable efforts to find an eligible successor servicer. Until a successor servicer is appointed, the servicer must continue to act as the servicer and will be paid the servicing fee. If an eligible successor servicer is not appointed by the expiration of the 90-day notice period, the issuer trustee itself will act as servicer and be entitled to the servicing fee.

TERMINATION OF SERVICING AGREEMENT

   The servicing agreement will terminate on the earlier of:

     o the date on which the servicing agreement is terminated pursuant to a Servicer Transfer Event;

     o the date which is one month after the notes have been redeemed in full in accordance with the transaction documents and the issuer trustee ceases to have any obligation to any creditor in relation to any trust;

     o the date on which the issuer trustee replaces the servicer with a successor servicer; and

     o    the date on which the servicer is replaced after resigning.

AMENDMENT

     The servicer and the issuer trustee may amend the servicing agreement in writing after giving prior notice of the proposed amendment to the rating agencies and the rating agencies have confirmed that the amendment will not result in an adverse effect on the rating of any notes.

THE CUSTODIAN AGREEMENT
DOCUMENT CUSTODY

     The custodian is responsible for custody of the title documents for each mortgaged property, including the loan agreement, mortgage document and certificate of title for the housing loans on behalf of the issuer trustee, exercising the degree of diligence and care expected of an



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appropriately qualified custodian of documents and in accordance with the custodial procedures approved in advance by the issuer trustee, the manager and the rating agencies.

     The custodian's duties and responsibilities include:

     o holding each title document in accordance with the custodial procedures as if the title documents were beneficially owned by the custodian;

     o ensuring that each title document is capable of identification and kept in a security packet in a security vault separate from other documents held by the custodian for other persons; and

     o maintaining in safe custody a record of the physical movement of the title documents.

     In performing its services, the custodian must consider if its acts or omissions will have any Material Adverse Effect.

     The custodian undertakes, among other things:

     o to comply with applicable laws where the failure to do so would have a Material Adverse Effect;

     o    to comply with the mortgage insurance policies;

     o to provide information and access relating to its custodial services if required by the issuer trustee, the manager or the servicer; and ensure that the premises holding the documents are appropriately insured for fire and public risks.

AUDIT

     The custodian will be audited by an independent auditor on an annual basis, or more regularly if any audit gives an adverse finding, in relation to its custodial procedures, identification of documents, security and tracking systems.

COMPENSATION OF THE CUSTODIAN

     The custodian will receive a fee based on the aggregate outstanding principal of the housing loans on the first day of each quarterly collection period. This fee will be payable in arrears on the quarterly payment date following the end of the quarterly collection period.

INDEMNITY

     The custodian also indemnifies the issuer trustee against all losses, liabilities, costs and expenses incurred by the issuer trustee as a result of a breach by the custodian of its obligations under the custodian agreement. This indemnity is limited to the extent further described in the custodian agreement. Under the deed of indemnity, St.George Bank also indemnifies the issuer trustee in respect of all liability arising as a result of a breach by the custodian of its obligations under the custodian agreement and any money payable under the custodian agreement which is not recoverable from the custodian.

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REMOVAL AND RETIREMENT OF THE CUSTODIAN

     The issuer trustee may terminate the custodian's appointment if the issuer trustee determines that:

     o    the custodian has suffered an Insolvency Event;

     o    if the custodian is a related company of the seller, either

     o    the long-term rating of the seller falls below:

     o    BBB from Fitch; or

     o    Baa2 from Moody's, or

     o    BBB from Standard & Poor's; or

     o    a Title Perfection Event has occurred;

     o the custodian has failed to comply with the custodial procedures or any of its other obligations under any other transaction document and such action has had, or if continued will have, a Material Adverse Effect and, if capable of remedy, the custodian does not remedy that failure within 30 days after the earlier of the custodian becoming aware of that failure and receipt of a notice from either the issuer trustee or the manager;

     o any representation, warranty or certification made by the custodian is incorrect when made and is not waived by the issuer trustee, or if capable of remedy, is not remedied to the issuer trustee's reasonable satisfaction within 45 days after notice from the issuer trustee, and the issuer trustee determines that breach will or may have a Material Adverse Effect;

     o it has become unlawful for the custodian to perform its custodial services;

     o    a Servicer Transfer Event has occurred; or

     o the custodian has not complied with the requirements of the custodian agreement to the satisfaction of its auditor and a further audit also results in an adverse finding by the auditor.

     The custodian will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from its termination. If the custodian is removed, it must deliver at its expense the title documents and all other documents and records relating to the housing loans to, or at the direction of the issuer trustee. If the custodian has not done so within ten business days of the date of termination or such longer period as the issuer trustee in its reasonable discretion permits, the issuer trustee must, with the assistance of the manager, enter the premises where the title documents are kept, take possession of and remove the title documents. The issuer trustee may, to the extent that it has information available to it to do so, lodge caveats in respect of the housing loans and related mortgages for which it does not hold the title documents. A caveat is a notice which is put on the relevant land title register to provide notice of a party's interest in the property.

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THE SELLER LOAN AGREEMENT

     The value of the housing loan pool as of the cut-off date, and the consideration payable by the issuer trustee to the seller for the housing loans,
is A         $ . If the net proceeds received by the issuer trustee from the issuance of the notes is less than the purchase price for the housing loans, the seller will lend the balance of the consideration to the issuer trustee. This loan will not bear interest and will not have the benefit of the security trust deed. The issuer trustee will be required to repay any outstanding principal under the loan, if any, after the Secured Moneys have been fully and finally paid, to the extent that moneys are available to pay that principal, as a full and final settlement of the obligations of the issuer trustee under the loan.

                           THE SERVICER

SERVICING OF HOUSING LOANS

     Under the servicing agreement, St.George Bank will be appointed as the initial servicer of the housing loans. The day to day servicing of the housing loans will be performed by the servicer at St.George Bank's head office in Kogarah and at St.George Bank's retail branches and telephone banking and marketing centers. Servicing procedures include managing customer inquiries, monitoring compliance with the loan features and rights applicable to these loans, and the arrears management of overdue loans. Servicing procedures include responding to customer inquiries, managing and servicing the features and facilities available under the housing loans and the management of delinquent Housing Loans. See "Description of the Transaction Documents -- The Servicing Agreement."

COLLECTION AND ENFORCEMENT PROCEDURES

     Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. St.George Bank credits repayments to an individual housing loan on the date of its receipt. Interest is accrued daily on the balance outstanding after close of business and charged monthly to each relevant loan account.

     When a housing loan is 1 day delinquent, it is identified in the mortgage service system. At 14 days delinquent the accounts are transferred to the collection system. The collection system identifies all accounts which are overdue and provides detailed lists of those loans for action and follow-up.

     The collection system allocates overdue loans to designated collection officers within St.George Bank. The loans that have been delinquent longer are allocated to the more experienced collection officers.

     Actions taken by the bank in relation to delinquent accounts will vary depending on the following elements and, if applicable, with the input of the mortgage insurer:

     o    arrears history;

     o    equity in the property; and

     o    arrangements made with the borrower to meet overdue payments.

     If satisfactory arrangements cannot be made to rectify a delinquent housing loan, St.George Bank will issue legal notices and institute recovery action by enforcing the mortgage security. Collection officers, under legal assistance, manage this process and pursue many sources of recovery including the following:

     o    guarantees;

     o    government assistance schemes;

     o    mortgagee sale; and

     o    claims on mortgage insurance.

     It should be noted that St.George Bank reports all actions that it takes on overdue housing loans to the mortgage insurer in accordance with the terms of the mortgage insurance policies.

COLLECTION AND FORECLOSURE PROCESS

     When a loan is 15 days delinquent, a computer generated letter is sent to the borrower advising of the situation and requesting that payment be made to rectify the situation. At 28 days delinquent, a further letter is generated and at around this time (30 days delinquent) phone calls are carried out.

     When a loan reaches in excess of 60 days delinquent, a default notice is sent advising the borrower if the matter is not rectified within a period of 31 days, the bank is entitled to commence enforcement proceedings without further notice. Usually a statement of claim will be issued to a borrower on an account which is 120 days delinquent. At any time in excess of 130 days delinquent, the bank applies for judgment in the Supreme Court. Generally at 150 days delinquent, the bank applies for a writ of possession and generally by 180 days the sheriff is in a position to set an eviction date. Appraisals and valuations are ordered and a reserve price is set for sale via auction or private treaty. In most instances if the account continues to be in arrears, an offer on the property would be sought and accepted and the property settled. These time frames assume that the borrower has either taken no action or has not honoured any commitments made in relation to the delinquency.

     It should also be noted that the mortgagee's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale.

     Under St.George Bank's housing loan product specifications, variable rate of interest loans enable a borrower to have a payment holiday where the borrower has made excess payments. The excess payments are the difference between the total amount paid by the borrower and the amount of the minimum payments required. In accordance with the product specification, if a borrower with excess payments fails to make some or all of a minimum payment, the servicer will apply the excess payments against that missed payment. As such, the relevant housing loan will not be considered delinquent until such time as when the amount of missed payments is greater than the excess payments.

     The arrears and security enforcement procedures may change over time as a result of business changes, or legislative and regulatory changes.

SERVICER DELINQUENCY EXPERIENCE

     In January 1997, St.George Bank merged with the Advance Bank Group to form the fifth largest banking group in Australia. Prior to this time, delinquency data was separately reported by each banking organization. Consequently, the following tables summarize delinquency and foreclosure experience, respectively, for loans serviced by St.George Bank prior to and after the merger. All loans in the securitized pool that were settled prior to September 1997 were originated by St.George Bank.

     Table 1 summarizes the delinquency and foreclosure experience of loans originated by St.George Bank. Table 2 summarizes the combined experience of St.George Bank loans and loans acquired in the merger with Advance Bank. Both tables express the number of delinquent loans at period end as a percentage of the total number of loans serviced.

         TABLE 1: ST.GEORGE BANK ONE-TO-FOUR-FAMILY RESIDENTIAL LOANS***


                                        MARCH           SEPTEMBER        MARCH          SEPTEMBER       MARCH
                                       31, 1995        30, 1995       31, 1996         30, 1996       31, 1997
                                       --------       -----------    ----------       -----------   ------------
Portfolio At:

Outstanding Balance
     (A$000's).....................         9,981,940      10,442,786      10,695,313     11,131,152      11,690,990

     Number of Loans
     Outstanding...................           156,258         165,301         168,417        170,980         175,368

     Percentage of Delinquent
     Loans:

     30 to 59 days.................              0.92%          0.91%           1.14%          1.34%           1.20%

     60 to 89 days.................              0.31%          0.34%           0.41%          0.53%           0.49%

     90 to 119 days................              0.13%          0.14%           0.21%          0.18%           0.24%


     120 days or more..............              0.23%          0.24%           0.33%          0.33%           0.45%
                                               --------       --------        ---------     --------        --------
      Total Delinquencies...........             1.59%          1.63%           2.09%          2.38%           2.38%


     Foreclosures..................              0.03%          0.03%           0.05%          0.06%           0.04%
                                               --------       --------        ---------     --------        --------
     Total Delinquencies and
     Foreclosures..................              1.62%          1.66%           2.14%          2.44%           2.42%
                                               --------       --------        ---------     --------        --------
     Six Month Period Ending:

Loan Losses as a % of
     Total Outstanding
     Balance*......................             N/A**          N/A**           0.000%         0.0040%         0.001%
                                               ========       ========        =========      =======        ========

-------------

     * Loan losses for each period were annualized and are expressed as a percentage of the average outstanding balance for the period.

     ** Loan loss information is not available prior to the 6 month period ending March 1996.

     ***  Totals may not sum exactly due to rounding.

         TABLE 2: ST.GEORGE BANK ONE-TO-FOUR-FAMILY RESIDENTIAL LOANS**



                                MARCH       SEPTEMBER      MARCH     SEPTEMBER      MARCH    SEPTEMBER     MARCH       SEPTEMBER
                               31, 1998     30, 1998     31, 1999    30, 1999      31, 200    30, 200    31, 2001     30, 2001
                              ----------   -----------  ----------- -----------  ----------- ---------- ----------  ------------
Portfolio At:

Outstanding Balance
     (A$000's).........         26,092,849  27,166,041   27,220,578  28,009,778   28,897,605  29,663,323   30,299,666  32,368,904

     Number of Loans
     Outstanding.......            363,694     368,913      366,810     362,710      361,225     357,960      353,259     359,823

     Percentage of
     Delinquent
     Loans:

     30 to 59 days.....               1.26%       1.01%        1.31%       0.89%        1.04%       0.92%        1.38%       0.87%

     60 to 89 days.....               0.37%       0.27%        0.33%       0.26%        0.26%       0.26%        0.43%       0.26%

     90 to 119 days....               0.23%       0.21%        0.17%       0.15%        0.19%       0.13%        0.22%       0.14%



     120 days or more..               0.29%       0.19%        0.19%       0.21%        0.21%       0.16%        0.23%       0.14%
                                  ----------   -----------  ----------- -----------  ----------- ---------- ----------  ------------
     Total Delinquencies              2.15%       1.68%        2.00%       1.51%        1.70%       1.47%        2.26%       1.41%



     Foreclosures......               0.05%       0.06%        0.04%       0.03%        0.03%       0.04%        0.04%       0.04%
                                  ----------   -----------  ----------- -----------  ----------- ---------- ----------  ------------
     Total Delinquencies
     and
     Foreclosures......               2.20%       1.74%        2.04%       1.54%        1.73%       1.51%        2.30%       1.45%
                                  ----------   -----------  ----------- -----------  ----------- ---------- ----------  ------------
     Sixth Month Period
     Ending:

Loan Losses as a % of
     Total Outstanding
     Balance*..........              0.006%      0.006%       0.003%      0.004%       0.004%      0.002%       0.003%      0.010%
                                  ==========   ===========  =========== ===========  =========== ========== ==========  ============

------------------

     * Loan losses for each period were annualized and are expressed as a percentage of the average outstanding balance for the period.

     **   Totals may not sum exactly due to rounding.

     There can be no assurance that the delinquency and foreclosure experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and foreclosure experience of the servicer's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown in the preceding table represent the delinquency and foreclosure experience for the total one-to-four-family residential mortgage portfolios for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the housing loans in the pool. Moreover, if the one-to-four-family real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and foreclosures could be significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, foreclosures, bankruptcies and losses with respect to the housing loan pool.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

GENERAL

     The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by the seller. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

     Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

     o    refinancing by mortgagors with other financiers;

     o receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

     o receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

     o repurchase by the seller as a result of a breach by it of certain representations, less the principal balance of any related substituted loan, if any;

     o receipt by the trust of any net amount attributable to principal from another trust established under the master trust deed with respect to the substitution of a housing loan;

     o repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

     o receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; or

     o receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either:

     o    repurchased by St.George Bank under its right of first refusal; or

     o    sold to a third party.

   The prepayment amounts described above are reduced by:

     o    principal draws;

     o    repayment of redraw advances; and

     o    the Redraw Retention Amount retained in the collection account.

     Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

     o    the degree to which a note is purchased at a discount or premium; and

     o the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

     A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

WEIGHTED AVERAGE LIVES

     The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under the note is reduced to zero.

     Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

     The following tables are based on a constant prepayment rate model. Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. Neither of the seller nor the manager believes that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

     The following tables are based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the tables. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the tables indicate.

     For the purpose of the following tables, it is assumed that:

     o the housing loan pool consists of fully-amortizing housing loans having the following approximate characteristics:*


                           REMAINING                                                                   REMAINING
                           PRINCIPAL                                                  ORIGINAL TERM      TERM TO
     POOL                    AMOUNT                                    INTEREST        TO MATURITY      MATURITY
    NUMBER                     A$                   LOAN COUNT           RATE %         IN MONTHS       IN MONTHS
    ------                     --                   ----------           ------         ---------       ---------
      1                  $   21,977,115                   561            5.730%             123             96
      2                      44,914,609                   632            5.686%             187            161
      3                     135,371,953                 1,607            5.914%             265            222
      4                     231,352,821                 2,142            6.132%             299            263
      5                   1,201,203,233                 8,562            5.508%             301            289
      6                     115,212,102                   750            5.551%             360            347
    TOTAL                $1,750,031,833                14,254            5.632%             296            278



-------------------

*   TOTALS MAY NOT SUM EXACTLY DUE TO ROUNDING

     o    the cut-off date is the close of business on February 24, 2002;

     o    closing date for the notes is March 20, 2002;

     o payments on the notes are made on the quarterly payment date, regardless of the day on which payment actually occurs, commencing in May 2002 and are made in accordance with the priorities described in this prospectus;

     o the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

     o the scheduled monthly payments of principal and interest on the housing loans will be timely delivered on the first day of each month, except in the month of February 2002, in which case, principal payments are calculated based on a pro rata share of one month's collections, assuming a start date of the close of business February 24, 2002, with no defaults;

     o there are no redraws, substitutions or payment holidays with respect to the housing loans;

     o all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the prepayment;

     o principal collections are distributed according to the rules of distribution set forth in this prospectus;

     o    all payments under the swaps are made as scheduled;

     o the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line titled "Weighted Average Life To Call (Years)"; and

     o    the exchange rate is US$0.5147=A$1.00.

     It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

     In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

     o multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

     o    summing the results, and

     o dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.

    PERCENT OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING
              CONSTANT PREPAYMENT RATE PERCENTAGES+


                                                                                CLASS A NOTES
                                                       -----------------------------------------------------------
DATE                                                     0%         22%        24%       26%        30%        35%
                                                        ----        ---        ----      ----       ---        ----
Initial Percent................................         100         100        100       100        100        100
March 20, 2003.................................          98          76         74        72         68         63
March 20, 2004.................................          95          57         54        51         46         39
March 20, 2005.................................          93          43         39        36         30         24
March 20, 2006.................................          90          33         29        26         21         16
March 20, 2007.................................          87          25         22        19         14         10
March 20, 2008.................................          84          19         16        14         10          6
March 20, 2009.................................          81          14         12        10          6          4
March 20, 2010.................................          77          10          8         7          4          2
March 20, 2011.................................          74           8          6         5          3          1
March 20, 2012.................................          70           6          4         3          2          *
March 20, 2013.................................          66           4          3         2          1          *
March 20, 2014.................................          62           3          2         1          *          0
March 20, 2015.................................          57           2          1         1          *          0
March 20, 2016.................................          53           1          1         *          0          0
March 20, 2017.................................          48           1          *         *          0          0
March 20, 2018.................................          44           *          *         0          0          0
March 20, 2019.................................          39           *          0         0          0          0
March 20, 2020.................................          34           0          0         0          0          0
March 20, 2021.................................          29           0          0         0          0          0
March 20, 2022.................................          23           0          0         0          0          0
March 20, 2023.................................          18           0          0         0          0          0
March 20, 2024.................................          12           0          0         0          0          0
March 20, 2025.................................           7           0          0         0          0          0
March 20, 2026.................................           2           0          0         0          0          0
March 20, 2027.................................           1           0          0         0          0          0
March 20, 2028.................................           1           0          0         0          0          0
March 20, 2029.................................           *           0          0         0          0          0
March 20, 2030.................................           0           0          0         0          0          0

Weighted Average Life -
     To Call (Years)...........................        6.51        3.12       2.93      2.73       2.34       1.98
     To Maturity (Years).......................       13.99        3.52       3.23      2.98       2.56       2.15


----------------

+    Totals may not sum exactly due to rounding.

* Representing amounts greater than zero and less than 0.50% of the initial bond balance.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Class A notes, after being exchanged pursuant to the currency swap, will amount to A$ and will be used by the issuer trustee to acquire from the seller equitable title to the housing loans and related mortgages.

                       LEGAL ASPECTS OF THE HOUSING LOANS

     The following discussion is a summary of the material legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales, without referring to any specific legislation of that State.

GENERAL

     There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. If the housing loan is not secured by a first ranking mortgage the seller will equitably assign to the issuer trustee all prior ranking registered mortgages in relation to that housing loan. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of St.George Bank.

NATURE OF HOUSING LOANS AS SECURITY

     There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title." The housing loans in the proposed housing loan pool are all secured by Torrens title land.

     "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner who then provides it to the mortgagee as part of the security for the housing loan. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration and which normally require production of the duplicate certificate of title.

     Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the position and dimensions of the land, the present owner, and any leases, mortgages, easements and other registered dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it. Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title" or "urban leasehold."

STRATA TITLE

     "Strata title" is an extension of the Torrens system and was developed to enable the creation of, and dealings with, various parts of multi-story buildings (commonly referred to as apartment units or strata lots) which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their strata lot. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by an "owners corporation" for the benefit of the individual proprietors. All proprietors are members of the owners corporation, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors, including the rules governing the apartment block. Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

URBAN LEASEHOLD

     All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Mortgaged property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

     o cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

     o where it involves residential property, is subject to a nominal rent of 5 cents per annum on demand.

     As with other Torrens title land, the proprietor's leasehold interest in the land is entered in a central register and the proprietor may deal with their leasehold interest, including granting a mortgage over the property, without consent from the government. In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property. Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

TAKING SECURITY OVER LAND

     The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief

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overview of some issues involved in taking security over land. Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens title mortgage takes effect as a statutory charge or security only. The Torrens title mortgagee does not obtain an "estate" in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

     In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

     In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title. However, a copy of the computer title can be used and held by the mortgagee. In Western Australia, under the Transfer of Land Act 1893, duplicate certificates of title are optional at the election of the registered proprietor.

     Once the mortgagor has repaid his or her debt, a discharge of mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage will then be removed from the certificate of title for the property.

ST.GEORGE BANK AS MORTGAGEE

     St.George Bank is, and until a Title Perfection Event occurs intends to remain, the registered mortgagee of all the mortgages. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

     Prior to any Title Perfection Event St.George Bank, as servicer, will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages. Following a Title Perfection Event, the issuer trustee is entitled, under an irrevocable power of attorney granted to it by St.George Bank, to be registered as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the manager is entitled, but not obligated, to lodge caveats on the register publicly to notify its interest in the mortgages.

ENFORCEMENT OF REGISTERED MORTGAGES

     Subject to the discussion in this section, if a borrower defaults under a housing loan the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

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     o    The mortgagee may, in limited circumstances, lease the property to third parties.

     o The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

     o The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

     o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation in each state or territory. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty subject to the mortgagee's duty to obtain a fair price. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

     A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

     Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001 (Cth), the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

     The Consumer Credit Legislation requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the



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Consumer Credit Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.

BANKRUPTCY

     The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

     o    the disposition was made to defraud creditors; or

     o the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor.

     The insolvency of a company is governed by the Corporations Act 2001 (Cth) of the relevant Australian jurisdiction. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Act 2001 (Cth) because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

     o when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

     o within a prescribed period prior to the commencement of the winding up of the company.

ENVIRONMENTAL

     Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the states. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all states, lenders are expressly excluded from the definitions of one or more of these categories.

     Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

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Some environmental legislation provides that security interests may be created in favour of third parties over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

INSOLVENCY CONSIDERATIONS

     The current transaction is designed to mitigate insolvency risk. For example, the equitable assignment of the housing loans by St.George Bank to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of St.George Bank in the event of an insolvency of St.George Bank. Similarly, the assets in the trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

     If any Insolvency Event occurs with respect to the issuer trustee, the security trust deed may be enforced by the security trustee at the direction of the Voting Mortgagees. See "Description of the Transaction Documents--Security Trust Deed--Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed until the secured obligations have been satisfied. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents--The Security Trust Deed--Priorities under the Security Trust Deed." If the proceeds from enforcement of the security trust deed are not sufficient to redeem the Class A notes in full, some or all of the Class A noteholders will incur a loss.

TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS

     Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.

CONSUMER CREDIT LEGISLATION

     The majority of the housing loans are regulated by the Consumer Credit Legislation. Under the Consumer Credit Legislation a borrower has the right to apply to a court to do the following, among other things:

     o vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

     o reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

     o have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

     o obtain an order for a civil penalty against the seller in relation to a breach of certain key requirements of the Consumer Credit Legislation, the amount of which may be

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          set off against any amount payable by the borrower under the applicable housing loan; or

     o obtain additional restitution or compensation from the seller in relation to breaches of the Consumer Credit Legislation in relation to a housing loan or a mortgage.

     The issuer trustee will become liable for compliance with the Consumer Credit Legislation if it acquires legal title to the housing loans and will take this legal title subject to any breaches of the Consumer Credit Legislation by the seller. In particular, once the issuer trustee acquires legal title it may become liable to orders of the type referred to in the last two bullet points listed above in relation to breaches of the Consumer Credit Legislation. Criminal fines may be imposed on the seller in respect of any breaches of the Consumer Credit Legislation by it while it held legal title to the housing loans. In addition, a mortgagee's ability to enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

     Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the notes. The seller has indemnified the issuer trustee against any loss the issuer trustee may incur as a result of a failure by the seller to comply with the Consumer Credit Legislation in respect of a mortgage.

   In addition:

     o each of the custodian, in respect of custodial services provided by it, and the servicer, in respect of its servicing obligations, have undertaken to comply with the Consumer Credit Legislation where failure to do so would mean the issuer trustee became liable to pay any civil penalty payments; and

     o each of the seller and the servicer further undertakes to ensure that each housing loan continues to satisfy certain eligibility criteria which includes the requirement that the housing loan complies, in all material respects, with applicable laws, including the Consumer Credit Legislation.

     In some circumstances the issuer trustee may have the right to claim damages from the seller or the servicer, as the case may be, where the issuer trustee suffers a loss in connection with a breach of the Consumer Credit legislation which is caused by a breach of a relevant representation or undertaking.

                    UNITED STATES FEDERAL INCOME TAX MATTERS

OVERVIEW

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Class A notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, proposed, temporary and final Treasury regulations under



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the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw, special United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

     Mayer, Brown, Rowe & Maw has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss the material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the Class A notes. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the Class A notes by investors that are given special treatment under the United States federal income tax laws, including:

     o    banks and thrifts;

     o    insurance companies;

     o    regulated investment companies;

     o    dealers in securities;

     o investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

     o    foreign investors;

     o    trusts and estates; and

     o pass-through entities, the equity holders of which are any of the foregoing.

     Additionally, the discussion regarding the Class A notes is limited to the United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the Class A notes as "capital assets" within the meaning of Section 1221 of the Code.

     It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A notes, including the advisability of making any election discussed under "Market Discount".

     The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representation of the manager that the trust does not and will not have an office in the United States, and that the trust is not conducting, and will not conduct any activities in the United States, other than in connection with its issuance of the Class A notes, in the opinion of Mayer, Brown, Rowe & Maw, the issuer trustee and the trust will not be subject to United States federal income tax.

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     In the opinion of Mayer, Brown, Rowe & Maw, special tax counsel for the manager, the Class A notes will be characterized as debt for U.S. federal income tax purposes. Each Class A noteholder, by acceptance of a Class A note, agrees to treat the notes as indebtedness.

GENERAL

     Mayer, Brown, Rowe & Maw is of the opinion that you will be required to report interest income on the Class A notes you hold in accord with your method of accounting.

SALE OF NOTES

     Mayer, Brown, Rowe & Maw is of the opinion that if you sell a Class A note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the Class A note. Your adjusted tax basis in a note will equal your cost for the Class A note, decreased by any amortized premium and any payments other than interest made on the Class A note and increased by any market discount or original issue discount previously included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the Class A note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income.

MARKET DISCOUNT

     In the opinion of Mayer, Brown, Rowe & Maw, you will be considered to have acquired a Class A note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

     In the case of a sale or other disposition of a Class A note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

     In the case of a partial principal payment of a Class A note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

     Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the Class A notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This Conference Committee



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Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

     o for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

     o for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

     Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a Class A note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.
Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

     Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

PREMIUM

     In the opinion of Mayer, Brown, Rowe & Maw, you will generally be considered to have acquired a Class A note at a premium if your tax basis in the note exceeds the remaining principal amount of the note. In that event, if you hold a Class A note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under
Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the Class A notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

BACKUP WITHHOLDING

     Mayer, Brown, Rowe & Maw is of the opinion that, backup withholding taxes will be imposed on payments to you on interest paid, and original issue discount accrued, if any, on the Class A notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. The backup withholding tax rate will be 30% for payments made during the years 2002 and 2003, 29% for payments made during the years 2004 and 2005 and 28% for payments made during the



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years 2006 through 2010. For payments made after 2010, the backup withholding rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the Class A notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

     The Treasury Department has issued new regulations that, among other things, make certain modifications to the backup withholding rules. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations are effective for payments made after December 31, 2000, subject to certain transition rules. We suggest that you consult your own tax advisor regarding the impact of the new regulations.

                             AUSTRALIAN TAX MATTERS

     The following statements with respect to Australian taxation are the material tax consequences for holders who are not residents of Australia for tax purposes of purchasing, holding and disposing of the Class A notes and are based on advice received by the manager on the basis of Australian law as in effect on the date of this prospectus which is subject to change possibly with retroactive effect. It is suggested that purchasers of Class A notes should consult their own tax advisers concerning the consequences, in their particular circumstances under Australian tax laws and the laws of any other taxing jurisdiction, of the purchase, ownership, disposal or dealing of or in the notes.

PAYMENTS OF PRINCIPAL, PREMIUMS AND INTEREST

     Under existing Australian tax law, non-resident holders of notes or interests in any global note, other than persons holding such securities or interests as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax on payments of interest or amounts in the nature of interest, other than interest withholding tax, which is currently 10%, on interest or amounts in the nature of interest paid on the notes. A premium on redemption would generally be treated as an amount in the nature of interest for this purpose.

     Pursuant to section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia (the "1936 ACT"), an exemption from Australian interest withholding tax applies provided all prescribed conditions are met.

     These conditions are:

     o the issuer trustee is a company that is a resident of Australia, or a non-resident carrying on business at or through a permanent establishment in Australia when it issues the notes and when interest, as defined in section 128A (1AB) of the 1936 Act, is paid; and

     o the notes were issued in a manner which satisfied the public offer test as prescribed under section 128F of the 1936 Act or which satisfied the definition of a global bond under subsection 128F(10) of the 1936 Act.

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     The issuer trustee will seek to issue the Class A notes and interests in any global Class A note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the 1936 Act.

     The public offer test will not be satisfied, if at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the Class A notes were being or would later be acquired directly or indirectly by an associate of the issuer trustee, other than in the capacity of a dealer, manager or underwriter in relation to the placement of a note. "Associate" for these purposes is widely defined and means, generally speaking, in relation to an issuer acting in the capacity of a trustee, the beneficiaries of the trust. Thus the relevant associates of the issuer trustee in the present case will be the manager as the residual beneficiary of the trust and the associates of the manager and the other beneficiaries of the trust, if any, from time to time.

     If the requirements for exemption under section 128F of the 1936 Act are met with respect to the Class A notes, payments of principal, interest and any premium upon redemption made to a holder of the notes who is not a resident of Australia and who does not carry on business through a permanent establishment in Australia, will not be subject to Australian income or withholding tax.

     The exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an associate of the issuer trustee within the meaning of section 128F of the 1936 Act, which, as discussed, would be an associate of the residual beneficiary, if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an associate.

     On August 29, 2001, the Australian Federal Government announced that the interest withholding tax exemptions contained in the 1936 Act would be amended in certain respect with effect from that date (the "PROPOSED AMENDMENTS"). It is intended that the proposed amendments, when enacted, will allow the Class A notes to be acquired by an associate of the issuer trustee if that associate is a resident of Australia or carries on business at or through a permanent establishment in Australia or is acting in the capacity of a clearing house, paying agent, custodian or funds manager (although it is not yet clear whether the proposed amendments will operate so that the exemption from interest withholding tax will apply to interest actually paid to an off shore associate acting in such a capacity).

PROFIT ON SALE

     Under existing Australian law, non-resident holders of notes will not be subject to Australian income tax on profits derived from the sale or disposal of the notes provided that:

     o the notes are not held as part of a business carried on, at or through a permanent establishment in Australia; and

     o    the profits do not have an Australian source.

     The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source.

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     There are, however, specific withholding tax rules that can apply to treat a portion of the sale price of notes as interest for withholding tax purposes and which amounts are not covered by the exemption in section 128F of the 1936 Act. These rules can apply when notes are sold for any amount in excess of their issue price prior to maturity to a purchaser who is either a resident who does not acquire the notes in the course of carrying on business in a country outside Australia at or through a permanent establishment in that country or a non-resident that acquires the notes in the course of carrying on a business in Australia at or through a permanent establishment in Australia. However, if the proposed amendments are enacted, and the requirements of section 128F are otherwise satisfied, the interest deemed to have been paid will be exempt from interest withholding tax.

GOODS AND SERVICES TAX

     Australia has a goods and services tax under which an entity is required to pay goods and services tax on any taxable supplies it makes. The amount of goods and services tax payable will be equal to 1/11th of the total consideration received for the supply.

     In the case of supplies made by the issuer trustee:

     o if the supply is "GST free", the issuer trustee is not liable to pay goods and services tax on the supply and can obtain "input tax credits" for goods and services taxes paid on things acquired by it in order to make the supply; and

     o if the supply is "input taxed", which includes financial supplies, the issuer trustee is not liable to pay a goods and services tax on the supply, but is not entitled to "input tax credits" for goods and services tax paid on things acquired by it in order to make the supply.

     On the basis of the current goods and services tax legislation, the issue of the Class A notes and the payment of interest or principal on the Class A notes to you are unlikely to be taxable supplies.

     Services provided to the issuer trustee may be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee. Under the supplementary terms notice, certain fees paid by the issuer trustee, namely the manager's fee, the issuer trustee's fee, the security trustee's fee and the servicer's fee, will only be able to be increased by reference to the supplier's associated goods and services tax liability, if any, if:

     o the issuer trustee, the manager and the recipient of the relevant fee agree, which agreement shall not be unreasonably withheld; and

     o the increase will not result in the downgrading or withdrawal of the rating of any notes.

     If other fees payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation or otherwise may be increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may not be entitled to a full input tax credit for that increase and the Trust Expenses will increase, resulting in a decrease in the funds available to the trust to pay you.

     The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of St.George Bank's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

     The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. In these circumstances the issuer trustee has to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee still has to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

     o    the property is no longer being used as a residence; or

     o the property is used as commercial residential premises such as a hostel or boarding house; or

     o the borrower is the first vendor of the property -the borrower built the property; or

     o    the mortgaged property has not been used predominantly as a residence.

     Because the issuer trustee is an insured party under the mortgage insurance policies, it may in certain limited circumstances have to account for goods and services tax in respect of any claim payment received. Generally, if certain compliance procedures have been followed, the insured does not have to account for goods and services tax in respect of the claim payment.

     Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

QUEENSLAND STAMP DUTY

     The Duties Bill 2001 (Qld) imposes stamp duty in relation to a transfer, or the agreement for the transfer, of a mortgage securing land in Queensland. Liability for duty is imposed on both parties to the transaction at a rate of A$5.00 per mortgage.

     On the closing date, on the equitable assignment of any mortgages securing property in Queensland, St.George Bank, in its capacity as seller of the housing loan, and the issuer trustee will become liable for duty of A$5.00 in relation to each of those mortgages. Similarly, if the issuer trustee assigns its interest in a Queensland mortgage at any time (for example, following the optional redemption referred to under the caption "Description of the Class A Notes-

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Optional Redemption of the Notes"), the issuer trustee will be liable to pay stamp duty of A$5.00 on each of those mortgages.

     The Series Notice provides that St.George will pay all applicable duty relating to the transfer of those mortgages to, or by, the issuer trustee. Accordingly, the position of noteholders will not be affected by the imposition of the referred to above.

OTHER TAXES

     No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the Class A notes. Furthermore, a transfer of, or agreement to transfer, notes executed outside of Australia should not be subject to Australian stamp duty.

TAX REFORM PROPOSALS

     Under existing Australian law, any tax liability in respect of the income of the trust is borne directly by the beneficiary of the trust, not by the issuer trustee. Therefore, the cash available to the issuer trustee to service the notes cannot be affected by the payment (or otherwise) of tax. In October 2000, the Australian Federal Government released draft legislation providing for the taxation of trusts as companies. The Federal Government subsequently withdrew this draft legislation on February 27, 2001 and announced it would begin a new round of consultations with interested parties in relation to this proposal. The Federal Government has not indicated the likely approach to be adopted, nor the date from which any new laws would apply. However, it is considered unlikely that fixed securitisation trusts such as the one which will issue the notes will be affected by any measures which the Federal Government may introduce in this regard.

     In general terms if the issuer trustee were to become taxable as a company, it is anticipated that the issuer trustee will calculate the net (taxable) income of the trust (as it does currently) claiming tax deductions for all interest and other expenses, and pay the tax liability (at the corporate tax rate, which is currently 30%) out of the trust fund. It will be a liability of the issuer trustee. There is no possibility of the noteholders being liable for the tax. The only potential impact on noteholders is where the issuer trustee, as a result of paying tax on the net income of the trust (and being indemnified out of the trust assets), has insufficient cash to service the notes. As long as the tax, accounting and cash positions of the trust are aligned in each tax year, the issuer trustee will only be taxable on income which is surplus to the amounts needed to service the notes. It would therefore be unlikely that the issuer trustee would have insufficient funds to service the notes. However, until any legislation concerning the taxation of trusts is enacted, it is not possible to be certain that there will be no adverse impact on noteholders.

CONSOLIDATION

     The Treasurer has released an Exposure Draft of the New Business Tax System (Consolidation) Bill 2002 (the "Consolidation ED") on a proposed new consolidation regime. It is intended that this new regime be effective from July 1, 2002.

     The making of an election to consolidate is optional but because the existing provisions for loss transfers and other tax concessions for intra-group transactions are being repealed, if any entities in a group wish to continue to take advantage of the intra-group concessions, an election to consolidate the consolidated group will have to be made.

     A consolidatable group will consist of a "head company" and all of its wholly owned subsidiaries including trusts (provided all members are 100% wholly owned by the head company). A consequence of making an election to consolidate is that all eligible members of a consolidatable group (including wholly owned trusts) will be included in the consolidated group: it is not possible to elect to leave certain wholly owned entities outside the consolidated group. Therefore, if the consolidatable group of which the beneficiary of the trust is an eligible member were to elect to consolidate, the trust may also become part of that consolidated group.

     Membership of a consolidated group should not alter the tax treatment of the trust in normal circumstances. However, if the "head company" of the consolidated group were to default in its primary obligation to pay the combined tax liability of the consolidated group, an issue would arise as to the rights of the Commissioner of Taxation to recover the unpaid tax from each member of the consolidated group (including the trust). If each member's share of the group tax liability were to be limited to that for which they would have been liable if taxed on a stand- alone basis then there should be no adverse consequences for the trust. However, if the allocation of the group tax liability were to be made on some other basis, there could be a serious adverse impact on the trust's ability to make payments to noteholders. The Consolidation ED does not contain any tax liability allocation rules which are to be the subject of further consultation. Therefore, it is not currently possible to assess the level of risk involved in the proposed consolidation regime.

     It is not possible to make any assessment of the impact of changes to Australian tax law made after the date hereof.

THIN CAPITALIZATION

     New Thin Capitalization rules have recently been enacted. The application of the thin capitalization rules to the trust could, as enacted, have an impact on the issuer trustee, the beneficiary of the trust and other members of the consolidated group which includes the trust if an election to consolidate is made. This is because, on a consolidated basis, the issuer trustee would be considered part of the beneficiary's consolidated group for thin capitalization purposes, and if that group as a whole breached the thin capitalization rules the issuer trustee might have liability in respect of the breach. The Treasurer has announced that entities such as the trust should be excepted from the thin capitalization rules. A submission has been made to the Treasury to seek to clarify this.

     It is not possible to make any assessment of the impact of such changes to Australian taxation law made after the date hereof.

RECENT ENACTMENTS

     The new Debt/Equity rules, applicable generally from July 1, 2001, under which debt can be recharacterized as equity for tax purposes should not affect the tax deductibility of interest on the notes.

     It remains uncertain whether the new Thin Capitalisation rules, applicable generally from July 1, 2001, will operate to deny the issuer trustee tax deductions for interest on the notes. However, on the basis that the residuary beneficiary of the related trust is presently entitled to the income of that trust, any resultant tax liability will be met by the residuary beneficiary and therefore will not adversely affect the ability of the issuer trustee to pay principal and interest on the notes.

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

                  ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

     Crusade Management Limited is an Australian public company incorporated with limited liability under the Corporations Act 2001 (Cth). Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Crusade Management Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Crusade Management Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

     o the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

     o the judgment is contrary to the public policy of the relevant Australian jurisdiction;

     o the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

     o    the judgment is a penal or revenue judgment; or

     o there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

     A judgment by a court may be given in some cases only in Australian dollars. Crusade Management Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Crusade Management Limited has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent upon whom process may be served in any such action.

     All of the directors and executive officers of Crusade Management Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of Federal securities laws of the United States. Crusade Management Limited has been advised by its Australian counsel Allens Arthur Robinson, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the Federal securities laws of the United States.

                EXCHANGE CONTROLS AND LIMITATIONS

     Under temporary Australian foreign exchange controls, which may change in the future, payments by an Australian resident to, or on behalf of the following payees may only be made with Reserve Bank of Australia approval:

     o    the Government of Iraq or its agencies or nationals;

     o known supporters of the former Milosevic regime in the Republic of Yugoslavia;

     o the Government of Libya or any public authority or controlled entity of the Government of Libya;

     o the Taliban (also known as the Islamic Emirate of Afghanistan) or any undertaking owned or controlled, directly or indirectly, by the Taliban;

     o the National Union for Total Independence of Angola ("UNITA") as an organization, senior officials of UNITA or adult members of the immediate families of senior officials of UNITA; or

     o Osama bin Laden, the Al-Queda organization and certain other individuals and entities identified by the Reserve Bank of Australia as being linked to terrorism.

                              ERISA CONSIDERATIONS

     Subject to the considerations discussed in this section, the Class A notes are eligible for purchase by Benefit Plans.

     Section 406 of the Employee Retirement Income Security Act and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh Plans and entities that hold plan assets of such plans or accounts from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with the governing plan documents.

     Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears, at the time of their initial issuance that the Class A notes should be treated as debt without substantial equity features for purposes of the regulation and that the notes do not constitute equity interests in the trust for purposes of the regulation. (Although there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described above would constitute a "substantial equity feature," the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument's primary fixed obligation.) The debt characterization of the notes could change after their initial issuance if the trust incurs losses.

     However, without regard to whether the Class A notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, the manager, the note trustee, the seller, a swap provider, the redraw facility provider, the underwriters or the security trustee is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

     o Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

     o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

     o Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

     o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

     o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

     By your acquisition of a note, you shall be deemed to represent and warrant that your purchase and holding of the Class A note will not result in a non-exempt prohibited transaction under ERISA or the Code.

     Benefit Plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.

     If you are a plan fiduciary considering the purchase of any of the notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. The Class B and Class C notes are not eligible for purchase by Benefit Plans.

                 LEGAL INVESTMENT CONSIDERATIONS

     The Class A notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the Class A notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Class A notes as legal investments for you.

                              AVAILABLE INFORMATION

     Crusade Management Limited, as manager, has filed with the SEC a registration statement under the Securities Act with respect to the Class A notes offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov."

                              RATINGS OF THE NOTES

     The issuance of the Class A notes will be conditioned on obtaining a rating of AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch. The issuance of the Class B notes will be conditioned on obtaining a rating of AA by Standard & Poor's and AA by Fitch. The issuance of the Class C notes will be conditioned on obtaining a rating of A by Standard & Poor's and A+ by Fitch. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the Class A notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes and the Class C notes with respect to the Class A notes, the availability of excess interest collections after payment of interest on the notes and the trust's expenses, the mortgage insurance policies, the creditworthiness of the swap providers and the mortgage insurer and the foreign currency rating of Australia. The Commonwealth of Australia's current foreign currency long term debt rating is AA+ by Standard & Poor's, Aa2 by Moody's and AA by Fitch. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country. None of the rating agencies have been involved in the preparation of this prospectus.

                              PLAN OF DISTRIBUTION
UNDERWRITING

     Under the terms and subject to the conditions contained in the underwriting agreement among St.George Bank, the issuer trustee and the manager, the issuer trustee has agreed to sell to the underwriters, for whom J.P. Morgan Securities Inc. is acting as representative, the following respective Principal Amounts of the Class A notes:

                                                                     PRINCIPAL
                                                                     AMOUNT OF
                                                                       CLASS A
                                                                         NOTES
UNDERWRITER                                                               (US$)
-----------                                                ---------------------
J.P. Morgan Securities Inc.                                                    $
Barclays Capital Inc.                                                          $
Credit Suisse First Boston Corporation                                         $
Deutsche Banc Alex. Brown Inc.                                                 $
                                                           ---------------------
Total                                                                          $
                                                           =====================








     The underwriting agreement provides that the underwriters are obligated to purchase all of the Class A notes if any are purchased. The underwriting agreement also provides that if any underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

     The underwriters propose to offer the Class A notes initially at the public offering prices on the cover page of this prospectus and to selling group
members at the price less a concession of   % of the principal amount per note.
The underwriters and selling group members may reallow a discount not in excess
  % of the principal amount per note on sales to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.

     St.George Bank estimates that the out-of-pocket expenses for this offering
will be approximately US$              million.

     The notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

     St.George Bank and the manager have agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

     In connection with the offering of the Class A notes, the underwriters, may engage in over-allotment, stabilizing transactions and syndicate covering transactions.

     o Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.

     o Stabilizing transactions involve bids to purchase the Class A notes in the open market for the purpose of pegging, fixing or maintaining the price of the Class A notes.

     o Syndicate covering transactions involve purchases of the Class A notes in the open market after the distribution has been completed in order to cover short positions.

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

Stabilizing transactions and syndicate covering transactions may cause the price of the Class A notes to be higher than it would otherwise be in the absence of these transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

     In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with St.George Bank and its affiliates. In addition, one of the underwriters, J.P. Morgan Securities Inc., is affiliated with the currency swap provider, JPMorgan Chase Bank.

OFFERING RESTRICTIONS

THE UNITED KINGDOM

     The notes have only been offered or sold and will only be offered or sold in or from the United Kingdom: (a) to persons (i) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or (ii) to persons who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses; or (iii) otherwise in circumstances that have not resulted and will not result in an offer to the public under the Public Offers of Securities Regulations 1995 (as amended)); and
(b) in compliance with all applicable provisions of the Financial Services and Markets Act 2000 ("FISMA"), and rules and regulations made thereunder with respect to anything done in relation to the notes in, from or otherwise involving the United Kingdom. Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of FISMA) will only be communicated or caused to be communicated in circumstances when Section 21 of FISMA does not apply, including to persons exempted as investment professionals under Article 19 or to high net worth persons under Article 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended.

     Neither this prospectus nor the notes have been, or will be, available to other categories of persons in the United Kingdom and no-one falling outside such categories is entitled to rely on, and must not act on, any information in this prospectus. The transmission of this prospectus to any person in the United Kingdom other than the categories stated above is unauthorized and may contravene FISMA.

AUSTRALIA

     No offering circular, prospectus or other disclosure document in relation to any notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. The notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has severally represented and agreed that it:

     o has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the Class A notes;

     o will not, directly or indirectly, offer for issue or sale or invited applications for the issue of or for offers to purchase nor will it sell the Class A notes; and

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

     o has not distributed and will not distribute any draft, preliminary or definitive offering circular, or any advertisement or other offering material,

in Australia, its territories or possessions unless:

     o the amount payable for the Class A notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by Crusade Management Pty Limited or other person offering the notes or any associate of them) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act 2001 (Cth) and the Corporations Regulations made under the Corporations Act 2001 (Cth);

     o the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission; and

     o the Class A notes will not be acquired by an associate of Crusade Management Pty Limited (which includes associates of St.George Bank) within the meaning of section 128F of the Income Tax Assessment Act (other than in the capacity of a dealer, manager or underwriter in relation to a placement of the Class A notes) as identified on a list provided by St.George Bank, the LIST.

     o In addition, each underwriter has agreed that, in connection with the primary distribution of the Class A notes, it will not sell any Class A notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale knows, or has reasonable grounds to suspect that, as a result of such sale, such Class A notes or any interest in such Class A notes were being, or would later be acquired (directly or indirectly) by an associate of Crusade Management Pty Limited for the purposes of section 128F of the Income Tax Assessment Act.

     Each underwriter has agreed that it must offer the Class A notes for which it subscribes for sale within 30 days of the issue of those Class A notes. Such offer must only be by one of the following means (or a combination thereof):1

     o as a result of negotiations being initiated by the underwriter in electronic form on Reuters or the electronic information system made available to its subscribers by Bloomberg, L.P., specifying in such offer the name of the issuer and the price at which the Class A notes are offered for sale; or

     o by the underwriter offering those Class A notes for sale to at least 10 persons, each, an INVESTOR, each of whom must be:

     o carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the financial markets; and

     o    not known to be an associate of any of the others.

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                               GENERAL INFORMATION

AUTHORIZATION

     The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Class A notes. The issue of the Class A notes has been authorized by the resolutions of the board of directors of Perpetual Trustees Consolidated Limited passed on
             , 2002.

LITIGATION

     The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.

EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

     The Class A notes have been accepted for clearance through Euroclear and
Clearstream, Luxembourg with the CUSIP number               and ISIN .

                                  ANNOUNCEMENT

     By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

     o the Class A notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

     o in connection with the issue, DTC will confer rights in the Class A notes to the noteholders and will record the existence of those rights; and

     o as a result of the issue of the Class A notes in this manner, these rights will be created.

                                  LEGAL MATTERS

Mayer, Brown, Rowe & Maw, New York, New York, will pass upon some legal matters with respect to the Class A notes, including the material U.S. federal income tax matters, for St.George Bank and Crusade Management Limited. Allens Arthur Robinson, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the Class A notes for St.George Bank and Crusade Management Limited. Sidley Austin Brown & Wood LLP will act as United States legal counsel to the underwriters.


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                                    GLOSSARY

1936 ACT .................   see page 147.


A$ CLASS A INTEREST AMOUNT   means, for any quarterly payment date, in
                             relation to a confirmation for Class A
                             notes, the amount, in Australian dollars, which is calculated:

                             o on a daily basis at the applicable rate set out in the currency swap relating to that class of Class A notes, which shall be AUD-BBR-BBSW, as defined in the Definitions of the International Swaps and Derivatives Association, Inc., at the first day of the Interest Period ending on, but excluding, that payment date with a designated maturity of 90 days plus a margin;

                             o on the A$ Equivalent of the aggregate of the outstanding principal balances of the relevant class of Class A notes as of the first day of the Interest Period ending on, but excluding, that payment date; and

                             o on the basis of the actual number of days in that Interest Period and a year of 365 days.

                           The AUD-BBR-BBSW for the first Interest Period will be determined by linear interpolation calculated with reference to the duration of the first Interest Period.


A$ EQUIVALENT ...........  means, in relation to an amount denominated or to be denominated in US$, the amount converted to and denominated in A$ at the rate of exchange set forth in the currency swap for the exchange of United States dollars for Australian dollars.


ACCRUED INTEREST ........  means the amount equal to any interest and fees
ADJUSTMENT                 accrued on the housing loans up to, but excluding,
                           the closing date and which were unpaid as of the close of business on the closing date.

APPROVED BANK ...........  means:

                           o a bank, other than St.George Bank, which as a short-term rating of at least A-1+ from Standard & Poor's, P-1 from Moody's, and F1+ Fitch;

                           o        a bank, including St.George Bank, which



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                                    has a short-term rating of at least F1+ from
                                    Fitch, P-1 from Moody's and A-1 from
                                    Standard & Poor's, provided that the total value of deposits held by the bank in relation to a trust does not exceed twenty percent of the sum of the aggregate of the Stated Amounts of the notes; or

                               o    St.George Bank, provided that:

                                    o        St.George Bank has a short-term
                                             rating of at least F1+ from Fitch,
                                             P-1 from Moody's and A-1+ from
                                             Standard & Poor's; or

                                    o        if St.George Bank does not have a
                                             short-term rating of at least
                                             F1+ from Fitch, P-1 from
                                             Moody's and A-1+ from Standard &
                                             Poor's, the rating agencies have
                                             confirmed that the holding of a
                                             bank account by the issuer
                                             trustee with St.George Bank will
                                             not result in a downgrading of the
                                             credit rating assigned or to be
                                             assigned to the notes.


ARREARS PERCENTAGE ......  means for any month the unpaid balance of all housing loans which at the end of that month are delinquent for 60 or more consecutive days, divided by the aggregate unpaid balance of all housing loans at the end of that month.

AUTHORIZED INVESTMENTS ..  consist of the following:

                                    o        loans secured by mortgages, those
                                             mortgages, other related securities
                                             and receivable rights;

                                    o        cash on hand or at an Approved
                                             Bank;

                                    o        other receivables, receivables
                                             securities and receivable rights
                                             approved by the manager and
                                             acceptable to the issuer trustee
                                             (that acceptance not to be
                                             unreasonably withheld);

                                    o        bonds, debentures, stock or
                                             treasury bills of any government of
                                             an Australian jurisdiction;

                                    o        debentures or stock of any public
                                             statutory



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                                             body constituted under the law of
                                             any Australian jurisdiction where
                                             the repayment of the principal is
                                             secured and the interest payable on
                                             the security is guaranteed by the
                                             government of an Australian
                                             jurisdiction;

                                    o        notes or other securities of any
                                             government of an Australian
                                             jurisdiction;

                                    o        deposits with, or the acquisition
                                             of certificates of deposit, whether
                                             negotiable, convertible or
                                             otherwise, of, an Approved Bank;

                                    o        bills of exchange which at the time
                                             of acquisition have a remaining
                                             term to maturity of not more than
                                             200 days, accepted or endorsed by
                                             an Approved Bank;

                                    o        securities which are
                                             "mortgage-backed securities" within
                                             the meaning of both the Duties Act,
                                             1997 of New South Wales and the
                                             Duties Act, 2000 of Victoria;

                                    o        any other assets of a class of
                                             assets that are both:

                                            o          included within the
                                                       definition of pool of
                                                       mortgages under the
                                                       Duties Act of 1997 of New
                                                       South Wales, and

                                            o          included within the
                                                       definition of pool of
                                                       mortgages under the
                                                       Duties Act of 2000 of
                                                       Victoria.

                                    As used in this definition, expressions will be construed and, if necessary, read down so that the notes in relation to the trust constitute "mortgage-backed securities" for the purposes of both the Duties Act, 1997 of New South Wales and the Duties Act, 2000 of Victoria.

                                    Each of the investments in the bullet points outlined above (other than the first and third bullet points above) must have a long term rating of AAA or a short term rating of A-1+, as the case may be, from Standard & Poor's, a long term rating of Aaa or a short term rating of P-1, as the case may be, from Moody's and a long term rating of AAA or a short term rating of F1+, as the case may be, from Fitch.




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

                                    Each of the investments (other than the
                                    first and third bullet points above) must mature no later than the next quarterly payment date following its acquisition. Each investment must be denominated in Australian dollars. Each investment must be of a type which does not adversely affect the risk weighting expected to be attributed to the notes by the Bank of England and must be held by, or in the name of, the issuer trustee or its nominee.


AVAILABLE INCOME .................  see page 73.


BENEFIT PLAN......................  means a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, Keogh Plans and entities that hold plan assets of such plans or accounts.


CARRYOVER CLASS A CHARGE OFFS ....  means, on any quarterly Determination Date in relation to a Class A note, the aggregate of Class A Charge Offs in relation to that Class A note prior to that quarterly Determination Date which have not been reinstated as described in this prospectus.


CARRYOVER CLASS B CHARGE OFFS ....  means, on any quarterly Determination Date in relation to a Class B note, the aggregate of Class B Charge Offs in relation to that Class B note prior to that quarterly Determination Date which have not been reinstated as described in this prospectus.


CARRYOVER CLASS C CHARGE OFFS ....  means, on any quarterly Determination Date in relation to a Class C note, the aggregate of Class C Charge Offs in relation to that Class C note prior to that quarterly Determination Date which have not been reinstated as described in this prospectus.

CARRYOVER PRINCIPAL CHARGE OFFS ..  means at any date the aggregate of Carryover
                                    Class A Charge Offs, Carryover Class B
                                    Charge Offs, Carryover Class C Charge Offs and Carryover Redraw Charge Offs at that date.


CARRYOVER REDRAW CHARGE OFFS .....  means, on any quarterly Determination Date in relation to the redraw facility, the
                                    aggregate of Redraw Charge Offs prior to that quarterly Determination Date which have not been reinstated as described in this prospectus.

CLASS A CHARGE OFF ...............  means a Principal Charge Off allocated against the Class A notes.


CLASS B CHARGE OFF ...............  means a Principal Charge Off allocated against the Class B notes.


CLASS C CHARGE OFF ...............  means a Principal Charge Off allocated against the


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                                     Class C notes.


CLASS A PRINCIPAL DISTRIBUTION       means, on any payment date, an amount equal
   AMOUNT ........................   to the lesser of:

                                            (a)   the Principal Collections
                                                  remaining for
                                                  distribution; and

                                            (b)   the greater of:

                                                 (i)   the A$ Equivalent of the
                                                       outstanding principal
                                                       balance of the Class A
                                                       notes at the beginning of
                                                       the related collection
                                                       period minus the product
                                                       of:

                                                     (A)   95.40%; and

                                                     (B)   the aggregate
                                                           principal balance of
                                                           the housing loans as
                                                           of the last day of
                                                           the related
                                                           collection period;
                                                           and

                                                 (ii)  zero.

CLASS B PRINCIPAL DISTRIBUTION    means, on any payment date, an amount equal to
   AMOUNT.......................  the lesser of:

                                      (a)   the Principal Collections
                                            remaining for distribution after
                                            payment of the Class A Principal
                                            Distribution Amount; and

                                       (b)  the greater of:

                                            (i)   the outstanding principal
                                                  balance of the Class A
                                                  notes (after taking into
                                                  account the payment of
                                                  the Class A Principal
                                                  Distribution Amount on
                                                  such payment date) plus
                                                  the outstanding principal
                                                  balance of the Class B
                                                  notes at the beginning of
                                                  the related collection
                                                  period minus the product
                                                  of:

                                                 (A)  98.64% and

                                                 (B)  the aggregate principal
                                                      balance of the housing
                                                      loans as of the last day
                                                      of the related
                                                      collection period; and

                                             (ii) zero.


CLASS C PRINCIPAL DISTRIBUTION   means, on any payment date, an
   AMOUNT......................  amount equal to the lesser of:

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                                        (a)   the Principal Collections
                                              remaining for
                                              distribution after
                                              payment of the Class A
                                              Principal Distribution
                                              Amount and the Class B
                                              Principal Distribution
                                              Amount; and

                                        (b)   the greater of:

                                             (i)   the outstanding principal
                                                   balance of the Class A
                                                   notes (after taking into
                                                   account the payment of
                                                   the Class A Principal
                                                   Distribution Amount on
                                                   such payment date) plus
                                                   the outstanding principal
                                                   balance of the Class B
                                                   notes (after taking into
                                                   account the payment of
                                                   the Class B Principal
                                                   Distribution Amount on
                                                   such payment date) plus
                                                   the outstanding principal
                                                   balance of the Class C
                                                   notes at the beginning of
                                                   the related collection
                                                   period minus the product
                                                   of:

                                                   (A)  100.00% and

                                                   (B)  the aggregate principal
                                                        balance of the housing
                                                        loans as of the last day
                                                        of the related
                                                        collection period; and

                                             (ii) zero.


CONSUMER CREDIT LEGISLATION ........      means any legislation relating to
                                          consumer credit, including the Credit
                                          Act of any Australian jurisdiction,
                                          the Consumer Credit Code (NSW) 1996
                                          and any other equivalent legislation
                                          of any Australian jurisdiction.

DEFAULT.............................      means a failure by the issuer trustee
                                          to comply with:

                                            o     an obligation which is
                                                  expressly imposed on it
                                                  by the terms of a
                                                  transaction document; or

                                            o     a written direction given
                                                  by the manager in
                                                  accordance with a
                                                  transaction document and
                                                  in terms which are
                                                  consistent with the
                                                  requirements of the
                                                  transaction documents in
                                                  circumstances where the
                                                  transaction documents
                                                  require or contemplate
                                                  that the issuer trustee
                                                  will comply with that
                                                  direction;

                                          in each case within any period of
                                          time specified in, or contemplated
                                          by, the relevant transaction

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

                                          document for such compliance.
                                          However, it will not be a Default if
                                          the issuer trustee does not comply
                                          with an obligation or direction
                                          where the note trustee or the
                                          security trustee directs the issuer
                                          trustee not to comply with that
                                          obligation or direction.


DETERMINATION DATE ................  means a monthly Determination Date or a quarterly Determination Date (as relevant).


EXCESS AVAILABLE INCOME ...........  see page 78.


EXTRAORDINARY RESOLUTION ..........  means a resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting
                                     Mortgagees present in person or by proxy or a written resolution signed by all of the Voting Mortgagees.

FINANCE CHARGE COLLECTIONS .......   see page 73.


FINANCE CHARGE LOSS ...............  means, with respect to any housing loan,
                                     Liquidation Losses which are
                                     attributable to interest, fees and
                                     expenses in relation to the housing
                                     loan.


INITIAL PRINCIPAL AMOUNT ..........  means the Principal Amount of the note on its issue date.


INSOLVENCY EVENT ..................  means with respect to the issuer trustee, in its personal capacity and as trustee of the trust, the manager, the servicer, St.George Bank or the custodian, the happening of any of the following events:

                                        o   except for the purpose of a
                                            solvent reconstruction or
                                            amalgamation:

                                           o      an application or an order is
                                                  made, proceedings are
                                                  commenced, a resolution is
                                                  passed or proposed in a notice
                                                  of proceedings or an
                                                  application to a court or
                                                  other steps, other than
                                                  frivolous or vexatious
                                                  applications, proceedings,
                                                  notices and steps, are taken
                                                  for:

                                                  o    the winding up,
                                                       dissolution or
                                                       administration of the
                                                       relevant corporation; or

                                                  o     the relevant corporation
                                                        to enter into an
                                                        arrangement, compromise
                                                        or composition with or
                                                        assignment

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


                                                        for the benefit of its
                                                        creditors or a class of
                                                        them;

                                      o   and is not dismissed, ceased or
                                          withdrawn within 15 business days;

                                o      the relevant corporation ceases,
                                       suspends or threatens to cease or
                                       suspend the conduct of all or
                                       substantially all of its business or
                                       disposes of or threatens to dispose of
                                       substantially all of its assets;

                               o       the relevant corporation is,
                                       or under applicable
                                       legislation is taken to be,
                                       unable to pay its debts, other
                                       than as the result of a
                                       failure to pay a debt or claim
                                       the subject of a good faith
                                       dispute, or stops or suspends
                                       or threatens to stop or
                                       suspend payment of all or a
                                       class of its debts, except, in
                                       the case of the issuer trustee
                                       where this occurs in relation
                                       to another trust of which it
                                       is the trustee;

                               o       a receiver, receiver and
                                       manager or administrator is
                                       appointed, by the relevant
                                       corporation or by any other
                                       person, to all or
                                       substantially all of the
                                       assets and undertaking of the
                                       relevant corporation or any
                                       part thereof, except, in the
                                       case of the issuer trustee
                                       where this occurs in relation
                                       to another trust of which it
                                       is the trustee; or

                               o       anything analogous to an event
                                       referred to in the four
                                       preceding paragraphs or having
                                       a substantially similar effect
                                       occurs with respect to the
                                       relevant corporation.


   INTEREST PERIOD ..........  in relation to a quarterly payment date, means the period from and including the preceding quarterly payment date to but excluding the applicable quarterly payment date. However, the first and last interest periods are as follows:

                               o       first: the period from and including
                                       the closing date to but excluding the
                                       first quarterly payment date;

                               o       last: if the notes are fully retired
                                       upon redemption in full, the period
                                       from and including the quarterly
                                       payment date
                                       preceding the date on which the
                                       notes are redeemed in full to but
                                       excluding the day on which the
                                       notes are redeemed in full. If the
                                       notes are not fully retired upon
                                       redemption in full and payment of
                                       principal is improperly refused, the
                                       last interest period will end on the
                                       date on which the note trustee or
                                       principal paying agent receives the
                                       moneys in respect of the notes and
                                       notifies the holders of that receipt
                                       or the date on which the outstanding
                                       principal balance of the note, less
                                       charge offs, has been reduced to zero;
                                       provided that interest on that note
                                       shall thereafter begin to accrue from
                                       and including any date on which the
                                       outstanding principal balance of that
                                       note, less charge offs, becomes
                                       greater than zero.


ISSUER TRUSTEE'S DEFAULT ...... means:

                                  o       an Insolvency Event has occurred and
                                          is continuing in relation to the
                                          issuer trustee in its personal
                                          capacity;

                                  o any action is taken in relation to the issuer trustee in its personal capacity which causes the rating of any notes to be downgraded or withdrawn;

                                  o the issuer trustee, or any employee or officer of the issuer trustee, breaches any obligation or duty imposed on the issuer trustee under any transaction document in relation to the trust where the manager reasonably believes it may have a Material Adverse Effect and the issuer trustee fails or neglects after 30 days' notice from the manager to remedy that breach;

                                  o       the issuer trustee merges or
                                          consolidates with another entity
                                          without ensuring that the resulting
                                          merged or consolidated entity assumes
                                          the issuer trustee's obligations under
                                          the transaction documents; or

                                  o there is a change in effective control of the issuer trustee from that existing on the date of the master trust deed to a competitor unless approved by the manager. A competitor is a bank or financial institution

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

                                          that carries on certain businesses
                                          that are the same as, or substantially
                                          similar to or in competition with, a
                                          business conducted by the seller.


LIBOR ......................   means:

                                  o    the rate applicable to any Interest
                                       Period for three-month deposits in
                                       U.S. dollars which appears on the
                                       Telerate Page 3750 as of 11:00 a.m.,
                                       London time, on the Determination
                                       Date; or

                                  o    if such rate does not appear on the
                                       Telerate Page 3750, the rate for that
                                       Interest Period will be determined as
                                       if the issuer trustee and calculation
                                       agent had specified
                                       "USD-LIBOR-Reference Banks" as the
                                       applicable Floating Rate Option under
                                       the Definitions of the International
                                       Swaps and Derivatives Association,
                                       Inc.

                            The rate for the first Interest Period will be determined by linear interpolation calculated with reference to the duration of the first Interest Period.


LIQUIDATION LOSSES........  means, with respect to any housing loan for a collection period, the amount, if any, by which the Unpaid Balance of a liquidated housing loan, together with the enforcement expenses relating to the housing loan, exceeds all amounts recovered from the enforcement of the housing loan and the related mortgage, excluding proceeds of a mortgage insurance policy.


LIQUIDITY SHORTFALL ......  means, for any Determination Date, the excess of the
                            Payment Shortfall over the amount available for a principal draw.


LMI POLICY ...............  see page 60.

LVR ......................  means in relation to a housing loan, the outstanding amount of that housing loan, plus any other amount secured by any mortgage for that housing loan or related housing loans, at the date of determination divided by the aggregate value (determined at the time the relevant mortgage was granted) of the property subject to the related mortgage for that housing loan, expressed as a percentage.


MANAGER'S DEFAULT ........  means:

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

                                    o     the manager fails to make any payment
                                          required by it within the time period
                                          specified in a transaction document,
                                          and that failure is not remedied
                                          within 10 business days of receipt
                                          from the issuer trustee of notice of
                                          that failure;

                                    o     an Insolvency Event has occurred and
                                          is continuing in relation to the
                                          manager;

                                    o     the manager breaches any obligation or
                                          duty imposed on the manager under the
                                          master trust deed, any other
                                          transaction document or any other
                                          deed, agreement or arrangement entered
                                          into by the manager under the master
                                          trust deed in relation to the trust,
                                          the issuer trustee reasonably believes
                                          that such breach has a Material
                                          Adverse Effect and the breach is not
                                          remedied within 30 days' notice being
                                          given by the issuer trustee to the
                                          manager, except in the case of
                                          reliance by the manager on the
                                          information provided by, or action
                                          taken by, the servicer, or if the
                                          manager has not received information
                                          from the servicer which the manager
                                          requires to comply with the obligation
                                          or duty; or

                                    o     a representation, warranty or
                                          statement by or on behalf of the
                                          manager in a transaction document or a
                                          document provided under or in
                                          connection with a transaction document
                                          is not true in a material respect or
                                          is misleading when repeated and is not
                                          remedied to the issuer trustee's
                                          reasonable satisfaction within 90 days
                                          after notice from the issuer trustee
                                          where, as determined by the issuer
                                          trustee, it has a Material Adverse
                                          Effect.

                                    o     a representation, warranty or
                                          statement by or on behalf of the
                                          manager in a transaction document or a
                                          document provided under or in
                                          connection with a transaction document
                                          is not true in a material respect or
                                          is misleading when repeated and is not
                                          remedied to the issuer trustee's
                                          reasonable satisfaction within 90 days
                                          after notice from the issuer trustee
                                          where, as determined by the issuer
                                          trustee, it has a Material Adverse

                                          Effect.


MATERIAL ADVERSE EFFECT ... means an event which will materially and adversely affect the amount or the timing of a payment to a noteholder.

MORTGAGE SHORTFALL ........ see page 85.


MORTGAGEES ................ see page 108.

NOTEHOLDER MORTGAGEES ..... means the Class B noteholders, the Class C noteholders and the note trustee, on behalf of the Class A noteholders.

ONE MONTH BANK BILL RATE .. on any date means the rate:

                                    o     calculated by taking the simple
                                          average of the rates quoted on the
                                          Reuters Screen BBSW Page at
                                          approximately 10:00 a.m., Sydney time,
                                          on each of that date and the preceding
                                          two business days for each BBSW
                                          Reference Bank so quoting, but not
                                          fewer than five, as being the mean
                                          buying and selling rate for a bill,
                                          which for the purpose of this
                                          definition means a bill of exchange of
                                          the type specified for the purpose of
                                          quoting on the Reuters Screen BBSW
                                          Page, having a tenor of 30 days;

                                    o     eliminating the highest and lowest
                                          mean rates;

                                    o     taking the average of the remaining
                                          mean rates; and

                                    o     if necessary, rounding the resultant
                                          figure upwards to four decimal places.

                              If on any day fewer than five BBSW Reference Banks have quoted rates on the Reuters Screen BBSW Page, the rate for that day shall be calculated as above by taking the rates otherwise quoted by five of the BBSW Reference Banks on application by the parties for such a bill of the same tenor. If in respect of any day the rate for that day cannot be determined in accordance with the foregoing procedures, then the rate for that day shall mean such rate as is agreed between the manager and the issuer trustee with regard to comparable indices then available, except that, on the first reset date, as defined in the redraw facility, of any draw under the redraw facility and the two business days preceding that reset date the One

                            Month Bank Bill Rate shall be an interpolated rate calculated with reference to the tenor of the relevant period from that reset date to, but not including, the next reset date.


OPTIONAL REDEMPTION DATE .. see page 77 .


PAYMENT SHORTFALL ......... means, for any Determination Date, the excess of
                            Total Payments over Available Income.


PRINCIPAL AMOUNT .......... means, on a Determination Date in relation to a note, the Initial Principal Amount of that note minus the aggregate of repayments of principal made in respect of the note on or before that Determination Date.


PRINCIPAL CHARGE OFF ...... means, with respect to a collection period, the aggregate amount of Mortgage Shortfalls for that collection period.


PRINCIPAL COLLECTIONS ..... see page79.


PRINCIPAL LOSS ............ for a collection period means, with respect to any housing loan, Liquidation Losses which are attributable to principal in relation to the housing loan.


REDRAW CHARGE OFF ......... means a Principal Charge Off allocated against the
                            Redraw Principal Outstanding.

REDRAW PRINCIPAL            means, at any time, the total Principal Amount of
OUTSTANDING................ all outstanding redraw advances at that time, less the Carryover Redraw Charge Offs at that time.


REDRAW RETENTION AMOUNT ... means, for any quarterly collection period, the amount determined by the manager on the preceding quarterly Determination Date, as described in "Description of the Class A Notes Redraws", on page 83.

REDRAW SHORTFALL .......... means the amount by which Principal Collections and the available Redraw Retention Amount are insufficient to fund redraws.

SECURED MONEYS ............ means all money which the issuer trustee is or at any time may become actually or contingently liable to pay to or for the account of any Mortgagee for any reason whatever under or in connection with a transaction document.

SERVICER TRANSFER EVENTS .. see page 122.

SPECIFIC INSURANCE POLICY . see page 56.


SPECIFIC INSURER .......... see page 56.

STATED AMOUNT ............. means for any note on a quarterly payment date:

                               o     the initial outstanding principal
                                     balance of the note; less;

                               o     the aggregate of all principal
                                     payments previously made on the note;
                                     less

                               o     any carryover charge offs on the note;
                                     less

                               o     principal to be paid on the note on
                                     the next quarterly payment date; less

                               o     Principal Charge Offs to be applied
                                     against the note on the next quarterly
                                     payment date; plus

                               o     any Excess Available Income to be
                                     applied to reinstating any carryover
                                     charge offs on the note.


STEPDOWN DATE ............  means the payment date occurring in August 2005.

TERMINATION DATE .......... with respect to the trust shall be the earlier to occur of:

                                o    the date which is 80 years after the
                                     date of creation of the trust;

                                o    the termination of the trust under
                                     statute or general law;

                                o    full and final enforcement by the
                                     security trustee of its rights under
                                     the security trust deed after the
                                     occurrence of an event of default
                                     under the security trust deed; or

                                o    at any time after all creditors of the
                                     trust have been repaid in full, the
                                     business day immediately following
                                     that date.


THREE MONTH BANK BILL RATE . on any date means the rate:

                                 o   calculated by taking the simple
                                     average of the rates quoted on the
                                     Reuters Screen BBSW Page at
                                     approximately 10:00 a.m., Sydney time,
                                     on each of that date and the preceding
                                     two business days for each BBSW
                                     Reference Bank so quoting, but not
                                     fewer than five, as being the mean
                                     buying and selling rate for a bill,
                                     which for the
                                     purpose of this definition means a
                                     bill of exchange of the type specified
                                     for the purpose of quoting on the
                                     Reuters Screen BBSW Page, having tenor
                                     of 90 days;

                                 o   eliminating the highest and lowest
                                     mean rates;

                                 o   taking the average of the remaining
                                     mean rates; and

                                 o   if necessary, rounding the resultant
                                     figure upwards to four decimal places.

                                 If on any of the days fewer than five BBSW
                                 Reference Banks have quoted rates on the Reuters Screen BBSW Page, the rate for that date shall be calculated as above by taking the rates otherwise quoted by five of the BBSW Reference Banks on application by the parties for such a bill of the same tenor. If in respect of any day the rate for that date cannot be determined in accordance with the foregoing procedures, then the rate for that day shall mean such rate as is agreed between the manager and St.George Bank having regard to comparable indices then available.

                                 The Three Month Bank Bill Rate for the first
                                 Interest Period will be determined by linear interpolation calculated with reference to the duration of the first Interest Period.


TITLE PERFECTION EVENT........   means any of the following:

                                    o    the seller ceases to have a long
                                         term credit rating of at least
                                         BBB from Fitch, Baa2 from
                                         Moody's, or BBB from Standard &
                                         Poor's;

                                    o    an Insolvency Event occurs with
                                         respect to the seller;

                                    o    St.George Bank fails to transfer
                                         collections to the issuer
                                         trustee within the time required
                                         under the servicing agreement;

                                    o    if the seller is also the
                                         servicer, a Servicer Transfer
                                         Event occurs;

                                    o    if the seller is also the redraw
                                         facility
                                         provider, a breach of its
                                         obligations, undertakings or
                                         representations under the redraw
                                         facility if such breach will
                                         have a Material Adverse Effect;
                                         or

                                    o    the seller breaches any
                                         representation, warranty,
                                         covenant or undertaking in any
                                         transaction document which is
                                         not remedied within thirty days
                                         of the earlier of the seller
                                         becoming aware of or receiving
                                         notice of the breach.


TOTAL AVAILABLE FUNDS .................  means the sum of Available  Income and principal draws.


TOTAL PAYMENTS ........................  means all amounts payable by the issuer trustee on a payment date, as described
                                         on page 75.


TRIGGER EVENT .........................  exists on a payment date if:

                                        (a)   both:

                                            (i)   the average of the Arrears
                                                  Percentages for the 12 months
                                                  preceding that payment date
                                                  (or, where that payment date
                                                  occurs within 12 months of the
                                                  closing date, the period
                                                  commencing on the closing date
                                                  and ending on that payment
                                                  date) exceeds 4%; and

                                            (ii)  cumulative Mortgage Shortfalls
                                                  up to and including that
                                                  payment date exceed 10% of the
                                                  aggregate initial principal
                                                  amounts of the Class B notes
                                                  and the Class C notes; or

                                        (b)   the issuer trustee does not
                                              exercise its option to redeem
                                              all notes outstanding where
                                              the total Stated Amount of all
                                              notes is equal to or less than
                                              10% of the aggregate of the
                                              initial principal amount of
                                              all notes.

TRUST EXPENSES .......................  see page 77.

UNPAID BALANCE........................  means the unpaid Principal Amount of the housing loan plus the unpaid amount of
                                        all finance charges, interest payments
                                        and other amounts accrued on or payable
                                        under or in connection with the housing
                                        loan or the related mortgage.

USD-LIBOR-REFERENCE BANKS............   means that the rate for an Interest
                                        Period will be determined on the basis
                                        of the rates at which deposits in U.S.
                                        dollars are offered by the reference
                                        banks--being four major banks in the
                                        London interbank
                                        market agreed to by the calculation
                                        agent and the currency swap provider--at approximately 11:00 a.m., London time, on the quarterly Determination Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Interest Period and in a Representative
                                        Amount, as defined in the Definitions of the International Swaps and Derivatives
                                        Association, Inc. The calculation agent
                                        will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent and the currency swap provider, at approximately
                                        11:00 a.m., New York City time, on that
                                        quarterly Determination Date for loans
                                        in U.S. dollars to leading European
                                        banks for a period of three months
                                        commencing on the first day of the
                                        Interest Period and in a Representative
                                        Amount. If no such rates are available
                                        in New York City, then the rate for such Interest Period shall be the most recently determined rate in accordance with this paragraph.

                                        The rate for the first Interest Period
                                        will be determined by linear
                                        interpolation calculated with reference
                                        to the duration of the first Interest
                                        Period.


VOTING MORTGAGEES....................   see page 110.

               CRUSADE GLOBAL TRUST NO. 1 OF 2002


                       [GRAPHIC OMITTED]














     Until [*], 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions:

SEC Registration Fee............................................$  80,960
Printing and Engraving..........................................$  75,000
Legal Fees and Expenses.........................................$ 350,000
Trustee Fees and Expenses.......................................$  50,000
Rating Agency Fees..............................................$ 290,000
Accounting Fees & Expenses......................................$  50,000
Miscellaneous...................................................$  30,000
                                                                ---------
         Total..................................................$ 925,960
                                                                =========


* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the Notes.

ITEM 33.                                                        RECENT SALES OF
                                                                UNREGISTERED
                                                                SECURITIES.

         The following information relates to securities of the registrant issued or sold by the registrant, or for which it has acted as trust manager with respect to, that were not registered under the Securities Act:

         1. The registrant was incorporated on February 2, 1996. Five fully paid shares of A$1.00 each were allotted to St.George Bank on February 21, 1996.

         2.       The registrant acted as manager with respect to the following:


-----------------------------------------------------------------------------------------------------------------------------------
                                                                  CRUSADE           CRUSADE           CRUSADE           CRUSADE
                             CRUSADE            CRUSADE            TRUST             GLOBAL            GLOBAL            GLOBAL
                            EUROTRUST          EUROTRUST          NO 1A OF        TRUST NO. 1       TRUST NO. 1       TRUST NO. 2
                          NO 1 OF 1998       NO 2 OF 1998           2000            OF 1999           OF 2001           OF 2001
-----------------------------------------------------------------------------------------------------------------------------------
DATE                        March 19,         September 29,      March 31,       September 23,      February 28,     September 13,
                              1998                1998             2000              1999              2001               2001
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                  CRUSADE           CRUSADE           CRUSADE           CRUSADE
                             CRUSADE            CRUSADE            TRUST             GLOBAL            GLOBAL            GLOBAL
                            EUROTRUST          EUROTRUST          NO 1A OF        TRUST NO. 1       TRUST NO. 1       TRUST NO. 2
                          NO 1 OF 1998       NO 2 OF 1998           2000            OF 1999           OF 2001           OF 2001
-----------------------------------------------------------------------------------------------------------------------------------
DATE                        March 19,         September 29,      March 31,       September 23,      February 28,     September 13,
                              1998                1998             2000              1999              2001               2001
-----------------------------------------------------------------------------------------------------------------------------------
AMOUNT                  USD$500            USD$325            AUD$600           AUD$9.5           AUD$238.1         AUD$40.8
                        million            million            million           million           million           million
-----------------------------------------------------------------------------------------------------------------------------------
TYPE                    Mortgage           Mortgage           Mortgage          Mortgage          Mortgage          Mortgage
                        Backed             Backed             Backed            Backed            Backed            Backed
                        Floating Rate      Floating Rate      Fixed &           Floating          Floating          Floating
                        Notes              Notes              Floating          Rate Notes        Rate Notes        Rate Notes
                                                              Rate Notes
-----------------------------------------------------------------------------------------------------------------------------------
                        Class A            Class A            Tranche           Class B           Class A-3         Class B
                        Notes              Notes              TIF:              Notes             Notes             Notes
                        US$496m            US$314m            A$345m            A$9.5m            A$200m            A$37.5m
                        Class B            Class B            Tranche 2:                          Class B           Class C
                        Notes              Notes              A$255m                              Notes             Notes
                        US$4m              US$11m                                                 A$33.6m           A$3.2m
                                                                                                  Class C
                                                                                                  Notes
                                                                                                  A$4.5m
-----------------------------------------------------------------------------------------------------------------------------------
EXEMPTION               100%               100%               100%              Class A-1,        Class A-1         Class A
FROM                    European           European           domestic          Class A-2         and Class         Notes were
REGISTRATION            issue, not         issue, not         issue, not        and Class         A-2 Notes         registered in
                        offered in the     offered in the     offered in        A-3 Notes         were              USA, Class
                        USA.               USA.               the USA.          were              registered in     B and Class
                                                                                registered in     USA, Class        C Notes
                                                                                USA, Class        A-3, Class        were
                                                                                B Notes           B and Class       domestic
                                                                                were              C Notes           issue, not
                                                                                domestic          were              offered in
                                                                                issue, not        domestic          the USA.
                                                                                offered in        issue, not
                                                                                the USA.          offered in
                                                                                                  the USA.
-----------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL               Deutsche           Deutsche           Deutsche          Credit            Credit            Credit
UNDERWRITERS            Morgan             Bank               Bank AG,          Suisse First      Suisse First      Suisse First
                        Grenfell           BT Alex            Sydney            Boston            Boston            Boston
                        BT Alex            Brown              Branch            Corporation       Corporation       Corporation
                        Brown              International      St.George                           St.George         St.George
                        International      Warburg            Bank                                Bank              Bank
                        UBS Limited        Dillon Read        Limited                             Limited           Limited

UNDERWRITING            USD                USD                AUD               AUD               AUD               AUD
FEES                    $741,000           $619,000           $900,000          $14,250           $357,150          $67,295
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                  CRUSADE           CRUSADE           CRUSADE           CRUSADE
                             CRUSADE            CRUSADE            TRUST             GLOBAL            GLOBAL            GLOBAL
                            EUROTRUST          EUROTRUST          NO 1A OF        TRUST NO. 1       TRUST NO. 1       TRUST NO. 2
                          NO 1 OF 1998       NO 2 OF 1998           2000            OF 1999           OF 2001           OF 2001
-----------------------------------------------------------------------------------------------------------------------------------
DATE                        March 19,         September 29,      March 31,       September 23,      February 28,     September 13,
                              1998                1998             2000              1999              2001               2001
-----------------------------------------------------------------------------------------------------------------------------------
OFFERING PRICE          Class A:           Class A:           Tranche           BBSW + 75         Class A-3:        Class B:
                        LIBOR + 18         LIBOR + 20         TIF:              basis points      BBSW + 40         BBSW + 48
                        basis points       basis points       7.265%                              basis points      basis points
                        Class B:           Class B:           Tranche T2:                         Class B:          Class C:
                        LIBOR + 30         LIBOR + 45         BBSW +                              BBSW + 50         BBSW + 70
                        basis points       basis points       44bps                               basis points      basis points
                                                                                                  Class C:
                                                                                                  BBSW + 82
                                                                                                  basis points
-----------------------------------------------------------------------------------------------------------------------------------
WEIGHTED                3.5 years          3.6 years          Tranche           7.139 years       Class A-3:        Class B:
AVERAGE LIFE TO                                               TIF:                                7.139 years       5.38 years
CALL                                                          2.5 years                           Class B:          Class C:
                                                              Tranche T2:                         5.281 years       5.38 years
                                                              6.5 years                           Class C:
                                                                                                  5.266 years
-----------------------------------------------------------------------------------------------------------------------------------

ITEM 34.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Part 22 of the Articles of Association of the registrant:

         (a) Every person who is or has been a director, secretary or executive officer of the registrant and its related bodies corporate may, if the directors so determine, be indemnified, to the maximum extent permitted by law, out of the property of the registrant against any liabilities for costs and expenses incurred by that person:

                  (i) in defending any proceedings relating to that person's position with the registrant, whether civil or criminal, in which judgment is given in that person's favor or in which that person is acquitted or which are withdrawn before judgment; or;

                  (ii) in connection with any administrative proceeding relating to that person's position with the registrant, except proceedings which give rise to civil or criminal proceedings against that person in which judgment is not given in that person's favor or in which that person is not acquitted or which arises out of conduct involving a lack of good faith; or

                  (iii) in connection with any application in relation to any proceedings relating to that person's position with the registrant, whether civil or criminal, in which relief is granted to that person under the Corporations Law by the court.

         (b) Ever person who is or has been a director, secretary or executive officer of the registrant and its related bodies corporate may, if the directors so determine, be indemnified, to the maximum extent permitted by law, out of the property of the registrant against any liability of another person (other than the registrant or its related bodies corporate) as such an officer unless the liability arises out of conduct involving a lack of good faith.

ITEM 36. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     1.1       Form of Underwriting Agreement.*
     3.1       Memorandum of Association of the Registrant.*
     3.2       Articles of Association of the Registrant.*
     4.1       Master Trust Deed.*
     4.2       Form of the Supplementary Terms Notice.*
     4.3       Form of the Security Trust Deed.*
     4.4       Form of the Note Trust Deed.*
     4.5       Form of Agency Agreement.*
     5.1       Opinion of Mayer, Brown, Rowe & Maw as to legality of the Notes.*
     8.1 Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (included in Exhibit 5.1 hereof).*
     8.2       Opinion of Allens Arthur Robinson as to certain tax matters.*
    10.1       The Servicing Agreement.*
    10.2       Form of the Redraw Facility Agreement.*
    10.3       Form of the Basis Swap.*
    10.4       Form of the Fixed-Floating Rate Swap.*
    10.5       Form of the Cross Currency Swap.*
    10.6       Form of Seller Loan Agreement.*
    10.7       The Custodian Agreement.*
    23.1 Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1 hereof).*
    23.2 Consent of Allens Arthur Robinson (included in Exhibit 8.2 hereof).*
    24.1       Power of Attorney.*
    25.1       Statement of Eligibility of Note Trustee.*
    99.1 Opinion of Allens Arthur Robinson as to Enforceability of U.S. Judgments under Australian Law.*


*   Previously filed.

ITEM 37. UNDERTAKINGS.

        The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        For the purposes of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York U.S.A. on the 28th day of February 2002.


                                         Crusade Management Limited


                                         By:    /s/ Diane Citron
                                                ------------------------
                                         Name:  Diane Citron
                                         Title: Attorney-in-fact
                                                pursuant to Power of Attorney
                                                dated January 30, 2002

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                     TITLE                                 DATE
              ---------                                     -----                                 ----
     /s/ Diane Citron                            Principal Executive Officer              February 28, 2002
     -----------------------------------------
Gregory Michael Bartlett

     /s/ Diane Citron                            Principal Financial Officer              February 28, 2002
     -----------------------------------------
Steven George McKerihan

     /s/ Diane Citron                            Principal Accounting Officer             February 28, 2002
     -----------------------------------------
Steven George McKerihan

     /s/ Diane Citron                            Director                                 February 28, 2002
     -----------------------------------------
Gregory Michael Bartlett

     /s/ Diane Citron                            Director                                 February 28, 2002
     -----------------------------------------
Steven George McKerihan

     /s/ Diane Citron                            Director                                 February 28, 2002
     -----------------------------------------
William Harold Ott


By: /s/ Diane Citron
     Attorney-in-fact
     pursuant to Power of Attorney
     dated January 30, 2002

                    SIGNATURE OF AGENT FOR SERVICE OF PROCESS


     Pursuant to the requirements of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to the Pre-Effective Amendment No. 2 to the Registration Statement and signs this Registration Statement solely in such capacity.



                                                 /s/ Stefania Rocco
                                                 --------------------------
                                      Name:      Stefania Rocco
                                      Address:   CT Corporation System
                                                 111 Eighth Avenue
                                                 13th Floor
                                                 New York, New York 10011
                                      Telephone: (212) 590-9100

                                 EXHIBITS INDEX



                                                                                              SEQUENTIAL
EXHIBIT                                                                                          PAGE
  NO.                      DESCRIPTION OF EXHIBIT                                               NUMBER
  ---                      ----------------------                                               ------
     1.1       Form of Underwriting Agreement.*
     3.1       Memorandum of Association of the Registrant.*
     3.2       Articles of Association of the Registrant.*
     4.1       Master Trust Deed.*
     4.2       Form of the Supplementary Terms Notice.*
     4.3       Form of the Security Trust Deed.*
     4.4       Form of the Note Trust Deed.*
     4.5       Form of Agency Agreement.*
     5.1       Opinion of Mayer, Brown, Rowe & Maw as to legality of the Notes.*
     8.1       Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (included in Exhibit 5.1 hereof).*
     8.2       Opinion of Allens Arthur Robinson as to certain tax matters.*
    10.1       The Servicing Agreement.*
    10.2       Form of the Redraw Facility Agreement.*
    10.3       Form of the Basis Swap.*
    10.4       Form of the Fixed-Floating Rate Swap.*
    10.5       Form of the Cross Currency Swap.*
    10.6       Form of Seller Loan Agreement.*
    10.7       The Custodian Agreement.*
    23.1       Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1 hereof).*
    23.2       Consent of Allens Arthur Robinson (included in Exhibit 8.2 hereof).*
    24.1       Power of Attorney.*
    25.1       Statement of Eligibility of Note Trustee.*
    99.1       Opinion of Allens Arthur Robinson as to Enforceability of U.S.
               Judgments under Australian Law.*


*         Previously filed.